UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Amendment No. 1

VYCOR MEDICAL, INC.

(Name of small business issuer in its charter)

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-149782	20-3369218

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3651 FAU Boulevard, Suite 300, Boca Raton, FL		33434

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (561) 558-2000
n/a

(Former name or former address, if changed since last report)
(Address of Principal Offices)

Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.0001 par value	93,602,221	$0.04	$3,744,089	$435.38
Total	93,602,221	$0.04	$3,744,089	$435,38

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(e) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. The shareholders may not sell these securities until the registration statement filed with the Securities Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated October    , 2011

VYCOR MEDICAL, INC.

93,602,221 Shares of Common Stock
Par Value $0.0001 Per Share

This prospectus relates to the offering by the selling stockholders of VYCOR MEDICAL, INC. of up to 93,602,221 shares of our common stock, par value $0.0001 per share. We will not receive any proceeds from the sale of common stock.

The selling stockholders have advised us that they will sell the shares of common stock from time to time in broker’s transactions, in the open market, on the OTC Bulletin Board, in privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We will pay the expenses incurred to register the shares for resale, but the selling stockholders will pay any underwriting discounts, commissions or agent’s commissions related to the sale of their shares of common stock.

Our common stock is traded on the OTC Bulletin Board under the symbol “VYCO.OB”. On October 21 , 2011, the closing sale price of our common stock was $0.0 3 per share.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. We have not authorized anyone to provide you with different information.

Investing in these securities involves significant risks. See “Risk Factors” beginning on page 12.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October    , 2011.

The information contained in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by VYCOR MEDICAL, INC. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

i

INFORMATION REQUIRED IN A PROSPECTUS

ITEM 3. SUMMARY INFORMATION AND RISK FACTORS

SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

For purposes of this prospectus, unless otherwise indicated or the context otherwise requires, all references herein to “Vycor”, “the Company”, “we,” “us,” and “our,” refer to VYCOR MEDICAL, INC., a Delaware corporation.

Going Concern. Our independent auditors, Paritz & Company, certified public accountants, have expressed substantial doubt concerning our ability to continue as a going concern. We have incurred losses since our inception, including a net loss of $2,760,927 for the six months ended June 30, 2011 and a net loss of $1,983,822 for the year ended December 31, 2010 and we expect to incur substantial additional losses, including additional development costs, costs related to clinical studies and manufacturing expenses. We have incurred negative cash flows from operations since inception. As of June 30, 2011 and December 31, 2010 we had a stockholders’ equity of $1,946,617 and $88,714 respectively, total assets of $4,763,584 and $2,153,694 respectively, and cash and cash equivalents balances of $2,206,616 and $127,081 respectively.

For the six months ended June 30, 2011 the aggregate of cash used in operating activities and investing activities was $1,477,163, or an average monthly “burn rate” of approximately $250,000. The cash and cash equivalent balance of $2,206,616 at June 30, 2011 is therefore equivalent to approximately 9 months of “burn rate”. This does not take into account: additional equity issuance, net of debt and accrued interest repayments and net of public and investor relations costs required under the June Preferred Offering, of $254,219; future sales growth; and future cost cutting. There have been no significant changes in the operations of the Company since June 30, 2011 and none are anticipated in the next six months which would have a significant impact on the “burn rate”.

The Company will seek to obtain additional cash from the issuance of equity or debt securities although does not presently have any commitments for such funding. There is no assurance that additional funds from the issuance of equity will be available for the Company to finance its operations on acceptable terms, or at all. If adequate funds are not available, the Company may have to delay development or commercialization of products or technologies that the Company would otherwise seek to commercialize, or cease operations.

THE COMPANY

Business Overview

1. Organizational History

We were formed as a limited liability company under the laws of the State of New York on June 17, 2005 as “Vycor Medical LLC”. On August 14, 2007, we converted into a Delaware corporation and changed our name to “Vycor Medical, Inc.” (“Vycor” or the “Company”). On November 29, 2010, Vycor, through its wholly-owned subsidiary NovaVision Acquisition, Inc., completed the acquisition of substantially all of the assets of the former NovaVision, Inc., a company that had been in the business of researching, developing and providing medical technologies to restore the vision of patients with neurological visual loss. Subsequent to the purchase, NovaVision Acquisition, Inc. changed its name to NovaVision, Inc. (“NovaVision”).

2. Overview of Business

Vycor operates two distinct business units within the medical device industry: Vycor Medical (which operates as a division of the Company) and NovaVision. Vycor Medical is a medical device company that designs, develops and markets medical devices for use in neurosurgery. NovaVision develops non-invasive, computer-based visual neuro-stimulation therapy for patients suffering from vision field deficits resulting from neurological trauma such as stroke and traumatic brain injuries, as well as screening and diagnostic products. In addition to our existing products and products in development, we actively seek acquisition, joint ventures and in-licensing opportunities in the medical device and therapy fields which we believe are complementary and will add shareholder value.

Vycor Medical, Inc.

Introduction

Vycor Medical is a medical device company that designs, develops and markets medical devices for use in neurosurgery. Vycor Medical is ISO 13485:2003 compliant, has U.S. Food and Drug Administration (“FDA”) 510(k) clearance for brain and spine self-retaining retractors used during surgeries, CE Marking for Europe and Canadian HPB licensing for sale in Canada of its brain access system.

Vycor Medical’s ViewSite Brain Access System (“VBAS”), is a neurosurgical access system which was commercially launched in November 2008. The VBAS addresses a market that has not changed materially in over 50 years in contrast to the numerous developments in most other neurosurgical technologies. VBAS has the potential to reduce brain tissue trauma when accessing deep brain targets.

In early stages of development is the Cervical Access System (“VCAS”), which requires further prototyping and successful market testing prior to commercialization. Like the VBAS, this product is also designed to allow the surgeon easy access to a desired target; in this case the VCAS allows the surgeon to gain access to the anterior cervical surgery site.

Vycor Medical has received FDA 510(k) clearance for its products, with which we are authorized to market our products in the U.S. without further approvals.

Viewsite Brain Access System (VBAS)

To access most surgical sites in the brain, surgeons usually need to remove part of the skull (craniotomy) and then separate (retract) the soft brain tissue to access the target site. The current standard of care utilizes a metal blade retractor (also known as a ribbon or blade retractor) to separate the tissue, and the retractor blades are attached to a head frame in order to apply tension to the tissue and maintain the opening.

With the VBAS system, the surgeon makes an incision, inserts the clear, elliptical-shaped VBAS introducer through the brain tissue, and then removes the introducer and uses the clear hollow working channel to provide access to the precise location desired for surgery.

VBAS was designed to be used to access surgical sites in the brain in a minimally-invasive manner. VBAS provides a minimally traumatic surgical corridor to most areas of the brain for the surgeon. With various sizes ranging from

12mm to 28mm, VBAS can be used for many types of procedures from “key hole” endoscopic surgery to removal of large tumors using standard instruments. VBAS is compatible with Image Guidance Systems (“IGS”) and can be used with these neuro-navigation systems to accurately reach the target in the brain. This allows the surgeon real-time visualization of retractor positioning.

The VBAS is a single-use product and is available in multiple sizes. The series consists of twelve disposable products, offered in four different port diameters of 12mm, 17mm, 21mm and 28 mm and a choice of three lengths for each of 3, 5, and 7cm. We intend to add additional models in the future.

Product Advantages

Management believes that VBAS has a number of advantages over standard blade or ribbon retractors:

•	Less Invasive Procedure: The VBAS’ shape and minimal footprint enables the surgeon to access a specific target with a smaller incision, resulting in a smaller corticotomy and less disruption to surrounding tissues.

•	Reduction of Venous Pressure: Normal surgical procedures utilizing standard retractors require the pulling away of tissue to expose the target site. Current retractors have low surface areas and edges that in turn may lead to focal pressure on the delicate tissue of the brain. The lack of edges on the VBAS device, and the way in which the elliptical introducer retracts the tissue reduces pressure on the tissue.

•	Superior Field of View: Made of polished transparent polycarbonate, the VBAS increases a surgeon’s field of vision through a clear, visible and stable channel, allowing for continual monitoring of surrounding tissue and structures during surgery.

•	More Accurate Navigation: The VBAS device when inserted into the brain retracts tissue as the surgeon navigates to the surgical site; standard retractors do not. The VBAS product when used with a navigational pointer allows the surgeon to see on the surgical monitor, in real-time, exactly where the retractor is in relation to critical brain structures and underlying pathologies. This helps the surgeon to accurately reach the target site with minimum healthy tissue trauma.

•	Minimizes target shift: When standard retractors are utilized to access the target site, they pull on the brain’s soft tissue. This may cause the target area to shift from the location shown on the navigational system. This shifting of the target requires the surgeon to spend time repositioning the retractors as they work towards re-locating the target, exposing the delicate tissue to additional potential pressure. As a result of the VBAS’ elliptical shape there is even distribution of pressure and therefore less pulling of the tissue in one direction.

•	Potential ability to address previously difficult or inoperable procedures: Through its design, VBAS potentially allows the surgeon to address previously difficult or inoperable conditions, such as tumors seated too deeply or very close to critical structures.

Product shortcomings

Our products have a few shortcomings:

•	As compared to existing blade retractors diameter of our device is fixed as opposed to variable which might give the surgeon less flexibility once he is at the desired location.

•	The diameters and lengths of our devices are set to specific measurements, which may limit the surgeon to these specific sizes.

•	Depending on the case, usage of a disposable product may be viewed as more costly and may not be accepted by our potential end users.

•	Our device uses an ellipitical channel which potentially limits the working area compared to a round channel

•	Certain procedures such as aneurysms require greater site access and therefore are less appropriate for VBAS’ minimal approach.

Because our products are relatively new to the market, there is no guarantee that any of the above mentioned features would prove effective and be useful by the end user, and the extent to which we are successful in achieving our objectives will be judged by the acceptance of the devices in the market.

Vycor Medical Product Pipeline

Brain Access and Related Products

We plan to develop additional Brain Access Systems shapes and sizes and we are also identifying other products that may be used in conjunction with our VBAS product.

We are developing an extension arm as a re-usable accessory that attaches to the VBAS device; this will enable easier connection to halo systems and other retractor systems on the market.

Cervical Access Products

We will continue our preliminary development of Cervical Access System products which would be used by the surgeon to access the anterior cervical surgical site (the uppermost vertebrae located in the neck). While the Company has filed certain intellectual property applications with respect to this technology, such development is in early stage.

Market

We believe that approximately 30% of the 4,500 US neurosurgeons focus predominantly on craniotomies or cranial procedures that could potentially benefit from the VBAS product. Management believes that there are approximately 1,500 hospitals that represent the majority of its US target market.

Competition

Competing manufacturers of brain retractors include, among others, Cardinal Health, Aesculap, Integra Life Sciences, Codman (Division of Johnson & Johnson), Medtronic, Stryker and others.

Sales, Marketing and Customers

Vycor Medical is currently focusing its marketing efforts for VBAS on the US and Canada, China and Europe. Vycor Medical markets VBAS products to leading neurosurgeons and neurosurgery hospitals. Our domestic distribution partners are independent distributors that have existing relationships with neurosurgeons and target hospitals serving approximately 75% of the U.S. population.

Our European distribution partners focus on the neurosurgery markets in Spain, Italy, Belgium, Scandinavia, Switzerland and the U.K. We have also entered into a distribution agreement for VBAS with a Chinese distributor, however we must receive SFDA clearance before commencing sales in China. Vycor Medical has filed for, but not yet received such SFDA approval. We are also undertaking the regulatory approval process in Australia and Japan.

In the US Vycor Medical sells to stocking regional distributors and direct to hospitals through independent representatives. Management believes that its products currently are being utilized in approximately 80 hospitals in the United States and currently being evaluated in a further 40 hospitals.

Manufacturing

Vycor Medical has executed agreements with Lacey Manufacturing Company of Bridgeport, CT (“Lacey”) and C&J Industries of Meadville, PA (“C&J”) to provide a full range of vertically integrated services for our products, including engineering, contract manufacturing and logistical support. Lacey and C&J are U.S. FDA-registered and meet ISO standards and certifications.

Intellectual Property

Patent Applications

Vycor Medical has an issued patent in China and a patent approved for grant in Russia, as well as 13 patent applications pending in the U.S. and internationally with respect to its technology.

Trademarks

VYCOR MEDICAL is a registered trademark and VIEWSITE is pending registration as a trademark with the United States Patent and Trademark Office.

NovaVision, Inc.

Introduction

NovaVision provides a non-invasive, computer-based visual neuro-stimulation rehabilitation therapy called Vision Restoration Therapy (“VRT”) for those patients suffering from visual field deficits as a result of neurological trauma. The Company also has some screening and diagnostic products. VRT is a patient-specific diagnostic and therapeutic platform that can potentially increase a patient’s visual field and enable them to experience significant functional improvements. VRT is currently focused on visual deficits resulting from stroke and traumatic brain injuries. It is estimated that 15 to 20% of these patients experience a visual field deficit (VFD), reducing mobility and other activities of daily living (ADL). Patients with VFD often experience difficulties walking, are prone to bumping into foreign objects and may be unable to read or even see different foods on their plates. The result is a loss of self-confidence, decreased mobility, ADL difficulties and a lower quality of life. It is this sub-set of patients that is NovaVision’s target market. In the US alone this target audience is estimated to be in excess of 800,000 treatable patient population. Management believes that VRT could ultimately be applied to other neurological causes of VFD.

Management believes that NovaVision is a leader in the field of neurologically-caused VFD rehabilitation in the U.S. and Europe with over 2,000 patients having been treated with VRT. The Company’s therapy can be delivered to market through a variety of different channels — physicians, rehabilitation centers, therapy centers and direct-to-patient. NovaVision has a strong IP portfolio with 19 allowed, issued or granted patents and 17 pending patents.

NovaVision operates in the US and in Germany through NovaVision AG, its wholly-owned subsidiary and has received 510(k) clearance and CE Marking for VRT.

VRT Platform Technology

The platform technology is comprised of proprietary algorithms that generate patient-specific therapies enabling NovaVision’s products to be used as both diagnostic and therapeutic tools. The platform technology generates light-based stimulus programs, beginning with a fixation point on a display screen. As the patient focuses on this fixation point, a series of light stimuli are delivered on the screen that are specific to the patient’s visual field loss. Most stimuli are presented along the border of the patient’s visual field loss and relayed directly to the brain using the optic nerve as a conduit.

For ophthalmic indications, the platform technology is incorporated into NovaVision’s VRT product and the programmed light sequences stimulate the border zone between the “seeing” and “blind” visual fields. The diagnostic algorithm in the VRT product first maps the visual field and defines the areas of defect in patients suffering vision loss. The therapeutic algorithm in the VRT product is then specifically designed for each patient based upon the results of the diagnostic program and it repetitively challenges the visual cortex with multiple stimuli over the course of time.

VRT is performed over a six-month period twice a day for an hour total, six days a week. Most patients do not necessarily experience material benefits until the third month of treatment, although there have been a number of cases of faster improvement. During the initial months, patients may need ongoing encouragement so that they remain motivated to continue with the treatment regimen.

NovaVision currently delivers its program in the US through an integrated hardware/software package. The VRT device has a monitor and chinrest, along with a computer preloaded with the VRT software application, to ensure that the patient is optimally positioned to ensure maximum consistency and effectiveness of treatment.

The therapy requires a prescription by a licensed physician in the US. NovaVision markets VRT technology to active physicians; to date, approximately 500 prescribing physicians in the U.S. have registered with NovaVision.

Product shortcomings

VRT has a few shortcomings:

•	There are certain conditions for which VRT may not be suitable, including: those with a light sensitive seizure disorder such as epilepsy; those with acute central nervous system or eye disease; those with significant cognitive difficulties that would preclude understanding the instructions or maintaining attention for the daily therapy sessions; and those with best corrected visual acuity worse than 20/200, and therefore with an inability to detect the stimuli reliably.

•	Results can vary significantly, and some patients who have been treated have had little to no improvement in their vision field.

•	There may be side effects. The majority of patients who undergo VRT do not experience any noticeable side effects, though a small number of patients have reported infrequent headaches.

Marketing

NovaVision markets its therapy through physicians and directly to patients, whom it refers to physicians for consultation, prescription and diagnosis prior to undergoing therapy. Its screening and diagnostic products are marketed to physicians, medical and rehabilitation centers as well as academic institutions. NovaVision is in the process of finalizing a significantly enhanced marketing strategy which will entail increased sales and marketing expenditure.

Market

NovaVision’s core VRT product addresses a currently largely unmet and substantial market. In the US alone management believes there are over 7 million stroke sufferers and 2.8 million TBI patients. It is estimated that this equates to a treatable patient population of approximately 800,000, increasing each year.

NovaVision Product Pipeline

Utilizing VRT’s underlying technology, NovaVision has developed and commercialized related visual products for physicians. Management is in the advanced stages of development of a Class 1 screening device with an integrated head-mounted perimetry “HMP”. Management believes its greatest advantage is its portability which enables it to be utilized in a number of situations where patients with a VFD may otherwise not be able to take a table mounted test.

Regulatory Matters

NovaVision’s products are regulated in the U.S. by the FDA as Class U medical devices subject to 510(k) clearances, and in Europe NovaVision has CE Marking for VRT as a Class I device. NovaVision received its FDA 510(k) clearance for VRT specific to Stroke and TBI indications in 2003.

Intellectual Property

Patents

NovaVision maintains a portfolio of patent protection on its methods and apparatus in the form of issued patents and applications, both domestically and internationally. NovaVision has 19 allowed, issued or granted patents and 17 pending applications.

Trademarks

NovaVision maintains a portfolio of registered trademarks for NovaVision, NovaVision VRT and Vision Restoration Therapy amongst others, both in the US and internationally.

Manufacturing and Operations

NovaVision assembles and tests all of its medical devices within the Company’s headquarters facility. NovaVision has an FDA Establishment Registration and the Company does not have any long-term contractual obligations with its vendors to purchase products from them, nor are suppliers contractually obligated to sell products to NovaVision.

3. Other Matters

Product Liability Insurance

We presently have product liability insurance for both Vycor Medical and NovaVision.

Government Regulations

We are committed to an integrated total quality management system. We believe that we have completed the necessary procedures and are certified to the ISO standards expected of medical device manufacturers as follows:

ISO 13485:2003 Medical Devices — Quality Management Systems

The certification of a quality management system to ISO 13485, specifically for medical devices, is advantageous and often essential for medical companies to export their products to the global market, as well as maintain and enter into certain agreements and business growth opportunities within the U.S. For example, Canada requires that medical device manufacturers marketing their products in Canada must have a quality system certified to ISO 13485:2003. The certification is also required for placement of branded devices into the European Union.

Vycor Medical has the following certification/licensing:

•	Fully Quality Assurance System Directive 93/42/EEC for Medical Devices, Annex II (3)

•	EC Design-Examination Certificate Directive 93/42/EEC for Medical Devices, Annex II (4)

•	ISO 13485.2003

•	HPB Licensing for Canada

Continuing Regulatory Requirements

Governmental regulation in the United States and other countries is a significant factor affecting the research and development, manufacture and marketing of medical devices, including our products. In the United States, the FDA has broad authority under the Federal Food, Drug and Cosmetic Act (the FD&C Act) to regulate the development, distribution, manufacture, marketing and sale of medical devices. Foreign sales of medical devices are subject to foreign governmental regulation and restrictions that vary from country to country.

Medical devices intended for human use in the United States are classified into one of three categories, depending upon the degree of regulatory control to which they will be subject. Such devices are classified by regulation into either Class I general controls, Class II special standards or Class III pre-market approval (PMA), depending upon the level of regulatory control required to provide reasonable assurance of the safety and effectiveness of the device.

Most Class I devices are exempt from pre-market notification (510(k)) or PMA. However, Class I devices are subject to “general controls,” including compliance with FDA manufacturing requirements (Quality System Regulation (QSR), sometimes referred to as current good manufacturing practices or CGMPs), adverse event reporting, labeling and other requirements. Class II devices are subject to general controls and to the pre-market notification requirements under Section 510(k) of the FD&C Act. For a 510(k) to be cleared by the FDA, the manufacturer must demonstrate to the FDA that a device is substantially equivalent to another legally marketed device that was either cleared through the 510(k) process or on the market prior to 1976. It generally takes four to twelve months from the date of submission to obtain 510(k) clearance although it may take longer. Class III is the most stringent regulatory category for devices. Class III devices are those for which insufficient information exists to assure safety and effectiveness solely through general or special controls. Class III devices are usually those that support or sustain human life, are of substantial importance in preventing impairment of human health, or which present a potential, unreasonable risk of illness or injury. Class III devices also include devices that are not substantially equivalent to other legally marketed devices. To obtain approval to market a Class III device, a manufacturer must obtain FDA approval of a PMA application. The PMA process requires more data, including ordinarily data from clinical studies testing the device in humans, takes longer and is typically a significantly more complex and expensive process than the 510(k) procedure. Clinical studies of devices in humans is also subject to regulation by the FDA. Testing must be conducted in compliance with the investigational device exemption (IDE) regulations.

According to the FDA, Vycor Medical’s products have been classified as Class II products and cleared for marketing through the 510(k) process. NovaVision’s VRT product has been cleared as a Class U product while its HMP has been cleared as a Class 1 device.

We can provide no assurance that we will be able to maintain and obtain clearances or approvals needed to introduce new products and technologies. After a device is placed on the market, numerous regulatory requirements apply. These include:

•	quality system regulation, which requires manufacturers to follow design, testing, control, documentation and other quality assurance procedures during the manufacturing process;

•	labeling regulations, which prohibit the promotion of products for unapproved or “off-label” uses and impose other restrictions on labeling; and

•	medical device reporting regulations, which require that manufacturers report to the FDA if their device may have caused or contributed to a death or serious injury or malfunctioned in a way that would likely cause or contribute to a death or serious injury if it were to recur.

Failure to comply with applicable regulatory requirements can result in enforcement action by the FDA, which may include any of the following sanctions:

•	fines, injunctions, and civil penalties;

•	recall or seizure of our products;

•	operating restrictions, partial suspension or total shutdown of production;

•	Refusing a request for 510(k) clearance or premarket approval of new products;

•	withdrawing 510(k) clearance or premarket approvals that are already granted; and

•	criminal prosecution.

Medical device laws are also in effect in many of the countries outside of the United States in which we will do business. These laws range from comprehensive device approval and quality system requirements for some or all of our medical device products to simple requests for product data or certifications. The number and scope of these requirements are increasing. In June 1998, the European Union Medical Device Directive became effective, and all medical devices must meet the Medical Device Directive standards and receive CE mark certification. CE mark certification involves a comprehensive Quality System program, and submission of data on a product to the Notified Body in Europe.

Vycor Medical has obtained the CE marking approval to allow for distribution of its VBAS products in Europe and has received our HPB licensing approval for distribution in Canada. NovaVison’s VRT is considered a Class 1 device in Europe. HMP does not have European regulatory clearance at this time.

Health Care Regulatory Issues

The health care industry is highly regulated and the regulatory environment in which we operate may change significantly in the future. In general, regulation of health care-related companies is increasing. We anticipate that Congress and state legislatures will continue to review and assess alternative health care delivery and payment systems. We cannot predict what impact the adoption of any federal or state health care reform measures may have on our business.

We regularly monitor developments in statutes and regulations relating to our business. We may be required to modify our agreements, operations, marketing and expansion strategies from time to time in response to changes in the statutory and regulatory environment. We plan to structure all of our agreements, operations, marketing and strategies in accordance with applicable law, although we can provide no assurance that our arrangements will not be challenged successfully or that required changes may not have a material adverse effect on our business, financial condition, results of operations and cash flows.

We believe that the discussion above summarizes all of the material health care regulatory requirements to which we currently are subject. Complying with these regulatory requirements may involve expense to us, delay in our operations and/or restructuring of our business relationships. Violations could potentially result in the imposition of civil and/or criminal penalties.

Employees

We currently have 14 full-time employees.

Outstanding Shares. As of the date of this prospectus, the Company has 806,157,246 shares of $0.0001par value common stock issued and outstanding to a total of approximately 90 shareholders of record.

Fiscal Year End. The Company’s fiscal year end is December 31.

Website. The Company operates websites at www.vycormedical.com and www.novavision.com.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. This prospectus includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions “may,” “could,” “should,” etc. Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and business opportunities also constitute such forward-looking statements.

Although forward-looking statements in this report reflect the good faith judgment of our management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

CORPORATE ADDRESS AND TELEPHONE NUMBER

The Company maintains its designated office at 3651 FAU Boulevard, Suite 300, Boca Raton, FL 33434. The Company’s telephone number is 561-559-2000.

THE OFFERING

This prospectus will be utilized in connection with the re-sale of 93,602,221 shares which could be potentially issued in the future as of the result of the prospective exercise of certain investor warrants, placement agent warrants and other warrants which were issued in connection with the Company’s recent stock offering. The Company will not receive any proceeds from any sales of these shares.

Common stock currently outstanding	806,157,246 shares(1)
Common stock offered by the selling stockholders	93,602,221 shares
Use of proceeds	We will not receive any proceeds from the sale of common stock offered by this prospectus.

(1)	Shares of common stock outstanding as of October 21 , 2011.

FINANCIAL INFORMATION
SELECTED CONSOLIDATED FINANCIAL DATA

The following selected consolidated statement of operations data contains consolidated statement of operations data and consolidated balance sheet for the fiscal years period ended December 31, 2010 and December 31, 2009. The consolidated statement of operations data and balance sheet data were derived from the audited consolidated financial statements. Such financial data should be read in conjunction with the consolidated financial statements and the notes to the consolidated financial statements starting on page 45 and with “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	12/31/10 (as restated)	12/31/09 (as restated)	12/31/08
Revenues	$316,450	$199,046	$129,947
Net loss	$(1,983,822)	$(1,164,036)	$(2,381,295)
Net loss per share	$(0.003)	$(0.040)	$(0.108)
Weighted average no. shares	663,168,900	29,183,482	21,977,954
Stockholders’ equity (deficit)	$88,714	$(1,245,940)	$(921,427)
Total assets	$2,153,694	$400,960	$633,437
Total liabilities	$2,064,980	$1,646,900	$1,554,864

The following selected data contains statement of operations data and balance sheet for the three months ended June 30, 2011 and June 30, 2010. The statement of operations data and balance sheet data were derived from the financial statements for the periods. Such financial data should be read in conjunction with the unaudited financial statements and the notes to the financial statements for said periods starting on page 45 and with “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of June 30, 2011	As of June 30, 2010 (restated)
Balance Sheet Data:
Assets	$4,760,602	$2,153,694
Liabilities	$2,816,966	$2,064,980
Total Stockholders’ Equity	$4,760,602	$2,153,694
Statement of Operations Data
Revenue	$142,331	$74,817
Operating Expenses	$1,912,851	$477,021
Net Loss	$(1,835,258)	$(420,185)
Basis and Diluted Loss Per Share	$(0.002)	$(0.001)
Weighted Average Number of Shares Outstanding	780,845,969	649,281,287

RISK FACTORS

Before you invest in our securities, you should be aware that there are various risks. You should consider carefully these risk factors, together with all of the other information included in this annual report before you decide to purchase our securities. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected.

Risks Related to Our Financials

We do not have a significant operating history and have not achieved profitable operations. If we are unable to achieve profitable operations, you may lose your entire investment.

Our independent auditors, Paritz & Company, certified public accountants, have expressed substantial doubt concerning our ability to continue as a going concern. We have incurred losses since our inception, including a net loss of $1,983,822 for the year ended December 31, 2010 and we expect to incur substantial additional losses, including additional development costs, costs related to clinical studies and manufacturing expenses. We have incurred negative cash flows from operations since inception. As of December 31, 2010 we had a stockholders’ equity of $88,714 and a cash and cash equivalents balance of $127,081 at December 31, 2010. Since we have no record of profitable operations, there is high a possibility that you may suffer a complete loss of your investment.

The absence of significant operating history for us makes forecasting our revenue and expenses difficult, and we may be unable to adjust our spending in a timely manner to compensate for unexpected revenue shortfalls or unexpected expenses.

As a result of the absence of profitable operating history for us, it is difficult to accurately forecast our future revenue. In addition, we have limited meaningful historical financial data upon which to base planned operating expenses. Current and future expense levels are based on our operating plans and estimates of future revenue. Revenue and operating results are difficult to forecast because they generally depend on our ability to promote and sell our products. As a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected revenue shortfall, which would result in further substantial losses. We may also be unable to expand our operations in a timely manner to adequately meet demand to the extent it exceeds expectations.

Our limited operating history does not afford investors a sufficient history on which to base an investment decision.

We were formed on June 17, 2005 and are currently in the early stages of marketing our products. There can be no assurance at this time that we will ever operate profitably or that we will have adequate working capital to meet our obligations as they become due. Investors must consider the risks and difficulties frequently encountered by early stage companies, particularly in rapidly evolving markets. Such risks include the following:

•	competition;

•	need for acceptance of products and therapies — there can be no assured market for our products and therapies and there is no guarantee of orders or surgeon and patient acceptance;

•	ability to continue to develop and extend brand identity;

•	ability to anticipate and adapt to a competitive market;

•	ability to effectively manage rapidly expanding operations;

•	amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, and infrastructure; and

•	dependence upon key personnel to market and sell our products and the loss of one of our key managers may adversely affect the marketing of our products.

We cannot be certain that our business strategy will be successful or that we will successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations could be materially and adversely affected.

Our revenue is dependent upon acceptance of our products and therapies by the market. The failure of such acceptance will cause us to curtail or cease operations.

Virtually all of our revenue comes from the sale of our products and therapies. As a result, we will continue to incur substantial operating losses until such time as sales of our products and therapies reach a mature level and we are able to generate sufficient revenue from the sale of our products and therapies to meet our operating expenses. There can be no assurance that customers will adopt our technology and products, or that businesses and prospective customers will agree to pay for our products and therapies or that there will be adequate insurance reimbursement for our products and therapies, if at all. In the event that we are not able to significantly increase the number of customers that purchase our products and therapies, or if we are unable to charge the necessary prices, our financial condition and results of operations will be materially and adversely affected.

Risks Related to Our Business

We cannot be certain that we will obtain patents for our devices and technology or that such patents will protect us from competitors

We believe that our success and competitive position will depend in large part on our ability to obtain and maintain patents for our devices. We have filed patent applications for our Brain Access System and Cervical Access System and for the technologies underlying our NovaVision therapies and products. The U.S. Patent and Trademark Office typically requires 12-24 months or more to process a patent application. There can be no assurance that our patent applications will be approved. However we have not waited for the approval of the patent applications before launching sales of our devices. There can be no assurance regarding how long it will take the U.S. Patent and Trademark Office to decide whether to approve our patent applications or how long it will take foreign patent offices to grant us patents. There can be no assurance that any patent issued or licensed to us will provide us with protection against competitive products and therapies or otherwise protect our commercial viability, or that challenges will not be instituted against the validity or enforceability of any of our patents or, if instituted, that such challenges will not be successful. The cost of litigation to uphold the validity of a patent and enforce it against infringement can be substantial and we do not have patent insurance. Even issued patents may later be modified or revoked by the Patent and Trademark Office or in legal proceedings. Patent applications in the United States are maintained in secrecy until the patent issues and, since publication of discoveries in the scientific or patent literature tends to lag behind actual discoveries, we cannot be certain that we were the first creator of the inventions covered by our pending patent applications or the first to file patent applications on such inventions.

Vycor Medical is dependent on two key vendors to manufacture our products.

Vycor Medical is dependent on Lacey Manufacturing Company and C&J Industries to provide a full range of engineering, contract manufacturing and logistical support to manufacture our products. We are dependent upon their manufacture of our products in accordance with our specifications and delivering them on a timely basis.

If either supplier fails to manufacture and/or deliver our products as specified, we may need to locate another manufacturer. We can offer no assurances that we will be successful in finding an alternate manufacturer and negotiating acceptable terms with them on a timely basis without impact on our manufacturing and delivery schedule.

Both manufacturers are subject to regulatory requirements and certifications. Loss of such certification would affect our ability to deliver products.

We will need distribution and marketing partners to help us market our products.

At this time, we only have limited distribution and marketing channels which we will need to expand in the future. Vycor Medical has contracted with independent medical device distributors and representatives that collectively have field salespeople who call on neurosurgery departments and have undertaken to expand the international scope of our sales and distribution. We are in also in discussions with other potential medical device distributors and sales agents for both Vycor Medical and NovaVision. There is no assurance that the contracted distributors or potential new distributors will be successful in promoting and selling our products and therapies.

We will need to raise substantial additional funds to bring any products to market and operate.

Our current funds are only sufficient to allow us to operate for a limited period of time. We will require additional funds in order to continue our operations after we exhaust our available funding. For the six months ended June 30, 2011 the aggregate of cash used in operating activities and investing activities was $1,477,163, or an average monthly “burn rate” of approximately $250,000. The cash and cash equivalent balance of $2,206,616 at June 30, 2011 is therefore equivalent to approximately 9 months of “burn rate”. This does not take into account: additional equity issuance, net of debt and accrued interest repayments and net of public and investor relations costs required under the June Preferred Offering, of $254,219; future sales growth; and future cost cutting. There have been no significant changes in the operations of the Company since June 30, 2011 and none are anticipated in the next six months which would have a significant impact on the “burn rate”. Beyond this period the Company believes it will not have enough cash to meet its various cash needs unless the Company is able to obtain additional cash from the issuance of debt or equity securities. There is no assurance that additional funds from the issuance of equity will be available for the Company to finance its operations on acceptable terms, or at all. If adequate funds are not available, the Company may have to delay development or commercialization of products or technologies that the Company would otherwise seek to commercialize, or cease operations .

We may not be successful in capturing desired market share if products are not integrated with neuro-navigational systems.

We believe that integrated Vycor Medical’s products with neuro-navigation systems will be important in gaining market acceptance. We can offer no assurances that we will be able to conclude a formal integration agreement with any of the manufacturers of these systems. Further, if we were to grant an exclusive to one manufacturer of neuro-navigation systems, we may be precluded from selling our products to customers who do not use that particular navigation system.

Sales may not produce profits.

We may be forced to sell our products at a lower price than anticipated due to a variety of reasons, including without limitation selling prices of comparable products by our competitors and budget constraints of our customers. Further, we may sell fewer products than anticipated, and the costs associated with each unit, including costs of manufacturing and commissions, may be greater than anticipated. As a result, there is a risk that costs associated with the sales of our products may be greater than we anticipated and that the sale of devices may fail to yield profitability.

Our products may not be accepted in the marketplace.

Uncertainty exists as to whether our products and therapies will be fully accepted by the market without extensive additional clinical evaluations. A number of factors may limit the market acceptance of our products and therapies, including the timing of regulatory approvals and market entry relative to competitive products, the availability of alternative products and therapies and the price of the our products and therapies relative to alternative products and therapies. There is a risk that surgeons will be encouraged to use multiple use devices, such as retractors, instead of our single use devices. Our VBAS device is designed to be used once and then discarded. Vycor Medical’s competitors market multiple use devices such as retractors. The multiple use devices are not appreciably more expensive than our single use devices and therefore they are significantly less expensive on a per use basis. We are assuming that notwithstanding the difference in price that surgeons will elect to use our devices because of their perception that our devices will permit safer and less invasive surgery. However, hospitals, medical insurance providers, health maintenance organizations and others approving surgical costs may decide that the cost outweighs the benefit. In addition, surgeons may opt to use other devices.

Even if our products are approved by regulatory authorities, if we or our suppliers fail to comply with ongoing regulatory requirements, or if we experience unanticipated problems with our products, these products could be subject to restrictions or withdrawal from the market.

Any product for which we obtain marketing approval, along with the manufacturing processes, post-approval clinical data and promotional activities for such product, will be subject to continual review and periodic inspections by the FDA and other regulatory bodies. In particular we and our suppliers are required to comply with the Quality System Regulation, or QSR, for the manufacture of our products which cover the methods and documentation of the design, testing, production, control, quality assurance, labeling, packaging, storage and shipping of any product for which we obtain marketing approval. The FDA enforces the GMP and QSR through unannounced inspections. We and our third party manufacturers and suppliers will have to successfully complete such inspections. Failure by us or one of our suppliers, with statutes and regulations administered by the FDA and other regulatory bodies, or failure to take adequate response to any observations, could result in, among other things, any of the following enforcement actions:

•	warning letters or untitled letters;

•	fines and civil penalties;

•	unanticipated expenditures;

•	withdrawal or suspension of approval by the FDA or other regulatory bodies;

•	product recall or seizure;

•	orders for physician notification or device repair, replacement or refund;

•	interruption of production;

•	operating restrictions;

•	injunctions; and

•	criminal prosecution.

If any of these actions were to occur it would harm our reputation and cause our product sales and profitability to suffer. Furthermore, our key component suppliers may not currently be or may not continue to be in compliance with applicable regulatory requirements.

If the FDA determines that our promotional materials, training or other activities constitutes promotion of an unapproved use, it could request that we cease or modify our training or promotional materials or subject us to regulatory enforcement actions. It is also possible that other federal, state or foreign enforcement authorities might take action if they consider our training or other promotional materials to constitute promotion of an unapproved use, which could result in significant fines or penalties under other statutory authorities, such as laws prohibiting false claims for reimbursement.

Moreover, any modification to a device that has received FDA approval that could significantly affect its safety or effectiveness, or that would constitute a major change in its intended use, design or manufacture, requires a new approval from the FDA. If the FDA disagrees with any determination by us that new approval is not required, we may be required to cease marketing or to recall the modified product until we obtain approval. In addition, we could also be subject to significant regulatory fines or penalties.

In addition, we may be required to conduct costly post-market testing and surveillance to monitor the safety or efficacy of our products, and we will be required to report adverse events and malfunctions related to our products. Later discovery of previously unknown problems with our products, including unanticipated adverse events or adverse events of unanticipated severity or frequency, manufacturing problems, or failure to comply with regulatory requirements such as QSR or GMP, may result in restrictions on such products or manufacturing processes, withdrawal of the products from the market, voluntary or mandatory recalls, fines, suspension of regulatory approvals, product seizures, injunctions or the imposition of civil or criminal penalties.

Further, healthcare laws and regulations may change significantly in the future. Any new healthcare laws or regulations may adversely affect our business. A review of our business by courts or regulatory authorities may result in a determination that could adversely affect our operations. Also, the healthcare regulatory environment may change in a way that restricts our operations.

Similarly, in Canada, Health Canada could place a hold on imports from us and could revoke any licenses held for violations of its rules and regulations. Health Canada could issue a warning the first time around and we would be obligated to fix the problem and follow up with Health Canada.

In Europe, the relevant European authorities could hold imports from us and remove CE marking for violating their rules and regulations. We could get a warning from a European Competent Authority or its Notified Body and we would be obligated to fix the problem and follow up with either the Notified Body or Competent Authorities.

Because product liability is inherent in the medical devices industry and insurance is expensive and difficult to obtain, we may be exposed to large lawsuits.

Our business exposes us to potential product liability risks, which are inherent in the manufacturing, marketing and sale of medical devices. While we will take precautions we deem to be appropriate to avoid product liability suits against us, there can be no assurance that we will be able to avoid significant product liability exposure. Product liability insurance for the medical products industry is generally expensive, to the extent it is available at all. While we have product liability coverage, there can be no assurance that we will be able to continue to obtain such coverage on acceptable terms, or that any insurance policy will provide adequate protection against potential claims. A successful product liability claim brought against us may exceed any insurance coverage secured by us and could have a material adverse effect on our results or ability to continue marketing our products.

Because the healthcare industry is subject to changing policies and procedures, we may find it difficult to continue to compete in an uncertain environment.

The health care industry is subject to changing political, economic and regulatory influences that may affect the procurement practices and operations of healthcare industry participants. During the past several years government regulation of the healthcare industry has changed significantly in several countries. Healthcare industry participants may react to new policies by curtailing or deferring use of new treatments for disease, including treatments that would use our devices. This could substantially impair our ability to successfully marker our products, which would have a material adverse effect on our performance.

The market success of our products and therapies will be dependent in part upon third-party reimbursement policies that are often subject to change.

Our ability to successfully penetrate the market for our products and therapies may depend significantly on the availability of reimbursement to individuals for rehabilitation therapies and to hospitals for neurosurgical procedures from third-party payers, such as governmental programs, private insurance and private health plans. There is no guarantee that this will not change in the future or that applicable levels of reimbursement to individuals and hospitals, if any, will be high enough to allow us to charge a reasonable profit margin. Vycor Medical’s products are not specifically reimbursed by third party payors, they are part of the overall procedure cost and therefore some hospitals may view this as an increase in cost. If levels of reimbursement are decreased in the future, the demand for our products could diminish or our ability to sell our products on a profitable basis could be adversely affected.

Some of our competitors are more established and better capitalized than we are and we may be unable to establish market share.

Some of our competitors are well-known, more established and better capitalized than we are. As such, they may have at their disposal greater marketing strength and economies of scale. They may also have more resources to expend on research and development to create more innovative products in competition with ours. Accordingly, we may not be successful in competing with them for market share.

We will need to increase the size of our organization, and may experience difficulties in managing growth.

We are a small company with minimal employees. We expect to experience a period of significant expansion in headcount, facilities, infrastructure and overhead and anticipate that further expansion will be required to address potential growth and market opportunities. Future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain and integrate managers. Our future financial performance and its ability to compete effectively will depend, in part, on its ability to manage any future growth effectively.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We have offered and sold our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We have not received a legal opinion to the effect that any of our prior offerings were exempt from registration under any federal or state law. Instead, we have relied upon the operative facts as the basis for such exemptions, including information provided by investors themselves.

If any prior offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

The availability of a large number of authorized but unissued shares of common stock may, upon their issuance, lead to dilution of existing stockholders.

We are authorized to issue 1,500,000,000 shares of common stock, $0.0001 par value per share, of which, as of October 21 , 2011, 806,157,246 shares of common stock were issued and outstanding. These shares may be issued by our board of directors without further stockholder approval. The issuance of large numbers of shares, possibly at below market prices, is likely to result in substantial dilution to the interests of other stockholders. In addition, issuances of large numbers of shares may adversely affect the market price of our common stock.

Further, our Certificate of Incorporation authorizes 10,000,000 shares of preferred stock, $0.0001 par value per share of which as of October 21 , 2011 63.8 shares of preferred stock were issued and outstanding. The board of directors is authorized to provide for the issuance of these unissued shares of preferred stock in one or more series, and to fix the number of shares and to determine the rights, preferences and privileges thereof. Accordingly, the board of directors may issue preferred stock which convert into large numbers of shares of common stock and consequently lead to further dilution of other shareholders.

There is also a large number of warrants and options outstanding which, if fully exercised, would increase the number of outstanding shares by approximately 265 million.

We may need additional capital that could dilute the ownership interest of investors.

We require substantial working capital to fund our business. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the rights of holders of our common stock and they may experience additional dilution. We cannot predict whether additional financing will be available to us on favorable terms when required, or at all. Since our inception, we have experienced negative cash flow from operations and expect to experience significant negative cash flow from operations in the future. The issuance of additional common stock by our management, may have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

We rely on our current management team for the management of our business, and the loss of their services may significantly harm our business and prospects.

We depend, to a large extent, on the abilities and participation of our current management team. The loss of the services of any member of our management team, for any reason, may have a material adverse effect on our business and prospects. We cannot assure you that the services of the members of our management team will continue to be available to us, or that we will be able to find a suitable replacement for any of them. We do not have key man insurance on any members of our management team. If any member of our management team were to die and we are unable to replace either or both of them for a prolonged period of time, we may be unable to carry out our long term business plan and our future prospect for growth, and our business, may be harmed.

We may not be able to hire and retain qualified personnel to support our growth and if we are unable to retain or hire such personnel in the future, our ability to improve our products and implement our business objectives could be adversely affected.

Our future success depends heavily upon the continuing services of the members of our senior management team. If one or more of our senior executives or other key personnel is/are unable or unwilling to continue in his/her/their present positions, we may not be able to replace them easily or at all, and our business may be disrupted and our financial condition and results of operations may be materially and adversely affected. Competition for senior management and personnel is intense, the pool of qualified candidates in the medical device field is very limited, and we may not be able to retain the services of our senior executives or senior personnel, or attract and retain high-quality senior executives or senior personnel in the future. This failure could materially and adversely affect our future growth and financial condition.

We may not have effective disclosure controls and procedures and adequate internal accounting controls.

We are constantly striving to improve our internal accounting controls. Notwithstanding, the Company’s CEO and CFO concluded that the Company’s disclosure controls and procedures were not effective as of the period commencing December 2009 through the period ended June 30, 2011 to ensure that information required to be disclosed by the Company in the reports that the Company files or submits under the Exchange Act, is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to the Company’s management, including the Company’s CEO and CFO, as appropriate, to allow timely decisions regarding required disclosure. We do not have a full-time dedicated Chief Financial Officer. We hope to develop effective disclosure controls and procedures and an adequate internal accounting control to budget, forecast, manage and allocate our funds and account for them. There is no guarantee that such improvements will be adequate or successful or that such improvements will be carried out on a timely basis. If we do not have adequate internal accounting controls, we may not be able to appropriately budget, forecast and manage our funds, we may also be unable to prepare accurate accounts on a timely basis to meet our continuing financial reporting obligations and we may not be able to satisfy our obligations under US securities laws.

We may have inadequate insurance coverage

We only have Directors and Officers Liability Insurance and Product Liability insurance at present. We have exposure in the event of loss or damage to our properties. We are seeking quotations for property and other necessary insurances.

We cannot assure you that we would not face liability in the event of the failure of any of our products. This is particularly true given our plan to significantly expand our sales into international markets, like Europe, where product liability claims are more prevalent. Moreover, our insurance may not be adequate to cover any such product liability damages.

We do not maintain a reserve fund for warranty or defective products claims. Our costs could substantially increase if we experience a significant number of warranty claims. We have not established any reserve funds for potential warranty claims. If we experience an increase in warranty claims or if our repair and replacement costs associated with warranty claims increase significantly, it would have a material adverse effect on our financial condition and results of operations.

Risks Related to an Investment in Our Common Stock

Fountainhead Capital Management Limited effectively controls us through their position and stock ownership and their interests may differ from other stockholders

As of October 21 , 2011, Fountainhead Capital Management Limited beneficially owned, in the aggregate, approximately 66% of our common stock. As a result, they are holders of a majority of the outstanding shares and they may be able to influence the outcome of stockholder votes on various matters, including the election of directors and extraordinary corporate transactions, including business combinations. Their interests may differ from other stockholders.

We do not intend to pay cash dividends in the foreseeable future

We currently intend to retain all future earnings for use in the operation and expansion of our business. We do not intend to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate.

Our common stock is subject to the Penny Stock Regulations

Our common stock and will likely be subject to the SEC’s “penny stock” rules to the extent that the price remains less than $5. Those rules, which require delivery of a schedule explaining the penny stock market and the associated risks before any sale, may further limit your ability to sell your shares.

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5 per share. Our common stock, when and if a trading market develops, may fall within the definition of penny stock and subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the ‘penny stock‘ rules may restrict the ability of broker-dealers to sell our common stock and may affect the ability of investors to sell their common stock in the secondary market.

Our common stock may be illiquid and subject to price volatility unrelated to our operations

The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

Also, as a result of the exercise or conversion of certain convertible securities by the selling stockholders, there may be a significant number of new shares of common stock on the market in addition to the current public float. Sales of substantial amounts of common stock, or the perception that such sales could occur, and the existence of convertible securities to purchase shares of common stock at prices that may be below the then current market price of the common stock, could adversely affect the market price of our common stock and could impair our ability to raise capital through the sale of our equity securities.

ITEM 4. USE OF PROCEEDS

This prospectus relates to the resale of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering.

ITEM 5. DETERMINATION OF OFFERING PRICE

All shares of our common stock being offered will be sold by the selling stockholders without our involvement. It is our expectation that the selling shareholders will sell their shares at the market prices prevailing from time-to-time.

ITEM 6. DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued or will be issued to our shareholders upon exercise of certain Warrants issued by the Company. Accordingly, there will be no dilution to our existing shareholders from these sales, other than from the exercise of the Warrants.

ITEM 7. SELLING STOCKHOLDERS

The following table sets forth the number of shares of Company common stock issuable on the exercise of warrants beneficially owned, as of the date of this prospectus, by the selling stockholders prior to the offering contemplated by this prospectus, the number of shares which are issuable on the exercise of warrants beneficially owned by each selling stockholder which is being offered by this prospectus and the number of shares which are issuable on the exercise of warrants beneficially owned which each selling stockholder would own beneficially if all such offered shares are sold. None of the selling stockholders is known to us to be a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the selling stockholders has acquired his, her or its shares solely for investment and not with a view to or for resale or distribution of such securities. Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities.

Name(1)	Shares of common stock owned prior to the offering	Shares of common stock to be sold(2)	Shares of common stock owned after the offering	Percentage of common stock owned after this offering
MKM Opportunity Master Fund, Limited	5,555,556	5,555,556	0	0.00%
Andrew Mitchell	555,556	555,556	0	0.00%
Matthew Balk	3,589,333	3,589,333	0	0.00%
Daniel Balk	1,222,222	1,222,222	0	0.00%
David Balk	1,222,222	1,222,222	0	0.00%
Daniel Schneiderman	885,778	885,778	0	0.00%
Jonathan Balk	555,556	555,556	0	0.00%
Richard L. Hoffman	500,000	500,000	0	0.00%
Robert I and Sandra S Neborsky Living Trust	2,222,222	2,222,222	0	0.00%
Skriloff Family Irrevocable Trust for benefit of Samuel Skriloff	111,111	111,111	0	0.00%
Skriloff Family Irrevocable Trust for benefit of Olivia Skriloff	111,111	111,111	0	0.00%
Jason Adelman	2,771,556	2,771,556	0	0.00%
Robert and Amy Bernstein	555,556	555,556	0	0.00%
Dick F. Chase, Jr.	2,222,222	2,222,222	0	0.00%
Boris and Alexandra Smirnov	2,222,222	2,222,222	0	0.00%
Nadegda Kassatkina	2,222,222	2,222,222	0	0.00%
Irina Pavlova	1,111,111	1,111,111	0	0.00%
Jeffrey J and Jennifer S. Clayton	1,111,111	1,111,111	0	0.00%

Name(1)	Shares of common stock owned prior to the offering	Shares of common stock to be sold(2)	Shares of common stock owned after the offering	Percentage of common stock owned after this offering
Greenbridge Capital Partners IV, L.L.C	1,666,667	1,666,667	0	0.00%
Core Capital IV Trust	1,666,667	1,666,667	0	0.00%
Rolant Investments Limited	6,666,667	6,666,667	0	0.00%
David Wiener	1,111,111	1,111,111	0	0.00%
One East Partners Opportunity L.P.	3,000,000	3,000,000	0	0.00%
One East Partners Master L.P.	5,888,889	5,888,889	0	0.00%
Narang Family Partnership, L.P.	555,556	555,556	0	0.00%
Hugh Scott Campbell	222,222	222,222	0	0.00%
Fraser Campbell	222,222	222,222	0	0.00%
Sean Campbell	555,556	555,556	0	0.00%
Dr. Wayne Fleischacker	4,444,444	4,444,444	0	0.00%
Dr. Glenn Fleischacker	2,222,222	2,222,222	0	0.00%
Jane Ellis	2,222,222	2,222,222	0	0.00%
Duane Renfro	2,222,222	2,222,222	0	0.00%
Guri Dauti	1,111,111	1,111,111	0	0.00%
Matteo Joseph Rosselli	1,111,111	1,111,111	0	0.00%
Sarah Benveniste	1,111,111	1,111,111	0	0.00%
Steven Reichbach	1,111,111	1,111,111	0	0.00%
Myles Wittenstein	2,222,222	2,222,222	0	0.00%
Neil Weiss	3,333,333	3,333,333	0	0.00%
Randolf Kahn	1,111,111	1,111,111	0	0.00%
Marc S Cohen	6,666,666	6,666,666	0	0.00%
Millennium Capital Corporation	2,300,000	2,300,000	0	0.00%
Ilex Investments, L.P.	4,444,444	4,444,444	0	0.00%
Carol Tambor	1,111,111	1,111,111	0	0.00%
Stephen Nicholas Bunzl	1,111,111	1,111,111	0	0.00%
Jack Lens	1,111,111	1,111,111	0	0.00%
Robert Crames	1,111,111	1,111,111	0	0.00%
Sal & Kathryn DeMarco	555.556	555,556	0	0.00%
Maurice Reissman	2,222,222	2,222,222	0	0.00%
Dashka Solanky	444,445	444,445	0	0.00%
Total	93,602,221	93,602,221	0	0.00%

(1)	All shares are owned of record and beneficially unless otherwise indicated. Beneficial ownership information for the selling stockholders is provided as of October 21 , 2011, based upon information provided by the selling stockholders or otherwise known to us.

(2)	Assumes the sale of all shares of common stock registered pursuant to this prospectus. The selling stockholders are under no obligation known to us to sell any shares of common stock at this time.

ITEM 8. PLAN OF DISTRIBUTION

We are registering the shares offered by this prospectus on behalf of the selling stockholders. The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. To the extent any of the selling stockholders gift, pledge or otherwise transfer the shares offered hereby, such transferees may offer and sell the shares from time to time under this prospectus, provided that this prospectus has been amended under Rule 424(b)(3) or other applicable provision of the Securities Act to include the name of such transferee in the list of selling stockholders under this prospectus. The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders might be, and any broker-dealers that act in connection with the sale of securities will be, deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the securities sold by them while acting as principals will be deemed to be underwriting discounts or commissions under the Securities Act. Each selling stockholder has represented and warranted to the company that it does not have any agreement or understanding, directly or indirectly with any person to distribute shares.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. Regulation M’s prohibition on purchases may include purchases to cover short positions by the selling stockholders, and a selling stockholder’s failure to cover a short position at a lender’s request and subsequent purchases by the lender in the open market of shares to cover such short positions, may be deemed to constitute an inducement to buy shares, which is prohibited by Regulation M.

We will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have advised the selling stockholders that if a particular offer of shares is to be made on terms constituting a material change from the information described under a final prospectus, then, to the extent required, a supplement to the final prospectus must be distributed setting forth the terms and related information as required.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We agreed to keep this prospectus effective until the earlier of (i) the date that is two years following the date that the registration statement, of which this prospectus forms a part, is declared effective by the SEC; or (ii) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

ITEM 9. DESCRIPTION OF SECURITIES TO BE REGISTERED

Our authorized capital stock consists of 1,500,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share, the rights and preferences of which may be established from time to time by our board. As of October 21 , 2011, there were 806,15 7,246 shares of common stock and 63.8 shares of preferred stock issued and outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters voted upon by our stockholders, including the election of directors, and do not have cumulative voting rights. Subject to the rights of holders of any then outstanding shares of our preferred stock, our common stockholders are entitled to any dividends that may be declared by our board. Holders of our common stock are entitled to share ratably in our net assets upon our dissolution or liquidation after payment or provision for all liabilities and any preferential liquidation rights of our preferred stock then outstanding. Holders of our common stock have no preemptive rights to purchase shares of our stock. The shares of our common stock are not subject to any redemption provisions and are not convertible into any other shares of our capital stock. All outstanding shares of our common stock are, and the shares of common stock to be issued in the offering will be, upon payment therefor, fully paid and non-assessable. The rights, preferences and privileges of holders of our common stock will be subject to those of the holders of any shares of our preferred stock we may issue in the future.

Preferred Stock

Our board may, from time to time, authorize the issuance of one or more classes or series of preferred stock without stockholder approval. Subject to the provisions of our certificate of incorporation and limitations prescribed by law, our board is authorized to adopt resolutions to issue shares, establish the number of shares, change the number of shares constituting any series, and provide or change the voting powers, designations, preferences and relative rights, qualifications, limitations or restrictions on shares of our preferred stock, including dividend rights, terms of redemption, conversion rights and liquidation preferences, in each case without any action or vote by our stockholders. One of the effects of undesignated preferred stock may be to enable our board to discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise. The issuance of preferred stock may adversely affect the rights of our common stockholders by, among other things:

•	Restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing a change in control without further action by the stockholders.

Series C Convertible Preferred Stock

At this time, the only issued and outstanding preferred stock is 63.8 shares of Series C Convertible Preferred Stock. Each share of Series C Preferred Convertible Stock is convertible (at the Holder’s option or mandatorily upon the occurrence of certain events) into 2,222,222 shares of the Company’s Common Stock (at $0.0225 per share).

On June 7, 2011, the Company completed the sale of 31.4 Units comprising Series C Convertible Preferred Shares and Warrants (the “Units”) to accredited investors (the “Investors”) (the “Preferred Offering”) for aggregate proceeds of $1,570,000. The Units were issued pursuant to separate Series C Convertible Preferred Stock Purchase Agreements (the “Agreements”) between the Company and each of the Investors. This sale was an initial closing (the “Initial Closing”) under the Agreements which allows for maximum proceeds of $3,000,000. Each Unit was priced at $50,000 and comprised one share of Series C Preferred Convertible Stock convertible (at the Holder’s option or mandatorily upon the occurrence of certain events) into 2,222,222 shares of the Company’s Common Stock ($0.0225 per share) and a Warrant to purchase 1,111,111 shares of the Company’s Common Stock at $0.03 per share (subject to adjustments) for a period of three years (the “Warrant” or “Warrants”). A total of 31.4 shares of Series C Convertible Preferred Stock convertible into 69,777,773 shares of the Company’s Common Stock and Warrants to purchase 34,888,890 shares of the Company’s Common Stock were issued. On June 28, 2011, the Company completed a second closing of the Preferred Offering (the “Second Closing”) with the sale of an additional 15.40 Units to Investors for aggregate proceeds of $770,000. An additional 15.40 shares of Series C Convertible Preferred Stock convertible into 34,222,220 shares of the common stock and Warrants to purchase 17,111,111 shares of the Company’s common stock were issued in connection with the Second Closing. The Company entered into a Registration Rights Agreement with the Investors with respect to the Warrants. On August 4, 2011, the Company completed a final closing of the Preferred Offering (the “Final Closing”) with the sale of an additional 13.2 Units to Investors for aggregate proceeds of $660,000. An additional 13.2 shares of Series C Convertible Preferred Stock convertible into 29,333,330 shares of the Company’s Common Stock and Warrants to purchase 14,666,665 shares of the Company’s Common Stock were issued in connection with the Final Closing. An aggregate of 60 Units were sold to Investors in the First Closing, Second Closing and Final Closing of the Preferred Offering for total proceeds of $3,000,000. A total of 60 shares of Series C Convertible Preferred Stock were issued, convertible into an aggregate of 133,333,324 shares of Common Stock, and Warrants to purchase 66,666,666 shares of the Company’s Common Stock. The Company entered into a Registration Rights Agreement with the Investors with respect to the Warrants, and the Common Stock in respect of these Warrants are being registered hereunder.

Burnham Hill Partners LLC (“BHP”) served as placement agent in connection with the sale of 24.8 Units in the Preferred Offering. Pursuant to a placement agent agreement with BHP, the Company paid BHP a cash placement fee equal to seven percent (7%) of the gross proceeds received by the Company from Units placed by BHP. Also pursuant to the placement agent agreement, the Company issued BHP Warrants (the “Placement Agent Warrants”) to purchase a number of shares equal to seven percent (7%) of the number of shares of common stock issuable upon conversion of the 24.8 Units placed by BHP (3,857,778 shares) in the Preferred Offering. The Placement Agent Warrants are exercisable for three years from the date of issuance at an exercise price of $0.0225 per share, and the shares of Common Stock in respect of these Warrants are being registered hereunder.

On August 26, 2011, the Company completed a new sale of 3.8 Units comprising Series C Convertible Preferred Shares and Warrants (the “Units”) to an accredited investor (the “Investor”) (the “ New Preferred Offering”) for aggregate proceeds of $190,000. Each Unit was priced at $50,000 and comprised one share of Series C Preferred Convertible Stock convertible (at the Holder’s option or mandatorily upon the occurrence of certain events) into 2,222,222 shares of the Company’s Common Stock ($0.0225 per share) and a Warrant to purchase 1,111,111 shares of the Company’s Common Stock at $0.03 per share (subject to adjustments) for a period of three years (the “Warrant” or “Warrants”). The Company entered into a Registration Rights Agreement with the Investor with respect to the Warrants, and the Common Stock in respect of these Warrants are being registered hereunder.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Beginning on March 30, 2009, our Common Stock was quoted on the OTC Bulletin Board under the symbol “VYCO”.

The following table shows the high and low prices of our common shares on the OTC Bulletin Board for each quarter since our common stock began to trade on the OTC Bulletin Board in March 2009. The following quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions:

Period	High	Low
March 30, 2009–June 30, 2009	$0.35	$0.33
July 1, 2009–September 30, 2009	$0.33	$0.01
October 1, 2009–December 31, 2009	$0.07	$0.01
January 1, 2010–March 31, 2010	$0.15	$0.04
April 1, 2010–June 30, 2010	$0.06	$0.01
July 1, 2010–September 30, 2010	$0.03	$0.01
October 1, 2010–December 31, 2010	$0.04	$0.01
January 1, 2011–March 31, 2011	$0.03	$0.015
April 1, 2011–June 30, 2011	$0.048	$0.019
July 1, 2011 – September 30, 2011	$0.05	$0.02

The market price of our common stock, like that of other technology companies, is highly volatile and is subject to fluctuations in response to variations in operating results, announcements of technological innovations or new products, or other events or factors. Our stock price may also be affected by broader market trends unrelated to our performance.

Holders

As of October 21 , 2011, there were approximately 90 record holders of our common stock and there were 806,157,246 shares of our common stock outstanding. Please see SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT for information related to the holdings of certain beneficial owners and management of the Company.

Transfer Agent and Registrar

Our transfer agent is Corporate Stock Transfer, Inc., 3200 Cherry Creek Dr. South, Suite 430, Denver, CO 80209, tel. (303) 282-4800.

Dividend Policy

We have never paid any cash dividends on our Common Stock and do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements of our business. Any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

The Securities Enforcement and Penny Stock Reform Act of 1990

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which:

•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the Securities Act of 1934, as amended;

•	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

•	contains a toll-free telephone number for inquiries on disciplinary actions;

•	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•	contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

•	the bid and offer quotations for the penny stock;

•	the compensation of the broker-dealer and its salesperson in the transaction;

•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Equity Compensation Plan Information

Stock Option Plan

The Company adopted the Vycor Medical, Inc Employee, Director, and Consultant Stock Plan (the “Plan”) as of February 13, 2008. The Plan provides for both incentive stock options and nonqualified stock options to be granted to employees, officers, consultants, independent contractors, directors and affiliates of the Company. The board of directors establishes the terms and conditions of all stock option grants, subject to the Plan and applicable provisions of the Internal Revenue Code. Incentive stock options must be granted at an exercise price not less than the fair market value of the common stock on the grant date. The options granted to participants owning more than 10% of the Company’s outstanding voting stock must be granted at an exercise price not less than 110% of the fair market value of the common stock on the grant date. The options expire on the date determined by the board of directors, but may not extend mare than 10 years from the grant date, while incentive stock options granted to participants owning more than 10% of the Company’s outstanding voting stock expire five years from the grant date. The vesting period for employees is generally over three years. The vesting Period for non-employees is determined based on the services being provided. The maximum number of shares of stock which may be delivered under the plan shall automatically increase by a number sufficient to cause the number of shares covered by the plan to equal 10% of the total number of shares of stock then outstanding on a fully diluted basis.

Under ASC Topic 718, the Company estimates the fair value of option awards on the date of grant using an option pricing model. The grant date fair value is recognized over the option vesting period, the period during which an employee is required to provide service in exchange for the award. No compensation cost is recognized for equity instruments for which employees do not render the requisite service. Under these standards, compensation cost for employee cost for employee stock-based awards is based on the estimated grant-date fair value and recognized over the vesting period of the applicable award on a straight-line basis. Initial grants of options to purchase 500,000 shares were issued under the Plan on February 13, 2008 to each of Kenneth T. Coviello, the Company’s Chief Executive Officer and Heather N. Vinas, the Company’s then President at an exercise price of $0.135 per share. The options vested 33-1/3% on each of the first, second, and third anniversary of the grant and expire February 12, 2018. Following Heather Vinas’ resignation as President of the Company in May 2010, 166,667 unvested options were cancelled.

Stock appreciation rights may be granted either on a stand-alone basis or in conjunction with all or part of any other stock options granted under the plan. As of October 21 , 2011 there were no awards of any stock appreciation rights.

Reports

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish unaudited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

ITEM 10. INTEREST OF NAMED EXPERT AND COUNSEL

The Law Offices of Robert L. B. Diener, 56 Laenani Street, Haiku, HI 96708 was retained for the purpose of preparing this registration statement, rendering the legal opinion, attached as an exhibit hereto, on the validity of the common stock to be issued pursuant to this Registration Statement and for an opinion letter to the auditor which was required to complete the audit enclosed herein. As payment for said service, the Law Office of Robert L. B. Diener was paid a total of $5,000.00. The Law Offices of Robert L. B. Diener is not receiving any contingent interest, fee or shares in the Company.

The Law Office of Robert L. B. Diener may be retained for additional legal services in the future at fees to be agreed upon.

The financial statements of Vycor Medical, Inc. as provided herein, have been audited by an independent public accountant firm approved by the Public Company Accounting Oversight Board. The audit firm that has provided the audited financials is Paritz & Co., P.A., 15 Warren St., Hackensack NJ 07601. Said firm has been paid the sum of $4,000 for the work performed to date. Paritz & Co., P.A. is not receiving any contingent interest, fee or shares in the Company.

ITEM 11. INFORMATION WITH RESPECT TO THE REGISTRANT

BACKGROUND

1. Organizational History

We were formed as a limited liability company under the laws of the State of New York on June 17, 2005 as “Vycor Medical LLC”. On August 14, 2007, we converted into a Delaware corporation and changed our name to “Vycor Medical, Inc.” (“Vycor” or the “Company”). On November 29, 2010, Vycor, through its wholly-owned subsidiary NovaVision Acquisition, Inc., completed the acquisition of substantially all of the assets of the former NovaVision, Inc., a company that had been in the business of researching, developing and providing medical technologies to restore the vision of patients with neurological visual loss. Subsequent to the purchase, NovaVision Acquisition, Inc. changed its name to NovaVision, Inc. (“NovaVision”).

2. Overview of Business

Vycor operates two distinct business units within the medical device industry: Vycor Medical (which operates as a division of the Company) and NovaVision. Vycor Medical is a medical device company that designs, develops and markets medical devices for use in neurosurgery. NovaVision develops non-invasive, computer-based visual neuro-stimulation therapy for patients suffering from vision field deficits resulting from neurological trauma such as stroke and traumatic brain injuries, as well as screening and diagnostic products. In addition to our existing products and products in development, we actively seek acquisition, joint ventures and in-licensing opportunities in the medical device and therapy fields which we believe are complementary and will add shareholder value.

Vycor Medical, Inc.

Introduction

Vycor Medical is a medical device company that designs, develops and markets medical devices for use in neurosurgery. Vycor Medical is ISO 13485:2003 compliant, has U.S. Food and Drug Administration (“FDA”) 510(k) clearance for brain and spine self-retaining retractors used during surgeries, CE Marking for Europe and Canadian HPB licensing for sale in Canada of its brain access system.

Vycor Medical’s ViewSite Brain Access System (“VBAS”), is a neurosurgical access system which was commercially launched in November 2008. The VBAS addresses a market that has not changed materially in over 50 years in contrast to the numerous developments in most other neurosurgical technologies. VBAS has the potential to reduce brain tissue trauma when accessing deep brain targets.

In early stages of development is the Cervical Access System (“VCAS”), which requires further prototyping and successful market testing prior to commercialization. Like the VBAS, this product is also designed to allow the surgeon easy access to a desired target; in this case the VCAS allows the surgeon to gain access to the anterior cervical surgery site.

Vycor Medical has received FDA 510(k) clearance for its products, with which we are authorized to market our products in the U.S. without further approvals.

Viewsite Brain Access System (VBAS)

To access most surgical sites in the brain, surgeons usually need to remove part of the skull (craniotomy) and then separate (retract) the soft brain tissue to access the target site. The current standard of care utilizes a metal blade retractor (also known as a ribbon or blade retractor) to separate the tissue, and the retractor blades are attached to a head frame in order to apply tension to the tissue and maintain the opening.

With the VBAS system, the surgeon makes an incision, inserts the clear, elliptical-shaped VBAS introducer through the brain tissue, and then removes the introducer and uses the clear hollow working channel to provide access to the precise location desired for surgery.

VBAS was designed to be used to access surgical sites in the brain in a minimally-invasive manner. VBAS provides a minimally traumatic surgical corridor to most areas of the brain for the surgeon. With various sizes ranging from 12mm to 28mm, VBAS can be used for many types of procedures from “key hole” endoscopic surgery to removal of large tumors using standard instruments. VBAS is compatible with Image Guidance Systems (“IGS”) and can be used with these neuro-navigation systems to accurately reach the target in the brain. This allows the surgeon real-time visualization of retractor positioning.

The VBAS is a single-use product and is available in multiple sizes. The series consists of twelve disposable products, offered in four different port diameters of 12mm, 17mm, 21mm and 28 mm and a choice of three lengths for each of 3, 5, and 7cm. We intend to add additional models in the future.

Product Advantages

Management believes that VBAS has a number of advantages over standard blade or ribbon retractors:

•	Less Invasive Procedure: The VBAS’ shape and minimal footprint enables the surgeon to access a specific target with a smaller incision, resulting in a smaller corticotomy and less disruption to surrounding tissues.

•	Reduction of Venous Pressure: Normal surgical procedures utilizing standard retractors require the pulling away of tissue to expose the target site. Current retractors have low surface areas and edges that in turn may lead to focal pressure on the delicate tissue of the brain. The lack of edges on the VBAS device, and the way in which the elliptical introducer retracts the tissue reduces pressure on the tissue.

•	Superior Field of View: Made of polished transparent polycarbonate, the VBAS increases a surgeon’s field of vision through a clear, visible and stable channel, allowing for continual monitoring of surrounding tissue and structures during surgery.

•	More Accurate Navigation: The VBAS device when inserted into the brain retracts tissue as the surgeon navigates to the surgical site; standard retractors do not. The VBAS product when used with a navigational pointer allows the surgeon to see on the surgical monitor, in real-time, exactly where the retractor is in relation to critical brain structures and underlying pathologies. This helps the surgeon to accurately reach the target site with minimum healthy tissue trauma.

•	Minimizes target shift: When standard retractors are utilized to access the target site, they pull on the brain’s soft tissue. This may cause the target area to shift from the location shown on the navigational system. This shifting of the target requires the surgeon to spend time repositioning the retractors as they work towards re-locating the target, exposing the delicate tissue to additional potential pressure. As a result of the VBAS’ elliptical shape there is even distribution of pressure and therefore less pulling of the tissue in one direction.

•	Potential ability to address previously difficult or inoperable procedures: Through its design, VBAS potentially allows the surgeon to address previously difficult or inoperable conditions, such as tumors seated too deeply or very close to critical structures.

Product shortcomings

Our products have a few shortcomings:

•	As compared to existing blade retractors diameter of our device is fixed as opposed to variable which might give the surgeon less flexibility once he is at the desired location.

•	The diameters and lengths of our devices are set to specific measurements, which may limit the surgeon to these specific sizes.

•	Depending on the case, usage of a disposable product may be viewed as more costly and may not be accepted by our potential end users.

•	Our device uses an ellipitical channel which potentially limits the working area compared to a round channel.

•	Certain procedures such as aneurysms require greater site access and therefore are less appropriate for VBAS’ minimal approach.

•	Because our products are relatively new to the market, there is no guarantee that any of the above mentioned features would prove effective and be useful by the end user, and the extent to which we are successful in achieving our objectives will be judged by the acceptance of the devices in the market.

Vycor Medical Product Pipeline

Brain Access and Related Products

We plan to develop additional Brain Access Systems shapes and sizes and we are also identifying other products that may be used in conjunction with our VBAS product.

We are developing an extension arm as a re-usable accessory that attaches to the VBAS device; this will enable easier connection to halo systems and other retractor systems on the market.

Cervical Access Products

We will continue our preliminary development of Cervical Access System products which would be used by the surgeon to access the anterior cervical surgical site (the uppermost vertebrae located in the neck). While the Company has filed certain intellectual property applications with respect to this technology, such development is in early stage.

Market

We believe that approximately 30% of the 4,500 US neurosurgeons focus predominantly on craniotomies or cranial procedures that could potentially benefit from the VBAS product. Management believes that there are approximately 1,500 hospitals that represent the majority of its US target market.

Competition

Competing manufacturers of brain retractors include, among others, Cardinal Health, Aesculap, Integra Life Sciences, Codman (Division of Johnson & Johnson), Medtronic, Stryker and others.

Sales, Marketing and Customers

Vycor Medical is currently focusing its marketing efforts for VBAS on the US and Canada, China and Europe. Vycor Medical markets VBAS products to leading neurosurgeons and neurosurgery hospitals. Our domestic distribution partners are independent distributors that have existing relationships with neurosurgeons and target hospitals serving approximately 75% of the U.S. population.

Our European distribution partners focus on the neurosurgery markets in Spain, Italy, Belgium, Scandinavia, Switzerland and the U.K. We have also entered into a distribution agreement for VBAS with a Chinese distributor, however we must receive SFDA clearance before commencing sales in China. Vycor Medical has filed for, but not yet received such SFDA approval. We are also undertaking the regulatory approval process in Australia and Japan.

In the US Vycor Medical sells to stocking regional distributors and direct to hospitals through independent representatives. Management believes that its products currently are being utilized in approximately 80 hospitals in the United States and currently being evaluated in a further 40 hospitals.

Manufacturing

Vycor Medical has executed agreements with Lacey Manufacturing Company of Bridgeport, CT (“Lacey”) and C&J Industries of Meadville, PA (“C&J”) to provide a full range of vertically integrated services for our products, including engineering, contract manufacturing and logistical support. Lacey and C&J are U.S. FDA-registered and meet ISO standards and certifications.

Intellectual Property

Patent Applications

Vycor Medical has an issued patent in China and a patent approved for grant in Russia, as well as 13 patent applications pending in the U.S. and internationally with respect to its technology.

Trademarks

VYCOR MEDICAL is a registered trademark and VIEWSITE is pending registration as a trademark with the United States Patent and Trademark Office.

NovaVision, Inc.

Introduction

NovaVision provides a non-invasive, computer-based visual neuro-stimulation rehabilitation therapy called Vision Restoration Therapy (“VRT”) for those patients suffering from visual field deficits as a result of neurological trauma. The Company also has some screening and diagnostic products. VRT is a patient-specific diagnostic and therapeutic platform that can potentially increase a patient’s visual field and enable them to experience significant functional improvements. VRT is currently focused on visual deficits resulting from stroke and traumatic brain injuries. It is estimated that 15 to 20% of these patients experience a visual field deficit (VFD), reducing mobility and other activities of daily living (ADL). Patients with VFD often experience difficulties walking, are prone to bumping into foreign objects and may be unable to read or even see different foods on their plates. The result is a loss of self-confidence, decreased mobility, ADL difficulties and a lower quality of life. It is this sub-set of patients that is NovaVision’s target market. In the US alone this target audience is estimated to be in excess of 800,000 treatable patient population. Management believes that VRT could ultimately be applied to other neurological causes of VFD.

Management believes that NovaVision is a leader in the field of neurologically-caused VFD rehabilitation in the U.S. and Europe with over 2,000 patients having been treated with VRT. The Company’s therapy can be delivered to market through a variety of different channels — physicians, rehabilitation centers, therapy centers and direct-to-patient. NovaVision has a strong IP portfolio with 19 allowed, issued or granted patents and 17 pending patents.

NovaVision operates in the US and in Germany through NovaVision AG, its wholly-owned subsidiary and has received 510(k) clearance and CE Marking for VRT.

VRT Platform Technology

The platform technology is comprised of proprietary algorithms that generate patient-specific therapies enabling NovaVision’s products to be used as both diagnostic and therapeutic tools. The platform technology generates light-based stimulus programs, beginning with a fixation point on a display screen. As the patient focuses on this fixation point, a series of light stimuli are delivered on the screen that are specific to the patient’s visual field loss. Most stimuli are presented along the border of the patient’s visual field loss and relayed directly to the brain using the optic nerve as a conduit.

For ophthalmic indications, the platform technology is incorporated into NovaVision’s VRT product and the programmed light sequences stimulate the border zone between the “seeing” and “blind” visual fields. The diagnostic algorithm in the VRT product first maps the visual field and defines the areas of defect in patients suffering vision loss. The therapeutic algorithm in the VRT product is then specifically designed for each patient based upon the results of the diagnostic program and it repetitively challenges the visual cortex with multiple stimuli over the course of time.

VRT is performed over a six-month period twice a day for an hour total, six days a week. Most patients do not necessarily experience material benefits until the third month of treatment, although there have been a number of cases of faster improvement. During the initial months, patients may need ongoing encouragement so that they remain motivated to continue with the treatment regimen.

NovaVision currently delivers its program in the US through an integrated hardware/software package. The VRT device has a monitor and chinrest, along with a computer preloaded with the VRT software application, to ensure that the patient is optimally positioned to ensure maximum consistency and effectiveness of treatment.

The therapy requires a prescription by a licensed physician in the US. NovaVision markets VRT technology to active physicians; to date, approximately 500 prescribing physicians in the U.S. have registered with NovaVision.

Product shortcomings

VRT has a few shortcomings:

•	There are certain conditions for which VRT may not be suitable, including: those with a light sensitive seizure disorder such as epilepsy; those with acute central nervous system or eye disease; those with significant cognitive difficulties that would preclude understanding the instructions or maintaining attention for the daily therapy sessions; and those with best corrected visual acuity worse than 20/200, and therefore with an inability to detect the stimuli reliably.

•	Results can vary significantly, and some patients who have been treated have had little to no improvement in their vision field.

•	There may be side effects. The majority of patients who undergo VRT do not experience any noticeable side effects, though a small number of patients have reported infrequent headaches.

Marketing

NovaVision markets its therapy through physicians and directly to patients, whom it refers to physicians for consultation, prescription and diagnosis prior to undergoing therapy. Its screening and diagnostic products are marketed to physicians, medical and rehabilitation centers as well as academic institutions. NovaVision is in the process of finalizing a significantly enhanced marketing strategy which will entail increased sales and marketing expenditure.

Market

NovaVision’s core VRT product addresses a currently largely unmet and substantial market. In the US alone management believes there are over 7 million stroke sufferers and 2.8 million TBI patients. It is estimated that this equates to a treatable patient population of approximately 800,000, increasing each year.

NovaVision Product Pipeline

Utilizing VRT’s underlying technology, NovaVision has developed and commercialized related visual products for physicians. Management is in the advanced stages of development of a Class 1 screening device with an integrated head-mounted perimetry “HMP”. Management believes its greatest advantage is its portability which enables it to be utilized in a number of situations where patients with a VFD may otherwise not be able to take a table mounted test.

Regulatory Matters

NovaVision’s products are regulated in the U.S. by the FDA as Class U medical devices subject to 510(k) clearances, and in Europe NovaVision has CE Marking for VRT as a Class I device. NovaVision received its FDA 510(k) clearance for VRT specific to Stroke and TBI indications in 2003.

Intellectual Property

Patents

NovaVision maintains a portfolio of patent protection on its methods and apparatus in the form of issued patents and applications, both domestically and internationally. NovaVision has 19 allowed, issued or granted patents and 17 pending applications.

Trademarks

NovaVision maintains a portfolio of registered trademarks for NovaVision, NovaVision VRT and Vision Restoration Therapy amongst others, both in the US and internationally.

Manufacturing and Operations

NovaVision assembles and tests all of its medical devices within the Company’s headquarters facility. NovaVision has an FDA Establishment Registration and the Company does not have any long-term contractual obligations with its vendors to purchase products from them, nor are suppliers contractually obligated to sell products to NovaVision.

LEGAL PROCEEDINGS

None

DESCRIPTION OF PROPERTY

The Company leases approximately 14,000 sq. ft located at 3651 FAU Boulevard, Suite 300, Boca Raton, FL 33431 from Boca R & D Project 7, LLC for a basic rent of $8,500 plus sales tax per month. The term of the lease is twelve (12) months terminating November 30, 2011. The Company is in discussions with the landlord with respect to entering into a new lease.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operation for the years ended December 31, 2010 and 2009 and the three and six month periods ended June 30, 2011 and 2010 should be read in conjunction with the financial statements and the notes to those statements that are included elsewhere in this report. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the “Risk Factors,” “Cautionary Notice Regarding Forward-Looking Statements” and “Our Business” sections in this Form 8-K. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Critical Accounting Policies and Estimates

Uses of estimates in the preparation of financial statements

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimated. To the extent management’s estimates prove to be incorrect, financial results for future periods may be adversely affected. Significant estimates and assumptions contained in the accompanying consolidated financial statements include management’s estimate of the allowance for uncollectible accounts receivable, amortization of intangible assets, and the fair values of options and warrant included in the determination of debt discounts and share based compensation.

Going Concern

The Company’s financial statements have been presented on a basis that contemplates the realization of assets and the satisfaction of liabilities in the normal course of business and assumes the Company will continue as a going concern. The Company has incurred losses since its inception, including a net loss of $1,983,822 for the year ended December 31, 2010, and the Company expects to continue to incur substantial additional losses in the future, including additional development costs, costs related to marketing and manufacturing expenses. The Company has incurred negative cash flows from operations since inception. As of December 31, 2010 the Company had a stockholders’ equity of $88,714 and cash and cash equivalents of $127,081. The Company believes it would not have enough cash to meet its various cash needs unless the Company is able to obtain additional cash from the issuance of debt or equity securities. There is no assurance that additional funds from the issuance of equity will be available for the Company to finance its operations on acceptable terms. If adequate funds are not available, the Company may have to delay development or commercialization of products or technologies that the Company would otherwise seek to commercialize, or cease operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Research and Development

The Company expenses all research and development costs as incurred. For the years ended December 31, 2010 and 2009, the amounts charged to research and development expenses were $15,208 and $4,761, respectively.

Cash and cash equivalents

The Company maintains cash balances at various financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $250,000. Cash balances may at times exceed the FDIC insured limits. Cash also includes a US investment account in a money market backed by government securities up to 105% of the account balance. The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash balances in Germany held at NovaVision AG at December 31, 2010 and 2009 includes $1,233 and $0, respectively.

Property and equipment

The Company records property and equipment at cost and calculates depreciation using the straight-line method over the estimated useful life of the assets, which is estimated to be between three and seven years. Maintenance, repairs and minor renewals are charged to expense when incurred. Replacements and major renewals are capitalized

Income taxes

The Company accounts for income taxes in accordance with the current authoritative guidance. Deferred income tax assets and liabilities are determined based upon differences between financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established, when it is more likely than not that such benefit will not be realized.

Patents and Other Intangible Assets

The Company capitalizes legal and related costs associated with the establishment and enhancement of patents for its products once patents have been applied for. Costs associated with the development of the patented item or processes are charged to research and development costs as incurred. The capitalized costs are amortized over the life of the patent. The Company reviews intangible assets on an annual basis using a present value, cash flow method based upon the authoritative guidance. Trademarks have an indefinite life and are reviewed annually by management for impairment in accordance with the authoritative guidance.

Revenue Recognition

Vycor Medical generates revenue from the sale of its surgical access system to hospitals and other medical professionals. Vycor Medical records revenue when a completed contract for the sale exists, the product is invoiced and shipped to the customer. Vycor Medical does provide for product returns or warranty costs.

NovaVision generates revenues from various programs, therapy services and other sources such as government grants. Therapy services revenues represent fees from NovaVision’s vision restoration therapy software, diagnostic software, medical devices, clinic set up and training fees, and the professional and support services associated with the therapy. NovaVision recognizes revenue for providing the vision restoration therapy as the Company’s work effort is expended. NovaVision provides vision restoration therapy directly to patients. The typical vision restoration therapy consists of six modules, performed on average over 6 months in the U.S. and 10 months in Germany. A patient contract comprise set-up fees and monthly therapy fees. Set-up fees are recognized at the outset of the contract and therapy revenue is recognized ratably over the therapy period. Patient therapy is restricted to being completed by a patient within a specified time frame.

Research grants and other subsidies represent revenue from certain German government agencies to cover certain patients within an insurance group and also to reimburse NovaVision AG for certain payroll and other costs. The Company recognizes grant revenue when services or costs have been incurred which would entitle the Company to use the German government funds, and the grant requirements have been satisfied.

Deferred revenue results from patients paying for the therapy in advance of receiving the therapy.

Accounts Receivable

The Company’s accounts receivable are due from the hospitals and distributors in the case of Vycor Medical, and from patients directly therapy or physicians for diagnostic products in the case of NovaVision. Accounts receivable are due once products have been delivered or at the time the therapy is initiated; however, for NovaVision therapy patients sometimes credit is extended through various payment plans based on individual financial conditions, generally not to exceed the 9 or 10 month therapy period. The outstanding balances are stated net of an allowance for doubtful accounts. The Company determines its allowance by considering a number of factors, including the length of time accounts receivable are past due, and the customer’s ability to pay its obligations. The Company writes off accounts receivable when they become uncollectible.

Inventory

Inventories are comprised of Vycor Medical VBAS devices, components ancillary to NovaVision’s medical device provided to patients and centers and diagnostic products, and are stated at the lower of cost or market, determined under the first-in, first-out method. The inventory is charged to cost of revenue at the time that a device is shipped to a customer or patient.

Foreign Currency

The Euro is the local currency of the country in which NovaVision AG conducts its operations and is considered the functional currency of this entity. All balance sheet amounts are translated to U.S. dollars using the U.S. exchange rate at the balance sheet date except for the equity section which is translated at historical rates. Operating statement amounts are translated using an average exchange rate for the period of operations. Foreign currency translation effects are accumulated as part of the accumulated other comprehensive income (loss) and included in shareholders’ (deficit) in the accompanying Consolidated Balance Sheet.

Educational marketing and advertising expenses

The Company may incur costs for the education of customers on the uses and benefits of its products. The Company will include education, marketing and advertising expense as a component of selling, general and administrative costs as such costs are incurred.

RESULTS OF OPERATIONS

Comparison of the Year Ended December 31, 2010 to the Year Ended December 31, 2009

Revenue and Gross Margin:

	2010 (restated)	2009 (restated)	% Change
Revenue:
Vycor Medical	$307,582	$199,046	55%
NovaVision	$8,868	$—	NM
	$316,450	$199,046	59%
Cost of Revenue:
Vycor Medical	$(47,607)	$(22,482)	114%
NovaVision	$(1,130)	$—	NM
	$(48,737)	$(22,482)	100%
Gross Profit
Vycor Medical	$259,975	$176,564	49%
NovaVision	$7,738	$—	NM
	$267,713	$176,564	54%

Vycor Medical recorded revenue of $307,582 from the sale of its products in 2010, an increase of 55% over 2009. The increase in sales was attributable to greater penetration and usage of our product in hospitals in the United States both direct and through distributors, and increased sales internationally. Gross margin of 85% was achieved in 2010 compared to 89% for 2009. Gross margin is mostly a product of sale mix between US sales through distributors, US sales direct and international sales.

NovaVision recorded revenues of $8,868 for the period from November 30, 2010, the date of the acquisition of NovaVision, and gross margin of 87%. These revenues were all attributable to Germany.

Research and Development Expense:

Research and development expenses were $15,208 in 2010 compared to $4,761 for 2009.

General and Administrative Expenses:

General and administrative expenses increased by $ 909,007 to $ 1,919,174 for 2010 from $ 1,101,167 for 2009. Following the recapitalization transaction that closed on December 29, 2009 the board and management of Vycor has embarked on a period of heightened sales and marketing activity and engagement with distributors and hospital customers following a prolonged period of reduced activity in 2009 as a result of capital constraints. This has lead to an increase in the marketing-related costs of the Company. Vycor has also carried out a series of fundraisings since the closing of the recapitalization, which has resulted in additional cash and non-cash expenses.

The increases for 2010 over 2009 are attributable to an increased level of: sales and marketing activity; personnel costs; fundraising fees and related costs and higher levels of consulting, professional and regulatory cost, as follows:

Total G&A expenses for the year ended December 31, 2009	$1,101,167
Increase in marketing expenditure and travel costs	249,182
Increase in personnel costs	228,599
Decrease in personnel costs — non-cash stock compensation (1)	(324,954)
Increase in fundraising costs	72,500
Increase in consulting fees	90,768
Increase in consulting fees — non-cash stock compensation (1)	273,769
Increase in professional and regulatory costs	127,910
Increase in other operating expenses	191,233
Total G&A expenses year ended December 31, 2010	$1, 919,174

(1) Included within General and Administrative Expenses are non-cash charges for share based compensation as the result of amortizing employee and non-employee shares, warrants and options which have been issued by the Company over various periods. The aggregate amount in 2010 was $381,713, a decrease of $51,184 over $432,898 in 2009.

Interest Expense:

Interest expense comprises: interest expense on the Company’s debt; and the amortization of the Beneficial Conversion Feature (BCF) recorded on certain of the Company’s convertible debt. Net interest expense for 2010 was reduced by $202,528 to $45,874 from $248,402 for 2009, as a result of the extinguishment of certain debt and related BCF balances. The amortization of BCF was $0 in 2010, as compared to $145,302 in 2009.

Costs Associated with the Acquisition of NovaVision:

On November 30, 2010 Vycor acquired substantially all the assets of the former NovaVision, Inc., including the shares of NovaVision AG, out of bankruptcy, for total proceeds of $900,000. As required under ASC 805 the Company commissioned an independent appraisal of the assets acquired and has entered the assets into its consolidated accounts on the basis of this valuation. As a result, the Company generated goodwill on acquisition of $58,027 which has been written off as incurred.

The expenses of the transaction, which primarily comprised legal fees and audit fees in connection with the Form 8-K/A filed on February 14, 2010 amounted to $154,203.

Liquidity and Capital Resources

Liquidity

The following table shows cash flow and liquidity data for the periods ended December 31, 2010 and December 31, 2009:

	December 31, 2010 (restated)	December 31, 2009 (restated)	$ Change
Cash	$127,081	$12,771	$114,310
Accounts receivable, inventory and other current assets	235,601	94,084	141,517
Total current liabilities	(2,064,980)	(1,646,900)	(418,080)
Working capital (deficit)	$(1,163,777)	$(1,540,045)	$(376,268)

Cash provided by financing activities	$2,489,500	$422,552	$2,066,948

As of December 31, 2010 we had $127,081 cash, a working capital deficit of $1,163,777 and an accumulated deficit of $6,883,163. The Stockholders’ equity at December 31, 2010 was $88,714, an improvement from a deficit of $1,245,940 at December 31, 2009. Debt at December 31, 2010 was $1,400,381, a change from $1,245,052 at December 31, 2009. Of this change, $794,019 was debt to finance the acquisition of NovaVision, resulting in a net debt reduction excluding the NovaVision acquisition of $638,690.

Our operating activities used $1,450,270 in cash for the year ended December 31, 2010. Aside from the increased operating expenses discussed above, the Company has significantly reduced Vycor Medical’s accounts payable, from $336,942 in December 2009 to $80,906 in December 2010, acquired NovaVision for $900,000 and increased operating assets. This is accounted for as follows:

Net cash loss adjusted for change in accrued interest	$(1,446,086)
Reduction in Vycor Medical accounts payable	(242,011)
Increase in accounts receivable and inventory	(36,124)
Increase in accrued liabilities	294,306
Net Change in other assets and liabilities	(20,355)
$(1,450,270)

Comparison of the Three Months Ended June 30, 2011 to the Three Months Ended June 30, 2010

Results for the three months ended June 30, 2010 include adjustments to reflect of the effects of the restated financial statements included in the Company’s Quarterly Report on Form 10-Q/A for the quarterly period ending June 30, 2010.

Revenue and Gross Margin:

	2011	2010	% Change
Revenue:
Vycor Medical	$82,239	$74,817	10%
NovaVision	60,092	—	NM
Total Revenue	$142,331	$74,817	90%
Cost of Revenue:
Vycor Medical	(21,349)	$(6,184)	245%
NovaVision	(13,843)	$—	NM
Total Cost of Revenue	$(35,192)	$(6,184)	469%
Gross Profit
Vycor Medical	60,890	68,633	–11%
NovaVision	46,249	$—	NM
Total Gross Profit	$107,139	$68,633	56%

Vycor Medical recorded revenue of $82,239 from the sale of its products for the three months ended June 30, 2011, an increase of 10% over the same period in 2010. The increase in sales was attributable to greater penetration and usage of our product in hospitals in our US and European markets. Gross margin of 74% was achieved compared to 92% for the same period in 2010. Gross margin is mostly a product of sales mix between US and International sales through different sales channels. Gross margin also reflects inventory credits in the three months to June 30, 2010 and non-recurring product life extension costs in the three months ended June 30, 2011.

NovaVision recorded revenues of $60,092 for the three months ended June 30, 2011 and gross margin of 77%.

Research and Development Expense:

Research and development (“R&D”) expenses were $37,484 for the three months ended June 30, 2011, as compared to $762 for the same period in 2010. The increase in R&D expense relates primarily to the inclusion of NovaVision in the 2011 period.

General and Administrative Expenses:

General and A dministrative expenses increased by $1,356,811 to $ 1,823,019 for the three months ended June 30, 2011 from $ 466,019 for the same period in 2010. Of this increase, $892,032 was from non-cash charges representing the value of existing and newly-issued share based payments to non-employee consultants attributable to the period. The increase was primarily related to the recognition of $658,651 for fully vested warrants issued to Fountainhead during the 2011 period, as well as the recognition of common stock issued to Jerrald Ginder and GreenBridge Capital Partners. The remaining General and Administrative increase of $464,799 reflects approximately $200,000 of additional expenses related to the inclusion of NovaVision as well as increased professional and consulting fees, including increased consulting fees with Fountainhead following the NovaVision acquisition, and a $70,000 contingent bonus accrual related to our employment agreement with our CEO, Kenneth Coviello.

Interest Expense:

Interest expense includes interest expense on the Company’s debt and insurance policy financing. Interest expense in the three months ended June 30, 2011 increased by $27,816 to $39,613 from $11,797 for the same period in 2010, reflecting increased debt levels.

Comparison of the Six Months Ended June 30, 2011 to the Six Months Ended June 30, 2010

Results for the six months ended June 30, 2010 include adjustments to reflect of the effects of the restated financial statements included in the Company’s Quarterly Report on Form 10-Q/A for the quarterly period ending June 30, 2010.

Revenue and Gross Margin:

	2011	2010	% Change
Revenue:
Vycor Medical	$182,081	$139,103	31%
NovaVision	$105,372	$—	NM
	$287,453	$139,103	107%
Cost of Revenue:
Vycor Medical	$(28,467)	$(18,772)	52%
NovaVision	$(29,098)	$—	NM
	$(57,565)	$(18,772)	207%
Gross Profit
Vycor Medical	$153,614	$120,331	28%
NovaVision	$76,274	$—	NM
	$229,888	$120,331	91%

Vycor Medical recorded revenue of $182,081 from the sale of its products for the six months ended June 30, 2011, an increase of 31% over the same period in 2010. The increase in sales was attributable to greater penetration and usage of our product in hospitals in the in our US and European markets. Gross margin of 84% was achieved compared to 87% for the same period in 2010. Gross margin is mostly a product of sales mix between US and International sales through different sales channels. Gross margin also reflects inventory credits in the six months to June 30, 2010 and non-recurring product life extension costs in the six months ended June 30, 2011.

NovaVision recorded revenues of $105,372 for the six months ended June 30, 2011 and gross margin of 72%.

Research and Development Expense:

Research and development expenses were $61,336 for the six months ended June 30, 2011 compared to $5,648 for the same period in 2010. The increase in R&D expense relates primarily to the inclusion of NovaVision in the 2011 period.

General and Administrative Expenses:

General and administrative expenses increased by $ 1,953,567 to $ 2,783,748 for the six months ended June 30, 2011 from $ 830,181 for the same period in 2010. Of this increase, $1,018,033 was from non-cash charges representing the value of existing and newly-issued share based payments to employee and non-employee consultants attributable to the period. The increase was primarily related to the recognition of $658,651 for fully vested warrants issued to Fountainhead during the 2011 period, as well as the recognition of common stock issued to Jerrald Ginder and GreenBridge Capital Partners IV, LLC. The remaining General and Administrative increase of $935,534 reflects approximately $450,000 of additional expenses related to the inclusion of NovaVision in 2011, increased professional and consulting fees, including increased consulting fees with Fountainhead following the NovaVision acquisition, the $70,000 bonus accrual mentioned above, and higher levels of marketing activities in Vycor Medical.

Interest Expense:

Interest expense for the six months ended June 30, 2011 increased by $39,132 to $63,534 from $24,402 for the same period in 2010, reflecting increased debt levels.

Liquidity and Capital Resources

Liquidity

The following table shows cash flow and liquidity data for the periods ended June 30, 2011 and December 31, 2010:

	June 30, 2011	December 31, 2010	$ Change
Cash	$2,206,616	$127,081	$2,079,535
Accounts receivable, inventory and other current assets	1,338,297	774,122	564,175
Total current liabilities	(1,500,604)	(2,064,980)	564,376
Working capital surplus (deficit)	$2,041,327	$(1,163,777)	$3,205,104
Cash provided by financing activities	$3,556,194	$889,500	$2,666,694

As of June 30, 2011 we had $2,206,616 cash, a working capital surplus of $2,041,327 and an accumulated deficit of $9,654,121. Total Stockholders’ equity at June 30, 2011 was $1,943,636. Total debt at June 30, 2011, including $504,825 of short term debt included in the working capital surplus above, was $1,821,187, a change of $405,525 from $1,415,662 at December 31, 2010. Our operating activities used $1,401,297 in cash for the six months ended June 30, 2011.

Uses of estimates in the preparation of financial statements

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimated. To the extent management’s estimates prove to be incorrect, financial results for future periods may be adversely affected. Significant estimates and assumptions contained in the accompanying consolidated financial statements include management’s estimate of the allowance for uncollectible accounts receivable, amortization of intangible assets, and the fair values of options and warrant included in the determination of debt discounts and share based compensation.

Going Concern

Our financial statements have been presented on a basis that contemplates the realization of assets and the satisfaction of liabilities in the normal course of business and assumes we will continue as a going concern. We have incurred losses since our inception, including a net loss of $2.8 million for the six months ended June 30, 2011, and we expect to continue to incur substantial additional losses in the future, including additional product development, marketing, manufacturing and distribution expenses. We have generated negative cash flows from operations since inception. As of June 30, 2011 the Company had stockholders’ equity of $1.9 million and cash and cash equivalents of $2.2 million. The Company believes it would not have enough cash to meet its various cash needs unless the Company is able to obtain additional cash from the issuance of debt or equity securities. There is no assurance that additional funds from the issuance of equity will be available for the Company to finance its operations on acceptable terms. If adequate funds are not available, the Company may have to delay development or commercialization of products or technologies that the Company would otherwise seek to commercialize, or cease operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Research and Development

The Company expenses all research and development costs as incurred.

Cash and cash equivalents

The Company maintains cash balances at various financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $250,000. Cash balances may at times exceed the FDIC insured limits. Cash also includes a US investment account in a money market backed by government securities up to 105% of the account balance. The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Property and equipment

The Company records property and equipment at cost and calculates depreciation using the straight-line method over the estimated useful life of the assets, which is estimated to be between three and seven years. Maintenance, repairs and minor renewals are charged to expense when incurred. Replacements and major renewals are capitalized

Income taxes

The Company accounts for income taxes in accordance with the current authoritative guidance. Deferred income tax assets and liabilities are determined based upon differences between financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established, when it is more likely than not that such benefit will not be realized.

Patents and Other Intangible Assets

The Company capitalizes legal and related costs associated with the establishment and enhancement of patents for its products once patents have been applied for. Costs associated with the development of the patented item or processes are charged to research and development costs and expensed as incurred. The capitalized costs are amortized over the life of the patent. The Company reviews intangible assets for impairment on an annual basis. Trademarks have an indefinite life and are also reviewed annually by management for impairment in accordance with the authoritative guidance.

Revenue Recognition

Vycor Medical generates revenue from the sale of its surgical access system to hospitals and other medical professionals. Vycor Medical records revenue when a completed contract for the sale exists, the product is invoiced and shipped to the customer. Vycor Medical does provide for product returns or warranty costs.

NovaVision generates revenues from various programs, therapy services and other sources such as government grants. Therapy services revenues represent fees from NovaVision’s vision restoration therapy software, diagnostic software, medical devices, clinic set up and training fees, and the professional and support services associated with the therapy. NovaVision recognizes revenue for providing the vision restoration therapy as the Company’s work effort is expended. NovaVision provides vision restoration therapy directly to patients. The typical vision restoration therapy consists of six modules, performed on average over 6 months in the U.S. and 10 months in Germany. A patient contract comprise set-up fees and monthly therapy fees. Set-up fees are recognized at the outset of the contract and therapy revenue is recognized ratably over the therapy period. Patient therapy is restricted to being completed by a patient within a specified time frame.

Research grants and other subsidies represent revenue from certain German government agencies to cover certain patients within an insurance group and also to reimburse NovaVision AG for certain payroll and other costs. The Company recognizes grant revenue when services or costs have been incurred which would entitle the Company to use the German government funds, and the grant requirements have been satisfied.

Deferred revenue results from patients paying for the therapy in advance of receiving the therapy.

Accounts Receivable

The Company’s accounts receivable are due from the hospitals and distributors in the case of Vycor Medical, and from patients directly therapy or physicians for diagnostic products in the case of NovaVision. Accounts receivable are due once products have been delivered or at the time the therapy is initiated; however, for NovaVision therapy patients sometimes credit is extended through various payment plans based on individual financial conditions, generally not to exceed the 9 or 10 month therapy period. The outstanding balances are stated net of an allowance for doubtful accounts. The Company determines its allowance by considering a number of factors, including the length of time accounts receivable are past due, and the customer’s ability to pay its obligations. The Company writes off accounts receivable when they become uncollectible.

Inventory

Inventories are comprised of Vycor Medical VBAS devices, components ancillary to NovaVision’s medical device provided to patients and centers and diagnostic products, and are stated at the lower of cost or market, determined under the first-in, first-out method. The inventory is charged to cost of revenue at the time that a device is shipped to a customer or patient.

Foreign Currency

The Euro is the local currency of the country in which NovaVision AG conducts its operations and is considered the functional currency of this entity. All balance sheet amounts are translated to U.S. dollars using the U.S. exchange rate at the balance sheet date except for the equity section which is translated at historical rates. Operating statement amounts are translated using an average exchange rate for the period of operations. Foreign currency translation effects are accumulated as part of the accumulated other comprehensive income (loss) and included in shareholders’ (deficit) in the accompanying Consolidated Balance Sheet.

Educational marketing and advertising expenses

The Company may incur costs for the education of customers on the uses and benefits of its products. The Company will include education, marketing and advertising expense as a component of selling, general and administrative costs as such costs are incurred.

Under a previously disclosed agreement entered into with Fountainhead Capital Management Limited, Fountainhead agreed to fund or procure funding for Vycor Medical’s monthly operating expenses through September 2010 subject to the Company meeting certain financial benchmarks. The Company entered into a new agreement on September 29, 2010 under which Fountainhead agreed to extend this commitment for Vycor Medical’s operating expenses through August, 2011.

Off-Balance Sheet Arrangements

As of December 31, 2010 and June 30, 2011, we had no off-balance sheet arrangements.

Seasonality

Our operating results are not affected by seasonality.

Inflation

Our business and operating results are not affected in any material way by inflation.

Restatement

In late July 2011, the Company’s management re-evaluated certain of its accounting policies and procedures in connection with the preparation of the Company’s financial statements for the periods ended June 30, 2011, and determined that it had not properly accounted for warrants issued in connection with certain service agreements and for the beneficial conversion feature of certain convertible debentures. Specifically, management determined that the Company had previously not recognized the fair value of warrants issued in connection with certain consulting or other service agreements at the measurement date, and had previously recognized the expense ratably over the life of the warrant. The Company’s management further determined that the proper accounting, following the guidance in ASC Topic 505, is to record the fair value of these warrants as a prepaid expense on the date of issuance, and recognize the expense ratably over the life of the underlying service agreement. In addition, the Company had, since December 2009, been determining the existence of a beneficial conversion feature of convertible debt based on the fair value of the conversion feature on the date of issuance, rather than using the intrinsic value of the conversion feature on the date of issuance, as required under ASC Topic 470.

Following discussions with the Company’s independent registered public accounting firm, the Company’s management met on August 12, 2011 with the Company’s Board of Directors, which concluded that the Company’s previously issued consolidated financial statements: (i) for the years ended December 31, 2009 and 2010 (the “Annual Financial Statements”) included in the Company’s Annual Reports on Form 10-K for the years then ended (the “Annual Reports”); and (ii) for the interim periods ended March 31, 2010, June 30, 2010, September 30, 2010 and March 31, 2011 (collectively, the “Quarterly Financial Statements”) included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010, September 30, 2010 and March 31, 2011 respectively (the “Quarterly Reports”) should no longer be relied upon and that the Company should, as soon as practicable, file with the SEC amendments to the aforementioned Annual Reports and Quarterly Reports to restate such Annual Financial Statements and Quarterly Financial Statements to properly record the warrants and beneficial conversion features and to make related adjustments and disclosures in connection therewith. The net impact on the Company’s previously reported Net Loss for the 18-month period of October 1, 2009 through March 31, 2011 was to increase losses by approximately $152,000.

Internal Control Deficiencies

Management determined that the forgoing matters reflected a deficiency in the Company’s internal controls that constitutes a significant deficiency. A significant deficiency is a deficiency, or a combination of deficiencies, in internal control over financial reporting that is less severe than a material weakness, yet important enough to merit attention by those responsible for oversight of the Company’s financial reporting. The significant deficiency is discussed in each of the foregoing amended Annual Reports and Quarterly Reports.

Critical Accounting Policies

The Securities and Exchange Commission issued Financial Reporting Release No. 60, “Cautionary Advice Regarding Disclosure About Critical Accounting Policies” suggesting that companies provide additional disclosure and commentary on their most critical accounting policies. In Financial Reporting Release No. 60, the Securities and Exchange Commission has defined the most critical accounting policies as the ones that are most important to the portrayal of a company’s financial condition and operating results, and require management to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. See “Uses of estimates in the preparation of financial statements” above.

CHANGES AND DISAGREEMENTS WITH
ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Since inception until the present time, the principal independent accounting firm for the Company has not resigned, declined to stand for reelection or been dismissed. We have no disagreements with our independent registered public accounting firm on any matter of accounting principles or with any financial statement disclosures.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our Directors and Executive Officers

Set forth below is certain biographical information concerning our current executive officers and directors. We currently have two executive officers as described below.

Directors and Executive Officers	Position/Title	Age
Adrian Christopher Liddell	Chairman of the Board and a Director	53
David Marc Cantor	President and a Director	45
Peter C. Zachariou	Executive Vice President and a Director	50
Kenneth T. Coviello	Chief Executive and a Director	60
Heather N. Vinas	Director	32
Pascale Mangiardi	Director	39
Steven Girgenti	Director	66

Adrian Christopher Liddell, 53, has been Chairman of the Board and a Director of the Company since January 2010. He is an advisor to Fountainhead Capital Management Limited, an investment company based in Jersey, Channel Islands, which invests in, raises capital for and provides strategic advice to growth companies in healthcare and other sectors. Mr. Liddell has 30 years of strategic, corporate and financial advisory and company investment. From 2003 – 2006, Mr. Liddell was an investment advisor at Phoenix Equity Partners, a European private equity fund. From 1998 to 2003, Mr. Liddell served as Managing Director, Mergers & Acquisitions at Donaldson Lufkin & Jenrette and then Citigroup in London. From 1984 to 1998, Mr. Liddell held various positions at Samuel Montagu & Co, Lehman Brothers and Erik Penser Corporate Finance in London. Mr. Liddell qualified as a Chartered Accountant in 1984 and holds an MA from Christ’s College, Cambridge University.

David Marc Cantor, 45, has been President of the Company since September 2010 and a Director since January 2010. He is an investment manager of Fountainhead Capital Management Limited, an investment company based in Jersey, Channel Islands, which invests in, raises capital for and provides strategic advice to growth companies across a broad range of sectors. Mr. Cantor has over 22 years experience in Investment Banking with a focus on Mergers and Acquisitions and Equity Capital Raisings. Prior to Fountainhead from 2001 – 2005 he was at Citigroup Capital Markets where he was Co-head of its European Business Development and subsequently European Head of its Diversified Industrials and Aerospace activities. Prior to Citigroup he was a Managing Director in M&A at Donaldson Lufkin & Jenrette and worked at Lehman Brothers both in New York and London in both the Equity capital and M&A groups. Mr. Cantor has a BSc with Honours from City Business School, London.

Peter C. Zachariou, 50, was appointed a Director of the Company in May 2010 and Executive Vice President in September 2010. He is an investment manager for Fountainhead Capital Management Limited, an investment company based in Jersey, Channel Islands, which invests in, raises capital for and provides strategic advice to growth companies in healthcare and other sectors. For the past 20 years, Mr. Zachariou has been an active investor in a variety of companies and industries, both public and private, specializing in workouts and capital formation. Mr. Zachariou’s investments and activities have predominantly been in U.S. emerging and growth companies across a broad range of industry sectors. He has also been proprietor and operator of several businesses in the U.K. and U.S. in the manufacturing, retail and leisure industries.

Kenneth Coviello, 60, is our Chief Executive and a Director of the Company. Mr. Coviello has more than 25 years of experience in successfully developing, selling and marketing medical devices and managing medical device and healthcare product companies. Mr. Coviello has held positions of Vice President, Senior Vice President and President of medical device companies, including Lumex and Graham Field. From 2000 – 2005, he was Senior

Vice President at Misonix Inc., a public NASDAQ-listed medical device company that specializes in the design, manufacture and sale of ultrasonic surgical devices for orthopedic, neurosurgical, wound and urological applications. Mr. Coviello was responsible for Misonix medical device revenues and profitability, distribution partner contracts and factory operations in Farmingdale, NY. During his association with Misonix, Inc., Misonix increased its medical devices line from a single product to nine, grew medical device revenue, acquired and developed medical technology. While he was with Misonix, Inc, he was also appointed by Misonix, Inc. to the position of Chief Executive Officer of Hearing Innovations, Inc., a major funding entity and senior debt holder of Misonix, Inc. from August 2002 – November 2005. Mr. Coviello joined us on January 1, 2006 after leaving Misonix, Inc. in November 2005. Previous associations were:

1999–2000 FNC Medical – manufacturer and distributor of diabetic skin care supplies,

1992–1998 Graham Field – manufacturer and distributor of Medical devices, equipment and supplies

1972–1991 Lumex Inc. – manufacturer of medical devices and healthcare products

Heather N. Vinas, 32, is our founder and former President and a director. Ms. Vinas has more than 10 years experience in the medical profession ranging from hospitals to medical device manufacturing. Ms. Vinas joined us in November 2005. Ms. Vinas’s most recent position from 2001 – 2005 was as Director of Sales at Misonix, Inc., a public NASDAQ-listed medical device company that specializes in ultrasonic surgical devices for orthopedic, neurosurgical, wound and urological applications. Ms. Vinas’s responsibilities included international and domestic business development, knowledge and certification in export compliance, regulatory approval process and high-level executive contact and negotiations at some of the largest device companies in the world such as Tyco, Mentor, Aesculap, Richard Wolf and ACMI. She was also responsible for both domestic and international sales development. Ms. Vinas belongs to the Brain Injury Association, American Brain Tumor Association, and the National Association for Female Executives. She holds an Associates Degree in Business with a focus on Human Sciences and has additional credits in business administration from Katharine Gibbs College.

Pascale Mangiardi, 39, has been our director since October 30, 2007. She is presently the founder and President of Rougemont Management Services LLC and Chief Financial Officer of Optimus Services, LLC. From 2002 – 2006, she was a financial officer for John R. Mangiardi, MD, PC and from 2001–2002, she was the Assistant CEO at Hirslanden-Group Management AG, Zurich. Ms. Mangiardi holds a Diploma from the Swiss Business Administration School.

Steven Girgenti, 66, has been a director since November 19, 2008. He is President, CEO, Director and Co-Founder DermWorx, a specialty pharmaceutical company dedicated to solutions for dermatological conditions. Steve is also the Worldwide Chairman of Ogilvy Healthworld, a leading global healthcare communications network with 55 offices in 36 countries. The network has more than 1,000 brand assignments from nearly 200 clients worldwide, providing strategic marketing and communications services to many of the world’s leading healthcare companies. Mr. Girgenti founded Healthworld in 1986 and, under his leadership, the company has made numerous acquisitions to expand and diversify the business. Healthworld went public in 1997. In addition to Vycor Medical, Mr. Girgenti has served as a director of Burren Pharmaceuticals and Pharmacon International, and is currently a director of AVTV Networks. He is also Vice Chairman of the Board of Governors for the Mt. Sinai Hospital Prostate Disease and Research Center in New York City, and is on the Board of Directors for Jack Martin Fund, a Mt. Sinai Hospital affiliated charitable organization devoted to pediatric oncology research. He graduated from Columbia University and has worked in the pharmaceutical industry since 1968 for companies such as Bristol-Myers Squibb, Carter Wallace and DuPont, as well as advertising agencies that specialize in healthcare. During his career, Steve has held positions in marketing research, product management, new product planning and commercial development.

All of our directors hold office until the next annual meeting of stockholders and until their respective successors have been elected or qualified. Officers serve at the discretion of the board of directors. There are no family relationships among our directors or executive officers. There is no arrangement or understanding between or among our officers and directors pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management stockholders will exercise their voting rights to continue to elect the current board of directors.

None of our directors and executive officers have during the past five years:

•	had any bankruptcy petition filed by or against any business of which he was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time;

•	been convicted in a criminal proceeding and is not subject to a pending criminal proceeding;

•	been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities;

•	or been found by a court of competent jurisdiction (in a civil action), the Securities Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Committees of the Board of Directors

Our Board of Directors does not have any committees.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the Board of Directors or compensation committee of any other entity that has one or more of its executive officers serving as a member of our Board of Directors.

There are no family relationships between our officers and directors. Each director is elected at our annual meeting of stockholders and holds office until the next annual meeting of stockholders, or until his successor is elected and qualified.

At the date of this prospectus, the Company is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

Identification of Significant Employees

The Company does not presently have any significant employees other than the named officers and directors.

Corporate Code of Conduct and Ethics

As of the present date, the Company has not adopted a Code of Conduct and Ethics, but plans to do so in the future.

Officers and Directors Indemnification

Under our Certificate of Incorporation and Bylaws of the corporation, the Company may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his or her position, if he or she acted in good faith and in a manner he or she reasonably believed to be in the Company’s best interest. The Company may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he or she is to be indemnified, the Company must indemnify the officer or director against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, then only by a court order. The indemnification coverage is intended to be to the fullest extent permitted by applicable laws.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to officers or directors under applicable state law, the Company is informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

EXECUTIVE COMPENSATION

The following is a summary of the compensation we paid for each of the last two years ended December 31, 2010 and 2009, respectively (i) to the persons who acted as our principal executive officer during our fiscal year ended December 31, 2010 and (ii) to the person who acted as our next most highly compensated executive officer other than our principal executive officer who was serving as our executive officer as of the end of our last fiscal year.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)
Kenneth T. Coviello	2010	$153,989	—	—	$29,212	—	—	$12,578	$195,779
(Chief Executive Officer)	2009	$102,230	—	$162,477	$29,212	—	—	$21,813	$315,732
Heather N. Vinas	2010	$72,739	—	—	$29,212	—	—	$9,184	$111,135
(Former President)	2009	$102,230	—	$162,477	$29,212	—	—	$26,644	$320,563
David Cantor	2010	$—	—	—	—	—	—	—	—
(President)

(1)	Management Warrants

OUTSTANDING EQUITY AWARDS

Grants of Plan-Based Awards

Initial grants under the 2008 Stock Plan were to Kenneth T. Coviello and Heather N. Vinas of options to purchase 1,000,000 shares in the aggregate. There were no option exercises by or stock vested in fiscal 2009 or 2010. Following the resignation of Heather N. Vinas, 166,667 options were cancelled.

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date
Kenneth T. Coviello	2/15/2008	—	—	500,000	$0.135	2/12/2018

Heather N. Vinas	2/15/2008	—	—	333,333	$0.135	2/12/2018

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by security holders	1,000,000	$0.135	2,651,345
Equity compensation plans not approved by security holders	50,000	0.19	—
Total	1,050,000	$0.138	2,651,345

(1)	As of December 31, 2010

Warrants Issued to Management

Name	Grant Date	Number of Securities Underlying Unexercised Exercisable Warrants (1)	Number of Securities Underlying Unexercised Exercisable Warrants (1)	Warrant Exercise Price ($)	Warrant Expiration Date
Kenneth T. Coviello	12/29/2009	—	16,450,066	$0.00717	12/29/2014
Heather N. Vinas	12/29/2009	—	8,225,063	$0.00717	12/29/2014
Total		—	24,675,129	$0.00717

(1)	As of December 31, 2010

Employment Agreements

Effective December 29, 2009, the Company entered into new employment agreements with each of our Chief Executive Officer, Mr. Kenneth Coviello and with our Former President, Ms. Heather Vinas. Ms. Vinas’ employment agreement terminated when she resigned her employment with the Company in May 2010. These new employment agreements superseded all prior employment agreements or arrangements between the Company and these individuals.

Effective September 30, 2010, the Company entered into identical employment agreements with David Cantor to serve as the Company’s President and Peter C. Zachariou to serve as the Company’s Executive Vice President. Each employment agreement continues until August 30, 2011 and is then extended for 60 day terms and provides that the executives will receive no compensation for services rendered under the agreements.

Compensation of Directors

During the period January 1, 2010 through October 21 , 2011, we granted Steven Girgenti a total of 1,674,858 shares of the Company’s Common Stock for Mr. Girgenti’s service to the Board of Directors. Mr. Girgenti is entitled to receive $5,000 in cash or stock at the option of the company per quarter and $1,500 per board meeting. No other directors of the Company receive compensation for their service to the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our voting securities by (i) any person or group owning more than 5% of any class of voting securities, (ii) each director, (iii) our chief executive officer and president and (iv) all executive officers and directors as a group as of October 21 , 2011. Unless noted, the address for the following beneficial owners and management is 3651 FAU Boulevard, Suite 300, Boca Raton, FL 33431.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner (1)	Percent of Class (2)
Common Stock	Kenneth Coviello	5,284,587	*
Common Stock	Heather N. Vinas	5,284,587	*
Common Stock	Pascale Mangiardi	—	0.00%
Common Stock	Steven Girgenti	1,378,948	*
Common Stock	Adrian Christopher Liddell	—	0.00%
Common Stock	Marc David Cantor	—	0.00%
Common Stock	Peter C. Zachariou	—	0.00%
Common Stock	All executive officers and directors as a group	11,947,462	1.5%
Common Stock	Fountainhead Capital Management Limited Portman House Hue Street, St. Helier, Jersey JB4 5RP	531,376,500	66.0%

*	Less than 1%

(1)	In determining beneficial ownership of our common stock, the number of shares shown includes shares which the beneficial owner may acquire upon exercise of debentures, warrants and options which may be acquired within 60 days. In determining the percent of common stock owned by a person or entity on August 31, 2011, (a) the numerator is the number of shares of the class beneficially owned by such person or entity, including shares which the beneficial ownership may acquire within 60 days of exercise of debentures, warrants and options, and (b) the denominator is the sum of (i) the total shares of that class outstanding on October 21 , 2011 ( 806,157,246 shares of common stock) and (ii) the total number of shares that the beneficial owner may acquire upon exercise of the debentures, warrants and options. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of its shares.

(2)	In addition, in determining the percent of common stock owned by a person or entity on October 21 , 2011, (a) the numerator is the number of shares of the class beneficially owned by such person and includes shares which the beneficial owner may acquire within 60 days upon conversion or exercise of a derivative security, and (b) the denominator is the sum of (i) the shares of that class outstanding on October 2 1, 2011 ( 806,157,246 shares of common stock) and (ii) the total number of shares that the beneficial owner may acquire upon conversion or exercise of a derivative security within such 60 day period. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of the shares.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL
PERSONS AND DIRECTOR INDEPENDENCE

Related Transactions

In January 2010 the Company issued a convertible debenture for $74,500 to Fountainhead Capital Management Limited (“Fountainhead”), holder of approximately 72.6% of the common shares of the Company, as more fully disclosed in Note 5 of the Notes to the Financial Statements. This debenture was repaid in May 2010.

In February 2010 the Company issued a convertible debenture for $70,000 to Fountainhead, as more fully disclosed in Note 5 of the Notes to the Financial Statements.

In February 2010 the Company entered into a Consulting Agreement with Fountainhead. Under the terms of the agreement, Fountainhead receives $8,500 as a monthly consulting fee, which is to be accrued and converted into stock or paid in cash once a certain level of cash has been raised. Under the terms of the agreement, the Company also issued warrants to Fountainhead to purchase up to 39,063,670 shares of the Company’s common stock at $.0125 per share. The warrants are valid from February 10, 2010 for a period of five years.

In March 2010 the Company issued a convertible debenture for $102,000 to Fountainhead, as more fully disclosed in Note 5 of the Notes to the Financial Statements. This debenture was repaid in May 2010.

In May 2010 the Company issued a convertible debenture for $45,000 to Fountainhead, as more fully disclosed in Note 5 of the Notes to the Financial Statements. This debenture was repaid in May 2010.

In September 2010 the Company issued a convertible debenture for $85,000 to Fountainhead, as more fully disclosed in Note 5 of the Notes to the Financial Statements.

In September 2010 the Company entered into a new agreement with Fountainhead under which Fountainhead agreed to extend a previously disclosed agreement to fund or procure funding for Vycor Medical’s monthly operating expenses for through August 2011. Under the terms of the agreement, the Company issued warrants to Fountainhead to purchase up to 50,627,407 shares of the Company’s common stock at $.0175 per share. The warrants are valid from September 29, 2010 for a period of five years.

In October 2010 the Company issued a convertible debenture for $90,000, and a $77,500 non-convertible debenture to Fountainhead, as more fully disclosed in Note 5 of the Notes to the Financial Statements.

In November 2010 the Company issued a non-convertible debenture for $322,500, as more fully disclosed in Note 5 of the Notes to the Financial Statements.

In November 2010 the Company issued an unsecured, subordinated loan note to Fountainhead for $20,000. The note was repaid in December 2010.

In November 2010 the Company issued a convertible debenture for $350,000 to Peter Zachariou, a director of the Company, as more fully disclosed in Note 5 of the Notes to the Financial Statements. In December 2010 $50,000 of this debenture was repaid and the convertible rights removed.

In January, February and March 2011 the Company issued unsecured, subordinated loan notes to Fountainhead for a total of $99,000. The loan notes are subordinated to the Company’s secured debentures, bear interest at a rate of 6% and are due April 30, 2011.

In January 2011 the Company issued an unsecured, subordinated loan note to Peter Zachariou, a director of the Company for $15,000. The loan notes are subordinated to the Company’s secured debentures, bear interest at a rate of 6% and are due April 30, 2011.

In February 2011 the Company issued an unsecured, subordinated loan note to Peter Zachariou, a director of the Company for $40,000. The loan notes are subordinated to the Company’s secured debentures, bear interest at a rate of 6% and are due April 30, 2011.

In February 2011 the Company issued an unsecured, subordinated loan note to David Cantor, a director of the Company for $15,000. The loan notes are subordinated to the Company’s secured debentures, bear interest at a rate of 6% and are due April 30, 2011.

On May 6, 2011, the Company entered into a Supplement to a prior Consulting Agreement with Fountainhead entered into on February 10, 2010 (amended September 29, 2010) to recognize Fountainhead’s expanded responsibilities as a result of the acquisition by the Company of the assets of NovaVision, Inc. Under the terms of the Supplement, commencing January 1, 2011 the Company will pay to FCM an additional monthly retainer of $29,000. This additional monthly retainer shall be accrued and paid out to Fountainhead at the option of Fountainhead as follows: (i) in Vycor stock at any time at $0.0225 per share; or (ii) in cash following the closing of a fundraising of no less than $2.5 million or on the sale of the Company or a substantial part of the assets thereof at any time after June 30, 2011. Notwithstanding, Fountainhead shall have the option to receive up to $5,000 of the additional monthly retainer in cash each month, commencing April 1, 2011. In addition, the term of the Consulting Agreement was extended to May 5, 2013. Other than as supplemented, the Consulting Agreement remains in full force and effect according to its terms.

Under the terms of a Consulting Agreement dated February 10, 2010 with Fountainhead, the Company was required to issue to Fountainhead fully vested warrants to purchase an additional 39,063,670 shares of the Company’s Common Stock, at a price of $0.0125 per share should new funding totaling $3 million in aggregate in Common Stock of Vycor or in securities convertible into Common Stock of Vycor at a price of no less than $0.0125 per share of Common Stock be closed during the term of the Consulting Agreement. These warrants became issuable upon completion of the Preferred Offering and were issued in June 2011.

On June 6, 2011, in connection the Preferred Offering, Fountainhead agreed to extend to maturity of debentures totaling $931,362 to December 31, 2012. At the same time, Peter Zachariou, a director of the Company, agreed to extend the maturity of debentures totaling $300,000 to the same date.

On September 30, 2011, short-term loans including accrued interest of $102,449.75 and accrued interest on the loans extended on June 6, 2011 of $76,658.01, were repaid to Fountainhead. At the same time, short-term loans including accrued interest of $57,003.84 and accrued interest on the loans extended on June 6, 2011 of $14,991.78 were repaid to Peter Zachariou, a director of the Company; and short-term loans including accrued interest of $10,351.78 were repaid to David Cantor, a director of the Company .

Other

The officers and directors for the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interest. The Company has not formulated a policy for the resolution of such conflicts.

Director Independence

The Company has three “independent” directors within the meaning of Nasdaq Marketplace Rule 4200—Steven Girgenti, Heather Vinas and Pascale Mangiardi.

EXPERTS

Our financial statements for the fiscal years ended December 31, 2010 and December 31, 2009 along with the related consolidated statements of operations, stockholders’ equity and cash flows in this prospectus have been audited by Paritz & Co P.C., of Hackensack, New Jersey, independent registered public accounting firm, to the extent and for the periods set forth in their report, and are set forth in this prospectus in reliance upon such report given upon the authority of them as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Our filings are available to the public at the SEC’s web site at http://www.sec.gov. You may also read and copy any document with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Further information on the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.

We have filed a registration statement on Form S-1 with the SEC under the Securities Act for the common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information, reference is made to the registration statement and its exhibits. Whenever we make references in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for the copies of the actual contract, agreement or other document.

ITEM 12 — INCORPORATION OF CERTAIN MATERIAL BY REFERENCE

The Registrant does not elect to incorporate any material by reference.

ITEM 12A — DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES

The Securities and Exchange Commission’s Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the company pursuant to any provisions contained in its Articles of Incorporation, Bylaws, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of registrant’s legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

FINANCIAL STATEMENTS

Our consolidated financial statements are included with this prospectus. These financial statements have been prepared on the basis of accounting principles generally accepted in the United States and are expressed in US dollars.

Index to Financial Statements
Fiscal years ended December 31, 2010 (restated) and December 31, 2009 (restated) (audited)	F-3
Three and Six Months ended June 30, 2011 and June 30, 2010 (restated) (unaudited)	F-32

Paritz & Company, P.A.	15 Warren Street, Suite 25 Hackensack, New Jersey 07601 (201)342-7753 Fax: (201) 342-7598 E-Mail: paritz @paritz.com

   Certified Public Accountants

REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

Board of Directors

Vycor Medical Inc. and Subsidiaries

Boca Raton, Florida

We have audited the accompanying restated consolidated balance sheets of Vycor Medical Inc. and Subsidiaries as of December 31, 2010 and 2009 and the related restated consolidated statements of operations, changes in stockholders’ deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the restated consolidated financial statements referred to above present fairly, in all material respects, the financial position of Vycor Medical Inc. and Subsidiaries as of December 31, 2010 and 2009 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As described in Note 5 to the financial statements, the financial statements as of and for the years ended December 31, 2010 and 2009 have been restated to recognize the fair value of warrants issues and to correct the amortization period of these warrants and to record the fair value of the warrants as a prepaid item at the date of issuance pursuant to ASC 505. Also a correction of an error was made in the recording of a beneficial conversion feature from the intrinsic method to the fair value pursuant to ASC 470.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred a loss since inception, has a net accumulated deficit and may be unable to raise further equity. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Paritz & Company, P.A.

Hackensack, New Jersey

March 22, 2011, except for Note 5 as to which the date is August 28, 2011

VYCOR MEDICAL, INC.
Consolidated Balance Sheets

	December 31, 2010 (restated)	December 31, 2009 (restated)
ASSETS

Current Assets
Cash	$127,081	$12,771
Accounts receivable	76,460	29,748
Inventory	52,360	41,967
Prepaid expenses	645,302	22,369
Total Current Assets	901,203	106,855

Fixed assets, net	773,188	191,009

Intangible and Other assets:
Trademarks	130,000	—
Patents, net of accumulated amortization	333,072	93,704
Website, net of accumulated amortization	3,932	7,042
Security deposits	12,299	2,350
	479,303	103,096

TOTAL ASSETS	$2,153,694	$400,960

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$114,447	$336,942
Accrued interest	36,992	2,904
Accrued liabilities	406,998	62,002
Other current liabilities	106,162	—
Notes payable	1,400,381	1,245,052
TOTAL LIABILITIES	2,064,980	1,646,900

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, $0.0001 par value, 10,000,000 shares authorized, none issued and outstanding	—	—
Common Stock, $0.0001 par value, 1,500,000,000 shares authorized, 724,488,929 and 557,798,599 shares issued and outstanding at December 31, 2010 and 2009, respectively	72,449	55,780
Additional Paid-in Capital	6,902,427	3,597,621
Accumulated Deficit	(6,883,163)	(4,899,341)
Accumulated Other Comprehensive Income	(2,999)	—
	88,714	(1,245,940)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,153,694	$400,960

See accompanying notes to financial statements

VYCOR MEDICAL, INC.
Consolidated Statement of Operations

	For the year ended December 31,
	2010 (restated)	2009 (restated)

Revenue	$316,450	$199,046

Cost of Goods Sold	48,737	22,482

Gross Profit	267,713	176,564

Operating expenses:
Research and development	15,208	4,761
Depreciation and Amortization	56,801	36,995
General and administrative	1,919,174	1,101,167
Goodwill on Acquisition of Subsidiary	58,027	—
Costs related to Acquisition of Subsidiary	154,203	—

Total Operating expenses	2,203,413	1,142,923

Operating loss	(1, 935,700 )	(966,359)

Other income (expense)
Interest income	8	257
Interest expense	(45,882)	(248,659)
Forgiveness of previously accrued salaries	—	50,725
Total Other Income (expense)	(45,874)	(197,677)

Net Loss Before Taxes	(1,981,574)	(1,164,036)

Taxes	(2,248)	—

Net Loss	$(1,983,822)	$(1,164,036)

Loss Per Share
Basic and diluted	$(0.003)	$(0.040)

Weighted Average Number of Shares Outstanding	663,168,900	29,183,482

See accompanying notes to financial statements

VYCOR MEDICAL, INC.
Statement of Stockholders’ Equity (Deficiency) (Restated)

	Shares	Common Stock	Preferred Stock – Series B	Additional Paid-in Capital	Accumulated Deficit	Total
Balance at January 1, 2009	25,463,455	$25,463	$—	$2,788,415	$(3,735,305)	$(921,427)
Common stock issued in conjunction with Altcar Investments note payable	866,867	$867		$105,758		$106,625
Issuance of stock for consulting fees	91,777	92		17,345		17,437
Share-based compensation for consulting services				32,667		32,667
Share-based compensation – employee options vesting				57,840		57,840
Share-based compensation – Coviello and Vinas, in accordance with FHC recapitalization transaction				324,954		324,954
Retroactive change to par value (see Note 10)		(23,780)		23,780		—
Retroactive reflection of conversion of Series A Preferred Shares in accordance with FHC recapitalization transaction (see Note 9)	531,376,500	53,138		246,862		300,000
Net loss for twelve months ended December 31, 2009					$(1,164,036)	(1,164,036)
Balance at December 31, 2009	557,798,599	$55,780	$—	$3,597,621	$(4,899,341)	$(1,245,940)
Issuance of stock for consulting fees	2,612,500	261		40,364		40,625
Share-based compensation for consulting services				823,693		823,693
Share-based compensation – employee options vesting				57,840		57,840
Purchases of equity – Series B preferred			14	139,986		140,000
Common stock issuance for conversion of Series B preferred and interest	11,768,197	1,177	(14)	5,939		7,102
Common stock issuance for conversion of debt	64,295,200	6,430		797,260		803,690
Purchases of equity – Common stock	87,079,447	8,708		1,425,792		1,434,500
Common stock issuance for satisfaction of accounts payable	934,986	93		13,932		14,025
Net loss for twelve months ended December 31, 2010					$(1,983,822)	(1,983,822)
Accumulated Comprehensive Loss						$(2,999)
Balance at December 31, 2010	724,488,929	$72,449	$—	$6,902,427	$(6,883,163)	$88,714

See accompanying notes to financial statements

VYCOR MEDICAL, INC.
Consolidated Statement of Cash Flows

	For the twelve months ended December 31
	2010 (restated)	2009 (restated)
Cash flows from operating activities:
Net loss	$(1,983,822)	$(1,164,036)
Adjustments to reconcile net loss to cash used in operating activities:
Amortization of intangible assets	21,539	14,046
Depreciation of fixed assets	35,262	22,949
Amortization of debt discount expense	—	145,302
Share based compensation	342,864	415,462
Shares issued for consulting services	38,854	17,437
Interest satisfied with stock conversion	7,102	6,625
Goodwill written off on acquisition of subsidiary	58,027	—
Changes in assets and liabilities:
Accounts receivable	(40,032)	60,017
Inventory	3,908	29,560
Prepaid expenses	(39,262)	(15,329)
Security deposit	(9,949)	—
Accounts payable	(247,163)	23,331
Accounts payable satisfied with common stock	14,025	—
Accrued interest	34,088	(85,684)
Accrued liabilities	294,306	(13,466)
Other current liabilities	19,983	—

Cash used in operating activities	(1,450,270)	(543,786)

Cash flows used in investing activities:
Acquisition of subsidiary, net of cash acquired	(898,017)	—
Purchase of fixed assets	(21,521)	—
Acquisition of patents	(8,575)	(62,133)

Cash used in investing activities	(928,113)	(62,133)

Cash flows from financing activities:
Proceeds from sale of equity — Common stock	1,434,500	300,000
Proceeds from sale of equity — Series B preferred	140,000	—
Proceeds from short term Notes Payable	1,276,500	1,449,052
Repayment of short term Notes Payable	(361,500)	(1,326,500)

Cash provided by financing activities	2,489,500	422,552

Foreign currency translation adjustment	3,193	—

Net increase (decrease) in cash	114,310	(183,367)

Cash at beginning of period	12,771	196,138

Cash at end of period	$127,081	$12,771

Supplemental Disclosures of Cash Flow information:
Interest paid:	$—	$—
Taxes paid	$2,248	$—

Non-Cash Transactions:

Warrants, options and common stock issued for debt financing	$803,690	$400,000

See accompanying notes to financial statements

VYCOR MEDICAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

1. FORMATION AND BUSINESS OF THE COMPANY

Business Description

Vycor Medical, LLC, (the “Company”) was formed in June 17, 2005 under the laws of the State of New York. The Company converted its entity form on August 14, 2007 from a New York Limited Liability Company to a Delaware Corporation with 16,048 of common stock exchange for each partnership unit with 1122 units outstanding at date of conversion. The assets, liabilities and operations of the Company did not change pursuant to this reorganization, and the accompanying financial statements are presented as if the change occurred on the first day of the earliest period presented; thus all are references to number of shares prior to the date of conversion are based upon the common stock equivalent of the units. The Company designs, develops and markets neurological medical devices and therapies and operates through two divisions: Vycor Medical — brain surgical access system for sale to hospitals and medical professionals; and NovaVision — neuro stimulation therapies and diagnostic devices for the treatment and screening of vision field loss.

2. GOING CONCERN

The Company’s financial statements have been presented on a basis that contemplates the realization of assets and the satisfaction of liabilities in the normal course of business and assumes the Company will continue as a going concern. The Company has incurred losses since its inception, including a net loss of $1,983,822 for the year ended December 31, 2010, and the Company expects to continue to incur substantial additional losses in the future, including additional development costs, costs related to marketing and manufacturing expenses. The Company has incurred negative cash flows from operations since inception. As of December 31, 2010 the Company had stockholders’ equity of $88,714 and cash and cash equivalents of $127,081. The Company believes it would not have enough cash to meet its various cash needs unless the Company is able to obtain additional cash from the issuance of debt or equity securities. There is no assurance that additional funds from the issuance of equity will be available for the Company to finance its operations on acceptable terms. If adequate funds are not available, the Company may have to delay development or commercialization of products or technologies that the Company would otherwise seek to commercialize, or cease operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Under a previously disclosed agreement entered into with Fountainhead Capital Management Limited, Fountainhead agreed to fund or procure funding for Vycor Medical’s monthly operating expenses through September 2010 subject to the Company meeting certain financial benchmarks. The Company entered into a new agreement on September 29, 2010 under which Fountainhead agreed to extend this commitment for Vycor Medical’s operating expenses through August, 2011.

3. BUSINESS ACQUISITION

On November 29, 2010, the Company completed its acquisition (the “Acquisition”) of substantially all of the assets of NovaVision, Inc., a company that had been in the business of researching, developing and providing medical technologies to restore the vision of patients with neurological visual loss (“NovaVision”). The purchase price for the Acquisition was $900,000 in cash.

As required under Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 805, Business Combinations, the Company commissioned an independent appraisal of the assets acquired which was finalized in March 2011. The Company determined the fair value of the assets acquired pursuant to the acquisition method as defined in ASC 805 and ASC 350, Intangibles-Goodwill and Other. Included in this valuation were assumptions concerning the cost of equity determined via the build-up method, the cost of debt and the weighted average cost of capital. Cash flows as included in the valuation were projected based on historical operations as well as management’s projections for future results based on these historical amounts. The trademark valuations

VYCOR MEDICAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

3. BUSINESS ACQUISITION (Continued)

were based upon the Relief-from Royalty Method on an after tax basis. The value of the Internally Developed Software was based upon the Multi-period Excess Earnings Method utilizing, among other factors, a discount rate based on the Weighted Average Cost of Capital.

The assets of NovaVision were entered into the Company’s consolidated accounts on the basis of this valuation As a result, the Company generated goodwill on acquisition of $58,027 which has been written off as incurred.

The expenses of the transaction, which primarily comprised legal fees and audit fees in connection with the Form 8-K/A filed on February 14, 2010 amounted to $154,203.

The following table represents the final purchase price allocation to the estimated fair value of the assets and liabilities assumed:

As of November 30, 2010	Amount

US
Purchased Software	10,000
Therapy Devices	31,000
Internally Developed Software	540,000
Inventory	9,179
Trademarks	130,000
Patents	250,000

Germany
Therapy Devices, Machinery and Office Equipment	14,378
Current Assets	57,756
Current Liabilities	(200,340)
841,973

Goodwill on acquisition	$58,027

Purchase Price	$900,000

Principles of Consolidation

Assuming the acquisition discussed above had occurred on January 1, 2010, for the year ended December 31, 2010, pro forma revenues, net loss and net loss per share for the Company would have been $680,982, $(2,916,434) and $(0.004), respectively.

Assuming the acquisition discussed above had occurred on January 1, 2009, for the year ended December 31, 2009, pro forma revenues, net loss and net loss per share for the Company would have been $1,120,081, $(8,765,364) and $(0.236), respectively.

The pro forma results are not necessarily indicative of the operating results that would have been obtained had the acquisitions occurred at the beginning of the periods presented, nor are they necessarily indicative of future operating results

4. ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of Vycor Medical, Inc., and its subsidiaries, NovaVision, Inc. (a U.S. corporation incorporated in Delaware) and NovaVision AG (German corporation), a wholly owned subsidiary of NovaVision, Inc. (individually and collectively referred to herein as the Company), which is

VYCOR MEDICAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

4. ACCOUNTING POLICIES (Continued)

headquartered in Boca Raton, FL. The operations of NovaVision, Inc have been consolidated from November 30, 2010, the date of the acquisition of substantially all the assets of the former NovaVision, Inc. All material inter-company accounts, transactions, and profits have been eliminated in consolidation.

Research and Development

The Company expenses all research and development costs as incurred. For the years ended December 31, 2010 and 2009, the amounts charged to research and development expenses were $15,208 and $4,761, respectively.

Software Development Costs

The authoritative guidance requires software development costs to be capitalized upon completion of the preliminary project stage. Accordingly, direct internal and external costs associated with the development of the features and functionality of the Company’s software, incurred during the application development stage, are capitalized and amortized using the straight-line method of the estimated life of five years. The Company acquired internally developed software valued at $540,000 as part of the acquisition of the assets of NovaVision, Inc.

Concentration of Credit Risk

The Company maintains cash balances at various financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $250,000. Cash balances may at times exceed the FDIC insured limits. Cash also includes a US investment account in a money market backed by government securities up to 105% of the account balance. The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash balances in Germany held at NovaVision AG at December 31, 2010 and 2009 includes $1,233 and $0, respectively.

Property and equipment

The Company records property and equipment at cost and calculates depreciation using the straight-line method over the estimated useful life of the assets, which is estimated to be between three and ten years. Maintenance, repairs and minor renewals are charged to expense when incurred. Replacements and major renewals are capitalized.

Patents and Other Intangible Assets

The Company capitalizes legal and related costs associated with the establishment and enhancement of patents for its products once patents have been applied for. Costs associated with the development of the patented item or processes are charged to research and development costs as incurred. The capitalized costs are amortized over the life of the patent.

The Company reviews intangible assets on an annual basis using a present value, cash flow method based upon the authoritative guidance. Trademarks have an indefinite life and are reviewed annually by management for impairment in accordance with the authoritative guidance

Income taxes

The Company accounts for income taxes in accordance with the current authoritative guidance. Deferred income tax assets and liabilities are determined based upon differences between financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established, when it is more likely than not that such benefit will not be realized.

VYCOR MEDICAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

4. ACCOUNTING POLICIES (Continued)

Uses of estimates in the preparation of financial statements

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimated. To the extent management’s estimates prove to be incorrect, financial results for future periods may be adversely affected. Significant estimates and assumptions contained in the accompanying consolidated financial statements include management’s estimate of the allowance for uncollectible accounts receivable, amortization of intangible assets, and the fair values of options and warrant included in the determination of debt discounts and share based compensation.

Revenue Recognition

Vycor Medical generates revenue from the sale of its surgical access system to hospitals and other medical professionals. Vycor Medical records revenue when a completed contract for the sale exists, the product is invoiced and shipped to the customer. Vycor Medical does provide for product returns or warranty costs.

NovaVision generates revenues from various programs, therapy services and other sources such as government grants. Therapy services revenues represent fees from NovaVision’s vision restoration therapy software, diagnostic software, medical devices, clinic set up and training fees, and the professional and support services associated with the therapy. NovaVision recognizes revenue for providing the vision restoration therapy as the Company’s work effort is expended. NovaVision provides vision restoration therapy directly to patients. The typical vision restoration therapy consists of six modules, performed on average over 6 months in the U.S. and 10 months in Germany. A patient contract comprise set-up fees and monthly therapy fees. Set-up fees are recognized at the outset of the contract and therapy revenue is recognized ratably over the therapy period. Patient therapy is restricted to being completed by a patient within a specified time frame.

Research grants and other subsidies represent revenue from certain German government agencies to cover certain patients within an insurance group and also to reimburse NovaVision AG for certain payroll and other costs. The Company recognizes grant revenue when services or costs have been incurred which would entitle the Company to use the German government funds, and the grant requirements have been satisfied.

Deferred revenue results from patients paying for the therapy in advance of receiving the therapy.

Accounts Receivable

The Company’s accounts receivable are due from the hospitals and distributors in the case of Vycor Medical, and from patients directly therapy or physicians for diagnostic products in the case of NovaVision. Accounts receivable are due once products have been delivered or at the time the therapy is initiated; however, for NovaVision therapy patients sometimes credit is extended through various payment plans based on individual financial conditions, generally not to exceed the 9 or 10 month therapy period. The outstanding balances are stated net of an allowance for doubtful accounts. The Company determines its allowance by considering a number of factors, including the length of time accounts receivable are past due, and the customer’s ability to pay its obligations. The Company writes off accounts receivable when they become uncollectible.

Inventory

Inventories are comprised of Vycor Medical VBAS devices, components ancillary to NovaVision’s medical device provided to patients and centers and diagnostic products, and are stated at the lower of cost or market, determined under the first-in, first-out method. The inventory is charged to cost of revenue at the time that a device is shipped to a customer or patient.

VYCOR MEDICAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

4. ACCOUNTING POLICIES (Continued)

Foreign Currency

The Euro is the local currency of the country in which NovaVision AG conducts its operations and is considered the functional currency of this entity. All balance sheet amounts are translated to U.S. dollars using the U.S. exchange rate at the balance sheet date except for the equity section which is translated at historical rates. Operating statement amounts are translated using an average exchange rate for the period of operations. Foreign currency translation effects are accumulated as part of the accumulated other comprehensive income (loss) and included in shareholders’ (deficit) in the accompanying Consolidated Balance Sheet.

Educational marketing and advertising expenses

The Company may incur costs for the education of customers on the uses and benefits of its products. The Company will include education, marketing and advertising expense as a component of selling, general and administrative costs as such costs are incurred.

Website Costs

The Company capitalizes the costs associated with the acquisition of hardware and development tools as well as the creation of database tools in connection with the Company’s website pursuant to authoritative guidance. Other costs including the development of functionality and identification of software tools are expensed as incurred.

Stock-Based Compensation

The Company accounts for stock based compensation awards to employees using a fair-value-based method, for costs related to all share-based payments including stock options. These standards require companies to estimate the fair value of share-based payment awards on the date of grant using an option-pricing model.

Fair Values of Assets and Liabilities

Effective January 1, 2008, the relevant FASB standards define the fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. These standards require that valuation techniques maximize the use of observable inputs and minimize the use of unobservable inputs. These standards also established a fair value hierarchy, which prioritizes the valuation inputs into three broad levels.

There are three general valuation techniques that may be used to measure fair value, as described below:

a)	Market approach — Uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities. Prices may be indicated by pricing guides, sale transactions, market trades, or other sources;

b)	Cost approach — Based on the amount that currently would be required to replace the service capacity of an asset (replacement cost); and

c)	Income approach — Uses valuation techniques to convert future amounts to a single present amount based on current market expectations about the future amounts (includes present value techniques and option-pricing models). Net present value is an income approach where a stream of expected cash flows is discounted at an appropriate market interest rate.

Financial assets and liabilities are valued using either level 1 inputs based on unadjusted quoted market prices within active markets or using level 2 inputs based primarily on quoted prices for similar assets or liabilities in active or inactive markets. For certain long-term debt, fair value is based on present value techniques using inputs derived

VYCOR MEDICAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

4. ACCOUNTING POLICIES (Continued)

principally or corroborated from market data. Using level 3 inputs uses management’s assessment about the assumptions market participants would utilize in pricing the asset or liability. In the Company’s case this entailed assumptions used in pricing models for attached warrant calculations. Valuation techniques utilized to determine fair value are consistently applied.

The Company has no items that are subject to these standards as of December 30, 2010.

Net Loss Per Share

Basic net loss per share is computed by dividing net loss by the weighted-average number of common shares outstanding during the period. Diluted net loss per share is based on the weighted-average common shares outstanding during the period plus dilutive potential common shares calculated using the treasury stock method. Such potentially dilutive shares are excluded when the effect would be to reduce a net loss per share. The Company’s potential dilutive shares, which include outstanding common stock options, convertible notes payable and warrants, have not been included in the computation of diluted net loss per share for all periods as the result would be anti-dilutive.

The following table sets forth the potential shares of common stock that are not included in the calculation of diluted net loss per share because to do so would be anti-dilutive as of the end of each period presented:

	December 31, 2010	December 31, 2009
Stock options outstanding	833,333	1,050,000
Warrants to purchase common stock	90,191,077	38,510,584
Debentures convertible into common stock	47,414,223	99,604,160
Total	138,438,633	139,164,744

Recent Accounting Pronouncements

In December 2009, FASB issued ASU No. 2009-16, Accounting for Transfers of Financial Assets. This Accounting Standards Update amends the FASB Accounting Standards Codification for the issuance of FASB Statement No. 166, Accounting for Transfers of Financial Assets — an amendment of FASB Statement No. 140. The amendments in this Accounting Standards Update improve financial reporting by eliminating the exceptions for qualifying special-purpose entities from the consolidation guidance and the exception that permitted sale accounting for certain mortgage securitizations when a transferor has not surrendered control over the transferred financial assets. In addition, the amendments require enhanced disclosures about the risks that a transferor continues to be exposed to because of its continuing involvement in transferred financial assets. Comparability and consistency in accounting for transferred financial assets will also be improved through clarifications of the requirements for isolation and limitations on portions of financial assets that are eligible for sale accounting. The adoption of this ASU did not have a material impact on our consolidated financial statements.

In January 2010, FASB issued ASU No. 2010-06 — Improving Disclosures about Fair Value Measurements. This update provides amendments to Subtopic 820-10 that requires new disclosure as follows: 1) Transfers in and out of Levels 1 and 2. A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers. 2) Activity in Level 3 fair value measurements. In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number). This update provides amendments to Subtopic 820-10 that clarifies existing disclosures as follows: 1) Level of disaggregation. A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. A reporting entity needs to use judgment in determining the appropriate classes

VYCOR MEDICAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

4. ACCOUNTING POLICIES (Continued)

of assets and liabilities. 2) Disclosures about inputs and valuation techniques. A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3. The adoption of this guidance did not have a material impact on our consolidated financial statements.

In February 2010, FASB issued ASU No. 2010-9 — Amendments to Certain Recognition and Disclosure Requirements. This update addresses certain implementation issues related to an entity’s requirement to perform and disclose subsequent-events procedures, removes the requirement that public companies disclose the date of their financial statements in both issued and revised financial statements. According to the FASB, the revised statements include those that have been changed to correct an error or conform to a retrospective application of U.S. GAAP. The adoption of this ASU did not have a material impact on our consolidated financial statements.

In March 2010, FASB issued ASU No. 2010-11 — Scope Exception Related to Embedded Credit Derivatives. Embedded credit-derivative features related only to the transfer of credit risk in the form of subordination of one financial instrument to another are not subject to potential bifurcation and separate accounting as clarified by recently issued FASB guidance. Other embedded credit-derivative features are required to be analyzed to determine whether they must be accounted for separately. This update provides guidance on whether embedded credit-derivative features in financial instruments issued by structures such as collateralized debt obligations (CDOs) and synthetic CDOs are subject to bifurcation and separate accounting. The guidance is effective at the beginning of a company’s first fiscal quarter beginning after June 15, 2010. We do not expect the adoption of this ASU to have a material impact on our consolidated financial statements.

In April 2010, the FASB issued ASU No. 2010-13, Compensation — Stock Compensation: Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades. ASU 2010-13 clarifies that a share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trades should not be considered to contain a condition that is not a market, performance, or service condition. Therefore, such an award should not be classified as a liability if it otherwise qualifies as equity. ASU 2010-13 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010, with early adoption permitted. We are currently evaluating the potential impact of this ASU; however, we do not expect the adoption of this ASU to have a material impact on our consolidated financial statements.

The Company does not believe that any other recently issued, but not yet effective accounting standards will have a material effect on the Company’s consolidated financial position, results of operations or cash flows.

5. RESTATEMENT OF CONSOLIDATED FINANCIAL STATEMENTS

On August 15, 2011, the Company filed with the Securities and Exchange Commission (“SEC”) a Current Report on Form 8-K, to report management’s determination that the Company’s financial statements for the year ended December 31, 2010, included in its Annual Report on Form 10-K filed with the SEC on March 31, 2011 (the “2010 Form 10-K”), should no longer be relied upon due to incorrect accounting in such financial statements with respect to warrants issued in connection with service agreements and for the beneficial conversion feature of certain convertible debentures. The Company determined that the historical financial statements for the year ended December 31, 2010 included in the Company’s 2010 Form 10-K require restatement to properly record these warrants and beneficial conversion features.

The Current Report on Form 8-K which the Company filed with the SEC on August 15, 2011 also reported management’s determination that the Company’s following financial statements should no longer be relied upon due to incorrect accounting in such financial statements with respect warrants issued in connection with service agreements and for the beneficial conversion feature of certain convertible debentures:

(i)	for the year ended December 31, 2009, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2010;

VYCOR MEDICAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

5. RESTATEMENT OF CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(ii)	for the three months ended March 31, 2010, included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 12, 2010;

(iii)	for the three and six months ended June 30, 2010, included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 16, 2010;

(iv)	for the three and nine months ended September 30, 2010 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 15, 2010; and

(v)	for the three months ended March 31, 2011 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 14, 2010

The Company’s management re-evaluated certain of its accounting policies and procedures in connection with the preparation of the Company’s financial statements for the periods ended June 30, 2011, and determined that it had not properly accounted for warrants issued in connection with service agreements and for the beneficial conversion feature of certain convertible debentures. The Company had previously not recognized the fair value of warrants issued in connection with consulting or other service agreements at the measurement date, and has previously recognized the expense ratably over the life of the warrant. The Company’s management has determined that the proper accounting, following the guidance in ASC Topic 505, is to record the fair value of these warrants as a prepaid expense on the date of issuance, and recognize the expense ratably over the life of the underlying service agreement. The Company has, since December 2009, been determining the existence of a beneficial conversion feature of convertible debt based on the fair value of the conversion feature on the date of issuance, rather than using the intrinsic value of the conversion feature on the date of issuance, as required under ASC Topic 470.

The Company’s board of directors and management has discussed the matters set forth herein with Paritz & Co., P.A., the Company’s registered independent public accounting firm. Paritz & Co. was the Company’s independent public accounting firm for each of the periods being restated as set forth above.

The tables below show the effects of the restatements on (i) the Company’s consolidated balance sheets as of December 31, 2010 and 2009, (ii) the consolidated statements of operations for the years ended December 31, 2010 and 2009, and (iii) the consolidated statements of cash flows for the years ended December 31, 2010 and 2009. These adjustments are non-cash items and do not impact the Company’s operating activities or cash flows from operations in any way.

Vycor Medical, Inc.
Consolidated Balance Sheets

	December 31, 2010				December 31, 2009
	As Reported	Adjustment		Restated	As Reported	Adjustment		Restated
Prepaid Expenses	106,782	538,520	a	645,302	22,369	—	a	22,369
Total Current Assets	362,683	538,520		901,203	106,855	—		106,855
Total Assets	1,615,174	538,520		2,153,694	400,960	—		400,960
Notes Payable	1,344,300	56,081	b	1,400,381	1,111,053	133,999	b	1,245,052
Total Liabilities	2,008,899	56,081		2,064,980	1,512,901	133,999		1,646,900
Additional Paid-in Capital	6,375,175	527,252	a,b	6,902,427	3,708,967	(111,346	) a,b,e	3,597,621
Accumulated Deficit	(6,838,350)	(44,813	) c,d	(6,883,163)	(4,876,688)	(22,653	) d,e	(4,899,341)
Total Stockholders’ Equity (Deficit)	(393,725)	482,439		88,714	(1,111,941)	(133,999)		(1,245,940)
Total Liabilities and Stockholders’ Equity	1,615,174	538,520		2,153,694	400,960	—		400,960

Vycor Medical, Inc.
Consolidated Statements of Operations

	For the Years Ended
	December 31, 2010				December 31, 2009
	As Reported	Adjustment		Restated	As Reported	Adjustment		Restated
General and administrative	1,728,227	190,947	c	1,919,174	1,077,411	23,756		1,101,167
Goodwill on Acquisition of Subsidiary	—	(58,027	) f	(58,027)
Costs related to Acquisition of Subsidiary	—	(154,203	) f	(154,203)
Total Operating Expenses	1,800,236	403,177		2,203,413	1,119,167	23,756		1,142,923
Total Operating Loss	(1,532,523)	(403,177)		(1,935,700)	(942,603)	(23,756)		(966,359)
Interest Expense	(214,661)	168,787	d	(45,874)	(249,505)	(1,103	) d	(248,402)
Goodwill on Acquisition of Subsidiary	(58,027)	—	f	58,027
Costs related to Acquisition of Subsidiary	(154,203)	—	f	154,203
Total Other Income (Expense)	(426,891)	381,017		(45,874)	(198,780)	1,103		(197,677)
Net Loss	(1,961,662)	(22,160)		(1,983,822)	(1,141,383)	(22,653)		(1,164,036)
Net Loss per share	(0.003)	(0.000)		(0.003)	(0.039)	(0.001)		(0.040)

Vycor Medical, Inc.
Consolidated Statements of Cash Flows

	For the Years Ended
	December 31, 2010				December 31, 2009
	As Reported	Adjustment		Restated	As Reported	Adjustment		Restated
Net Loss	(1,961,662)	(22,160)		(1,983,822)	(1,141,383)	(22,653)		(1,164,036)
Amortization of Debt Discount Expense	168,785	(168,785	) d	—	146,405	(1,103	) d	145,302
Share-based compensation	152,069	190,795	c	342,864	391,706	23,756	e	415,462
Shares issued for consulting services	40,625	(1,771)		38,854	17,437	—		17,437
Changes in Accrued liabilities	292,385	1,921		294,306	(13,466)	—		(13,466)
Cash used in operating activities	(1,450,270)	—		(1,450,270)	(543,786)	—		(543,786)
Cash used in investing activities	(928,113)	—		(928,113)	(62,133)	—		(62,133)
Cash provided by financing activities	2,489,500	—		2,489,500	422,552	—		422,552
Foreign currency translation adjustments	3,193	—		3,193	—	—		—
Net Increase (Decrease) in Cash	114,310	(0)		114,310	(183,367)	—		(183,367)

Notes:

a	Grant date fair value of warrants issued for consulting services

b	Elimination debt discount where no Beneficial Conversion Feature exists

c	Net change in expense from converting amortization period from life of warrant to life of service agreement

d	Reversal of BCF amortization where no Beneficial Conversion Feature exists

e	Write-off of unamortized balance of share-based consulting fees for terminated agreements

f	Re-presentation of Goodwill and Costs related to Acquisition of Subsidiary as operating expenses rather than non-operating expenses

VYCOR MEDICAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

6. NOTES PAYABLE

As of December 31, 2010 and December 31, 2009, Notes Payable consists of:

December 31, 2010	December 31, 2009
On December 29, 2009, in conjunction with a debt restructuring, the Company issued a convertible debenture in the amount of $70,000 payable to Fountainhead Capital Management Limited (“Fountainhead”). This debenture accrues interest rate of 6% per annum, is due August 31, 2010, is secured by a first priority security interest in all of the assets of the Company, and is senior to or pari passu with, all other obligations of the Company, subject to certain conditions. The Holder is entitled to convert all or any amount of the principal face amount of the debenture into shares of common stock of the Company at the conversion price of $0.0125 per share, subject to adjustment and does not require bifurcation. On May 14, 2010, this loan was repaid
—	70,000

On December 29, 2009, in conjunction with a debt restructuring, the Company issued a convertible debenture in the amount of $371,362 payable to Fountainhead. This debenture accrues interest rate of 6% per annum, was due August 31, 2010, is secured by a first priority security interest in all of the assets of the Company, and is senior to or pari passu with, all other obligations of the Company, subject to certain conditions. The Holder is entitled to convert all or any amount of the principal face amount of the debenture then outstanding into shares of common stock of the Company at the conversion price of $0.0125 per share, subject to adjustment and does not require bifurcation. On May 14, 2010, the due date for satisfaction was extended to March 30, 2011 and on March 28, 2011 this was further extended to August 31, 2011.
371,362	371,362

On December 29, 2009, the Company issued a convertible debenture in the amount of $350,000 payable Regent Private Capital, LLC (“Regent”). This debenture accrues interest rate of 6% per annum, is due August 31, 2010, is secured by a first priority security interest in all of the assets of the Company, and is senior to or pari passu with, all other obligations of the Company, subject to certain conditions. The Holder is entitled to convert all or any amount of the principal face amount of the debenture then outstanding into shares of common stock of the Company at the conversion price of $0.0125 per share, subject to adjustment and does not require bifurcation. On December 29, 2009, this debenture was amended to provide for automatic conversion, subject to the Company authorizing sufficient shares to convert this, and other existing instruments, and transferred to three parties. On January 11, 2010 (see Note 10), these notes were satisfied in accordance with the automatic conversion clause.
—	350,000

VYCOR MEDICAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

6. NOTES PAYABLE (Continued)

December 31, 2010	December 31, 2009
On December 29, 2009, the Company issued a convertible debenture in the amount of $453,690 payable Regent Private Capital, LLC (“Regent”). This debenture accrues interest rate of 6% per annum, is due August 31, 2010, is secured by a first priority security interest in all of the assets of the Company, and is senior to or pari passu with, all other obligations of the Company, subject to certain conditions. The Holder is entitled to convert all or any amount of the principal face amount of the debenture then outstanding into shares of common stock of the Company at the conversion price of $0.0125 per share, subject to adjustment and does not require bifurcation. On December 29, 2009, this debenture was amended to provide for automatic conversion, subject to the Company authorizing sufficient shares to convert this, and other existing instruments, and transferred to five parties. On January 11, 2010, these notes were satisfied in accordance with the automatic conversion clause.
—	453,690

On February 3, 2010, the Company issued a convertible debenture in the amount of $70,000 payable to Fountainhead. This debenture accrues interest rate of 6% per annum, was due August 31, 2010, is secured by a first priority security interest in all of the assets of the Company, and is senior to or pari passu with, all other obligations of the Company, subject to certain conditions. The Holder is entitled to convert all or any amount of the principal face amount of the debenture then outstanding into shares of common stock of the Company at the conversion price of $0.0125 per share, subject to adjustment and does not require bifurcation. On May 14, 2010, the due date for satisfaction was extended to March 30, 2011 and on March 28, 2011 this was further extended to August 31, 2011.
70,000	—

On September 30, 2010, the Company issued a convertible debenture in the amount of $85,000 payable to Fountainhead. This debenture accrues interest rate of 6% per annum, is due August 31, 2011, is secured by a first priority security interest in all of the assets of the Company, and is senior to or pari passu with, all other obligations of the Company, subject to certain conditions. The Holder is entitled to convert all or any amount of the principal face amount of the debenture then outstanding into shares of common stock of the Company at the conversion price of $0.0175 per share, subject to adjustment and does not require bifurcation.
85,000	—

On October 14, 2010, the Company issued a convertible debenture in the amount of $90,000 payable to Fountainhead. This debenture accrues interest rate of 6% per annum, is due August 31, 2011, is secured by a first priority security interest in all of the assets of the Company, and is senior to or pari passu with, all other obligations of the Company, subject to certain conditions. The Holder is entitled to convert all or any amount of the principal face amount of the debenture then outstanding into shares of common stock of the Company at the conversion price of $0.0175 per share, subject to adjustment and does not require bifurcation.
90,000	—

VYCOR MEDICAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

6. NOTES PAYABLE (Continued)

	December 31, 2010	December 31, 2009
On October 26, 2010, the Company issued a debenture in the amount of $77,500 payable to Fountainhead. This debenture accrues interest rate of 6% per annum, is due on the earlier of August 31, 2011 or the date of receipt by the Company of cash from fundraisings in excess of a cumulative $3 million from October 26, 2010, is secured by a first priority security interest in all of the assets of the Company, and is senior to or pari passu with, all other obligations of the Company, subject to certain conditions.	77,500	—

On November 15, 2010, the Company issued a debenture in the amount of $322,500 payable to Fountainhead. This debenture accrues interest rate of 6% per annum, is due on the earlier of August 31, 2011 or the date of receipt by the Company of cash from fundraisings in excess of a cumulative $3 million from October 26, 2010, is secured by a first priority security interest in all of the assets of the Company, and is senior to or pari passu with, all other obligations of the Company, subject to certain conditions.	322,500	—

On November 15, 2010, the Company issued a convertible debenture in the amount of $350,000 payable to Peter Zachariou, a Director of the Company. This debenture accrues interest rate of 6% per annum, is due on the earlier of August 31, 2011 or the date of receipt by the Company of cash from fundraisings in excess of a cumulative $3 million from October 26, 2010, is secured by a first priority security interest in all of the assets of the Company, and is senior to or pari passu with, all other obligations of the Company, subject to certain conditions. The Holder is entitled to convert all or any amount of the principal face amount of the debenture then outstanding into shares of common stock of the Company at the conversion price of $0.019 per share, subject to adjustment and does not require bifurcation. On December 20, the Company repaid $50,000 of this debenture and removed the convertible rights.
	300,000	—

On December 3, 2010, the Company issued a debenture in the amount of $40,000 payable to Berardino Investment Group. This debenture accrues interest rate of 6% per annum, is due June 30, 2011, is secured by a first priority security interest in all of the assets of the Company, and is senior to or pari passu with, all other obligations of the Company, subject to certain conditions. The Holder is entitled to convert all or any amount of the principal face amount of the debenture then outstanding into shares of common stock of the Company at the conversion price of $0.019 per share, subject to adjustment and does not require bifurcation.
	40,000	—

e33,000 unsecured, non-interest bearing loan from the chief executive of NovaVision AG, advanced a total of to NovaVision AG, which is being repaid in monthly installments to December 31, 2011	44,019	—

Total Notes Payable:	$1,400,381	$1,245,052

VYCOR MEDICAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

6. NOTES PAYABLE (Continued)

The following is a schedule of future minimum loan payments:

Twelve months ending December 31,	Amount
2011	$1,400,381
2012	—
2013	—
2014	—
2015	—
Thereafter	—
$1,400,381

As of December 31, 2010, $1,356,362 of the Company’s notes payable is secured by a first security interest in all of the assets of the Company. The Company determines the existence of a beneficial conversion feature of its convertible debt under the guidance of ASC Topic 470 by assessing the intrinsic value of such conversion feature at the time of issuance. For each of the convertible debt instruments set out above, the fair value of the stock on the date of issue was either the same or less than the conversion price, and so there was no value attributable to any beneficial conversion feature.

7. SEGMENT REPORTING, GEOGRAPHICAL INFORMATION

(a)	Business segments

The Company operates in two business segments: Vycor Medical, devices for neurosurgery; and NovaVision, neuro stimulation therapies and diagnostic devices for the treatment and screening of vision field loss. Set out below are the revenues, gross profits and total assets for each segment.

	December 31,
	2010	2009
Revenue:
Vycor Medical	$307,582	$199,046
NovaVision	8,868	—
Total Revenue	$316,450	$199,046

Gross Profit:
Vycor Medical	259,975	176,564
NovaVision	7,738	—
Total Gross Profit	$267,713	$176,564

Total Assets:	• (restated)	• (restated)
Vycor Medical	1,085,680	400,960
NovaVision	1,068,014	—
Total Assets	$2,153,694	$400,960

(b)	Geographic information. The Company operates in two geographic segments, the United States and Germany. Set out below are the revenues, gross profits and total assets for each segment.

VYCOR MEDICAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

7. SEGMENT REPORTING, GEOGRAPHICAL INFORMATION (Continued)

	December 31,
	2010	2009
Revenue:
United States	$307,582	$199,046
Germany	8,868	—
Total Revenue	$316,450	$199,046

Gross Profit:
United States	259,975	176,564
Germany	7,738	—
Total Gross Profit	$267,713	$176,564

Total Assets:	• (restated)	• (restated)
United States	2,084,029	400,960
Germany	69,665	—
Total Assets	$2,153,694	$400,960

8. PROPERTY AND EQUIPMENT

As of December 31, 2010 and 2009, Property and Equipment and the estimated lives used in the computation of depreciation is as follows:

	2010	2009
Machinery and equipment	$93,764	$9,125
Purchased Software	10,000	—
Molds and Tooling	230,830	211,240
Furniture and fixtures	18,288	—
Therapy Devices	44,412	—
Internally Developed Software	540,000	—
	937,294	220,365

Less: Accumulated depreciation and amortization	(164,106)	(29,356)

Property and Equipment, net	$773,188	$191,009

Estimated useful lives of property and equipment are as follows:

Therapy devices	3 years
Computer equipment and software	3 years
Furniture and fixtures	7 years
Machinery and office equipment	5 years
Internally Developed Software	5 years

VYCOR MEDICAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

9. INTANGIBLE ASSETS

As of December 31, 2010 and 2009, Intangible Assets consists of:

	December 31,
	2009	2008
Amortized intangible assets: Patent (8 years useful life)
Gross carrying Amount	$381,740	$123,166
Accumulated Amortization	(48,668)	(29,462)
	$333,072	$93,704
Intangible assets not subject to amortization
Trademarks	130,000	—

Amortization expense for the periods ended December 31, 2010 and 2009 was $21,539 and $14,046, respectively.

10. EQUITY

Certain Equity Transactions

On January 11, 2010, in accordance with the terms prescribed in Vycor Preferred Stock — Series A Convertible Preferred Stock (“New Preferred Shares”), a total of 531,376,500 New Preferred Shares held by Fountainhead were automatically converted into the same number of common shares. The New Preferred Shares had been issued to Fountainhead on conversion of $300,000 debentures in connection with a debt restructuring effective December 29, 2009.

On January 11, 2010, in accordance with the terms prescribed in debentures totaling $803,690, the Company issued 64,295,200 common shares to automatically convert said debentures at the rate of $0.0125 per share.

In accordance with the previously filed Certificate of Designation, the Company sold 140,000 shares of Series B Preferred Stock during the current fiscal year for $140,000. These shares were converted on September 11 2010, along with accrued interest, into 11,768,197 shares of the Company’s Common Stock at a multiple of 80 common shares per Series B share.

On February 23, 2010, in consideration for services provided to the Board of (valued at $10,000), the Company issued 800,000 shares of its common stock.

In accordance with an agreement with Joe Simone for consulting services relating to identifying sales and marketing opportunities, increasing investor awareness of the Company, identifying potential new investors who might have an interest in investing in the Company, and other activities in the furtherance of the above, the Company issued 750,000 shares of its Common Stock valued at $9,375.

On April 14, 2010, by written consent of the Board of Directors, the Company developed the 2010 Professional/Consultant Stock Compensation Plan. It was further resolved that these shares be issued to Gregory Sichenzia for services provided to the Company by Sichenzia Ross Friedman Ference LLP, valued at $14,025.

From April 13, 2010 through May 10, 2010, the Company accepted Subscription Agreements from eleven subscribers for the purchase of its Common Stock. In accordance with these Agreements, 49,966,665 shares were purchased at $0.015 per share, totaling $749,500. Approximately $72,500 of reimbursable out-of-pocket costs were incurred by consultants in furtherance of these transactions.

On August 11, 2010, in consideration for services provided to the Board of Directors (valued at $16,250), the Company issued 812,500 shares of its common stock.

From July 20, 2010 through September 30, 2010, the Company accepted Subscription Agreements from six subscribers for the purchase of its Common Stock. In accordance with these Agreements, 9,428,571 shares were purchased at $0.0175 per share, totaling $165,000.

VYCOR MEDICAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

10. EQUITY (Continued)

During October and November, 2010, the Company accepted two Subscription Agreements from a subscriber for the purchase of its Common Stock. In accordance with these Agreements, 4,000,000 shares were purchased at $0.0175 per share, totaling $70,000.

On November 12, 2010, in consideration for services provided to the Board of Directors (valued at $5,000), the Company issued 250,000 shares of its common stock.

From October to December, 2010, the Company accepted Subscription Agreements from six subscribers for the purchase of its Common Stock. In accordance with these Agreements, 23,684,211 shares were purchased at $0.019 per share, totaling $450,000.

11. AMENDMENTS TO ARTICLES OF INCORPORATION OR BY-LAWS

Effective January 11, 2010, the Company (a) amended its Certificate of Incorporation to increase the Company’s authorized capital to 1,010,000,000 shares comprising 1,000,000,000 shares of Common Stock par value $.0001 per share and 10,000,000 shares of Preferred Stock par value $0.0001 per share and (b) decreased the par value of the Company’s Common Stock and Preferred Stock from $.001 per share to $.0001 per share

Effective July 11, 2010, the Company amended its Certificate of Incorporation to increase the Company’s authorized capital to 1,510,000,000 shares comprising 1,500,000,000 shares of Common Stock par value $.0001 per share and 10,000,000 shares of Preferred Stock par value $0.0001 per share.

12. SHARE-BASED COMPENSATION

The Company recognizes the cost of all share-based payments under the relevant authoritative accounting guidance. Share-based payments include any remuneration paid by the Company in shares of the Company’s common stock or financial instruments that grant the recipient the right to acquire shares of the Company’s common stock. For share-based payments to employees, which consist only of awards made under the stock option plan described below, the Company accounts for the payments in accordance with the provisions of ASC Topic 718, “Stock Compensation” (formerly referred to as SFAS No. 123(R)). Share-based payments to consultants, service providers and other non-employees are accounted for under in accordance with ASC Topic 718, ASC Topic 505, “Equity Payments to Non-Employees” or other applicable authoritative guidance.

Stock Option Plan

The Company adopted the Vycor Medical, Inc Employee, Director, and Consultant Stock Plan as of February 13, 2008, that includes both incentive stock options and nonqualified stock options to be granted to employees, officers, and consultants, independent contractors, directors and affiliates of the Company. The board of directors establishes the terms and conditions of all stock options grants, subject to the Plan and applicable provisions of the Internal Revenue Code. Incentive stock options must be granted at an exercise price not less than the fair market value of the common stock on the grant date. The options granted to participants owning more than 10% of the Company’s outstanding voting stock must be granted at an exercise price not less than 110% of the fair market value of the common stock on the grant date. The options expire on the date determined by the board of directors, but may not extend mare than 10 years from the grant date, while incentive stock options granted to participants owning more than 10% of the Company’s outstanding voting stock expire five years from the grant date. The vesting period for employees is generally over three years. The vesting Period for nonemployees is determined based on the services being provided.

Under ASC Topic 718, the Company estimates the fair value of option awards on the date of grant using an option pricing model. The grant date fair value is recognized over the option vesting period, the period during which an employee is required to provide service in exchange for the award. No compensation cost is recognized for equity instruments for which employees do not render the requisite service. Under these standards, compensation cost for

VYCOR MEDICAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

12. SHARE-BASED COMPENSATION (Continued)

employee cost for employee stock-based awards is based on the estimated grant-date fair value and recognized over the vesting period of the applicable award on a straight-line basis. No employee stock options were granted for the years ended December 31, 2010 and 2009.

Initial grants totaling 500,000 shares each were issued on February 13, 2008 to Kenneth T. Coviello, Chief Executive Officer and Heather N. Vinas, President at an exercise price of $.135 per share. The options vest 33 1/3 % on each of the first, second, and third anniversary of the grant and expire February 12, 2018. Accordingly, for the year ended December 31, 2010, the Company recognized share-based compensation amounts of $28,920 and $28,920, for each of the respective grants. Following Heather Vinas’ resignation as President of the Company in May 2010, 166,667 options were cancelled.

The maximum number of shares of stock which maybe delivered under the plan shall automatically increase by a number sufficient to cause the number of shares covered by the plan to equal 10% of the total number of shares of stock then outstanding on a fully diluted basis.

Stock appreciation rights may be granted either on a stand alone basis or in conjunction with all or part of any other stock options granted under the plan. As of December 31, 2009 there were no awards of any stock appreciation rights.

The Company from time to time issues common stock, stock options or common stock warrants to acquire services or goods from non-employees. Common stock, stock options and common stock warrants issued to other than employees or directors are recorded on the basis of their fair value, which is measured as of the “measurement date” using an option pricing model. The “measurement date” for options and warrants related to contracts that have substantial disincentives to non-performance is the date of the contract, and for all other contracts is the vesting date. Expense related to the options and warrants is recognized on a straight-line basis over the shorter of the period over which services are to be received or the life of the option or warrant.

The details of the outstanding rights, options and warrants and value of such rights, options and warrants are as follows:

STOCK WARRANTS:

	Number of shares	Weighted average exercise price per share
Outstanding at January 1, 2009	6,460,920	$0.39
Granted	32,900,132	0.007
Exercised	—	—
Cancelled or expired	(3,867,880)	0.26

Outstanding at January 1, 2010	35,493,172	$0.03
Granted	90,191,077	0.015
Exercised	—	—
Cancelled or expired	(9,079,473)	0.015
Outstanding at December 31, 2010	116,604,776	$0.019

VYCOR MEDICAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

12. SHARE-BASED COMPENSATION (Continued)

STOCK OPTIONS:

	Number of shares	Weighted average exercise price per share
Outstanding at January 1, 2009	1,050,000	$0.14
Granted	—	—
Exercised	—	—
Cancelled or expired	(50,000)	0.14

Outstanding at January 1, 2010	1,000,000	$0.14
Granted	—	—
Exercised	—	—
Cancelled or expired	(166,667)	0.14

Outstanding at December 31, 2010	833,333	$0.14

The weighted-average remaining contractual life of outstanding warrants and options is 2.24 and 7.88 years, respectively.

Employment Agreements

On February 10, 2010, Kenneth T. Coviello, Chief Executive Officer and Heather N. Vinas, (former President and Chairwoman) executed amendments to their existing employment agreements. Each agreed to a modification of monthly compensation from $8,500 to $12,500, and further agreed to forego a provision for potential cash bonus in excess of base compensation. All other terms and conditions of the existing agreements remain in full force. Concurrent with this amendment, Coviello and Vinas each executed amendments to their existing warrants to purchase common stock. These amendments reduce the total number of shares subject to purchase from 80,631,353 to 48,540,708 for each officer.

Consulting Agreements

On February 10, 2010, the Company entered into a Consulting Agreement with Fountainhead Capital Management Limited (“FCML”) pursuant to which FCML will provide a number of services to the Company. These services include, but are not limited to, certain strategic advisory services, certain financial services, identifying and evaluating potential investors and or potential merger and acquisition candidates for the Company, and other advisory services. The term of the Consulting Agreement is two years. In consideration for the above, FCML will be paid a monthly retainer of $8,500, which shall be accrued and paid (at the option of FCML) in cash (following Vycor completing an additional funding of at least $1.5 million) or in Company stock valued at $0.0125 per share. In addition, upon execution of the Consulting Agreement, the Company shall issue to FCML warrants to purchase 39,063,670 shares of the Company’s Common Stock, at a price of $0.0125 per share and is obligated to issue to FCML warrants to purchase an additional 39,063,670 shares of the Company’s Common Stock, at a price of $0.0125 per share should new funding totaling $3 million in aggregate in Common Stock of Vycor or in securities convertible into Common Stock of Vycor at a price of no less than $0.0125 per share of Common Stock be closed during the term of the Consulting Agreement. All warrants are exercisable over a five-year term.

On May 14, 2010, upon the resignation and foregoing of the existing employment agreement, Heather N. Vinas (“Vinas”) entered into a Consulting Agreement to provide transition services to the Company to assist in a seamless and smooth transition from her position with the Company. In this regard, Vinas will make herself available for up to five hours per month to provide services to the Company and will communicate with the Company’s customers, related physicians, vendors and other persons or entities who do business with the Company to advise them of the new capacity under which she shall operate in support of the Company’s good and continued relationships with

VYCOR MEDICAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

12. SHARE-BASED COMPENSATION (Continued)

such persons and entities. In consideration of these services, beginning in July, 2010 the Company will pay Vinas $6,250 per month over the 12 month term of the Consulting Agreement.

Non-Employee Stock Based Compensation

Under the terms of a consulting agreement dated February 2010, the Company issued fully vested warrants to Fountainhead to purchase up to 39,063,670 shares of the Company’s common stock at $0.0125 per share. The warrants are valid from February 10, 2010 for a period of five years. The fair value of these warrants was estimated using the Black-Scholes option pricing model and is being amortized over the two-year life of the consultancy agreement. For the year ended December 31, 2010, $158,698 was recognized as share-based compensation in connection with this agreement.

Under the terms of a twelve month sales and marketing consulting agreement dated March 2010, the Company issued 750,000 shares of its Common Stock to Joe Simone, valued at $9,375. For the year ended December 31, 2010, $7,604 was recognized as share-based compensation in connection with this agreement.

During the year ended December 31, 2010, the Company issued an aggregate 1,150,000 of shares of common stock to Steven Girgenti for services rendered to the board of directors. For the year ended December 31, 2010, $20,000 was recognized as share-based compensation for the issuance of these shares.

During the year ended December 31, 2010, the Company issued an aggregate 262,500 of shares of common stock to Konstantin V. Slavin and 300,000 to Ramin Rak for services rendered to the board of directors. For the year ended December 31, 2010, $11,250 was recognized as share-based compensation for the issuance of these shares.

Under the terms of an Extension of Funding Commitment agreement dated September 2010, the Company issued warrants to Fountainhead to purchase up to 50,627,407 shares of the Company’s common stock at $0.0175 per share. The warrants are valid from September 29, 2010 for a period of five years. The fair value of these warrants was estimated using the Black-Scholes model and is being amortized over the life of the agreement to August 30, 2011. For the year ended December 31, 2010, $126,043 was recognized as share-based compensation in connection with this agreement.

Under the terms of a one year consulting agreement dated December 6, 2010, the Company issued warrants to Market Media Connect, LLC to purchase up to 500,000 shares of the Company’s common stock at $0.07 per share. The warrants are valid from December 1, 2010 for a period of three years. The fair value of these warrants was estimated using the Black-Scholes model and is being amortized over the life of the consulting agreement. For the year ended December 31, 2010, $278 was recognized as share-based compensation in connection with this agreement.

Aggregate stock-based compensation expense charged to operations on employee options and on stock and warrants granted to the above non-employees for the year ended December 31, 2010 is $381,718. As of December 31, 2010, there was approximately $600,034 of total unrecognized compensation costs related to warrant and stock awards and non-vested options, which are expected to be recognized over a weighted average period of approximately 0.76 years

Stock-based compensation expenses related to employee options and warrants granted to non-employees are recognized as the stock options and warrants are earned. The fair value of the stock options or warrants granted is estimated at the grant date, using the Black-Scholes option pricing model, and the expense is recognized on a straight-line basis over the shorter of the period over which services are to be received or the life of the option or warrant. The grant date fair value of employee share options and similar instruments is estimated using the Black-Scholes option pricing model on the basis of the fair value of the underlying common stock on the measurement date, adjusted for the unique characteristics of those equity instruments, using the assumptions noted in the table below. The fair value of the common stock is determined by the then-prevailing private placement purchase price.

VYCOR MEDICAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

12. SHARE-BASED COMPENSATION (Continued)

Expected volatility was based on the historical volatility of a peer group of publicly traded companies. The expected term of options and warrants was based upon the life of the option, and the risk-free rate used was based on the U.S. Treasury Constant Maturity rate.

The following assumptions were used in calculations of the Black-Scholes option pricing model in the years ended December 31, 2010 and 2009:

	Year ended December 31,
	2010	2009
Risk-free interest rates	0.10–2.39%	0.10%
Expected life	3 years	3 years
Expected dividends	0%	0%
Expected volatility	96%	96%
Vycor Common Stock fair value	$0.0125–$0.019	$0.0125

13. INCOME TAXES

The Company has incurred net operating losses since inception. The Company has not reflected any benefit of such net operating loss carry forward in the financial statements. Prior to August 15, 2007 the Company was a limited liability company and losses were flowed through to the individual members, therefore the Company only has potential tax benefits from the date it became ‘C’ corporation.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income.

Based on the level of historical taxable losses and projections of future taxable income (losses) over the periods in which the deferred tax assets can be realized, management currently believes that it is more likely than not that the Company will not realize the benefits of these deductible differences. Accordingly, the Company has provided a valuation allowance against the gross deferred tax assets as follows:

	December 31, 2010	December 31, 2009
Gross deferred tax assets	1,573,000	1,032,500
Valuation allowance	(1,573,000)	(1,032,500)
Net deferred tax asset	—	—

As of December 31, 2010 and 2009, the Company has U.S. federal net operating loss carryforwards of approximately $4,493,000 and $2,950,000, respectively. The federal net operating loss carryforwards expire in the tax years 2027 through 2030.

Federal tax laws impose significant restrictions on the utilization of net operating loss carryforwards and research and development credits in the event of a change in ownership of the Company, as defined by the Internal Revenue Code Section 382. The Company’s net operating loss carryforwards and research and development credits may be subject to the above limitations.

At December 31, 2010 the Company has available for carryforward German net operating losses of approximately $130,000, to be applied against future German taxable income which may be subject to certain restrictions and limitations. Such carryforwards are subject to certain restrictions and limitations in the event of changes in the NovaVision AG’s ownership.

The authoritative guidance requires a valuation allowance to reduce the deferred tax assets reported if, based on the weight of the evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Management has determined that a 100% valuation allowance is appropriate at December 31, 2010 and 2009.

VYCOR MEDICAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

14. COMMITMENTS AND CONTINGENCIES

Lease

The Company executed a lease agreement for administrative office space at its current location of 3651 FAU Boulevard, Boca Raton, Florida. The lease term is 12 months from December 1, 2010. Rental expense for the year ended December 31, 2010 and 2010 were $56,795 and $20,351, respectively.

15. RELATED PARTY TRANSACTIONS

In January 2010 the Company issued a convertible debenture for $74,500 to Fountainhead Capital Management Limited (“Fountainhead”), holder of approximately 72.6% of the common shares of the Company, as more fully disclosed in Note 6 of the Notes to the Financial Statements. This debenture was repaid in May 2010

In February 2010 the Company issued a convertible debenture for $70,000 to Fountainhead, as more fully disclosed in Note 6 of the Notes to the Financial Statements.

In February 2010 the Company entered into a Consulting Agreement with Fountainhead. Under the terms of the agreement, Fountainhead receives $8,500 as a monthly consulting fee, which is to be accrued and converted into stock or paid in cash once a certain level of cash has been raised. Under the terms of the agreement, the Company also issued warrants to Fountainhead to purchase up to 39,063,670 shares of the Company’s common stock at $0.0125 per share. The warrants are valid from February 10, 2010 for a period of five years.

In March 2010 the Company issued a convertible debenture for $102,000 to Fountainhead, as more fully disclosed in Note 6 of the Notes to the Financial Statements. This debenture was repaid in May 2010

In May 2010 the Company issued a convertible debenture for $45,000 to Fountainhead, as more fully disclosed in Note 6 of the Notes to the Financial Statements. This debenture was repaid in May 2010.

In September 2010 the Company issued a convertible debenture for $85,000 to Fountainhead, as more fully disclosed in Note 6 of the Notes to the Financial Statements.

In September 2010 the Company entered into a new agreement with Fountainhead under which Fountainhead agreed to extend a previously disclosed agreement to fund or procure funding for Vycor Medical’s monthly operating expenses for through August 2011. Under the terms of the agreement, the Company issued warrants to Fountainhead to purchase up to 50,627,407 shares of the Company’s common stock at $.0175 per share. The warrants are valid from September 29, 2010 for a period of five years.

In October 2010 the Company issued a convertible debenture for $90,000, and a $77,500 non-convertible debenture to Fountainhead, as more fully disclosed in Note 6 of the Notes to the Financial Statements.

In November 2010 the Company issued a non-convertible debenture for $322,500, as more fully disclosed in Note 6 of the Notes to the Financial Statements.

In November 2010 the Company issued an unsecured, subordinated loan note to Fountainhead for $20,000. The note was repaid in December 2010.

In November 2010 the Company issued a convertible debenture for $350,000 to Peter Zachariou, a director of the Company, as more fully disclosed in Note 6 of the Notes to the Financial Statements. In December 2010 $50,000 of this debenture was repaid and the convertible rights removed.

In January, February and March 2011 the Company issued unsecured, subordinated loan notes to Fountainhead for a total of $99,000. The loan notes are subordinated to the Company’s secured debentures, bear interest at a rate of 6% and are due April 30, 2011

VYCOR MEDICAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

15. RELATED PARTY TRANSACTIONS (Continued)

In January 2011 the Company issued an unsecured, subordinated loan note to Peter Zachariou, a director of the Company for $15,000. The loan notes are subordinated to the Company’s secured debentures, bear interest at a rate of 6% and are due April 30, 2011

In February 2011 the Company issued an unsecured, subordinated loan note to Peter Zachariou, a director of the Company for $40,000. The loan notes are subordinated to the Company’s secured debentures, bear interest at a rate of 6% and are due April 30, 2011

In February 2011 the Company issued an unsecured, subordinated loan note to David Cantor, a director of the Company for $10,000. The loan notes are subordinated to the Company’s secured debentures, bear interest at a rate of 6% and are due April 30, 2011

16. SUBSEQUENT EVENTS

Common Stock Subscriptions

In January and February 2011, the Company received subscription agreements from three investors to purchase an aggregate of 7,578,947 shares of Company common stock at a price of $0.010 per share for aggregate gross proceeds of $144,000.

On February 5, 2011, in consideration for services provided to the Board of Directors (valued at $5,000), the Company issued 250,000 shares of its common stock to Steven Girgenti.

Loan Agreements

In January, February and March 2011, the Company issued unsecured, subordinated loan notes to Fountainhead, Peter Zachariou and David Cantor — all related parties — totaling $164,000. The loan notes are subordinated to the Company’s secured debentures, bear interest at a rate of 6% and are due April 30, 2011.

In February and March 2011, the Company issued unsecured, subordinated loan notes to Craig Kirsch totaling $40,000. The loan notes are subordinated to the Company’s secured debentures, bear interest at a rate of 6% and are due April 30, 2011.

On March 25, 2011 the Company issued a term note for $300,000 to EuroAmerican Investment Corp. The term note bears interest at 16% per annum and is due June 25, 2011. In connection with the loan the company also issued warrants to purchase 400,000 shares of Company common stock at an exercise price of $0.03 per share for a period of three (3) years

Warrant Issuance

On March 2, 2011 the Company issued warrants to seven parties to purchase 14,710,530 shares of the Company’s common stock at a price of $0.03 per share. The warrants are exercisable over a period of three years from the date of issuance.

Consulting Agreement

In March 2011 the Company entered into a consultancy agreement with Mr Jerold Ginder, a sales executive of Stryker Corporation. Mr Ginder has extensive experience in sales and marketing and the development of medical device products, and has contacts which will be of use to the Company. Under the terms of the one year agreement, which the Company has the right to terminate with 30 days notice, Mr Ginder will receive $5,000 a month and 18,000,000 restricted shares of common stock of the Company.

VYCOR MEDICAL, INC.
Consolidated Balance Sheets
(unaudited)

	June 30, 2011	December 31, 2010 (restated, refer to Note 5)
ASSETS

Current Assets

Cash	$2,206,616	$127,081
Accounts receivable, net	106,249	76,460
Inventory	67,234	52,360
Prepaid expenses and other current assets	1,164,832	645,302
Total Current Assets	3,541,931	901,203

Fixed assets, net	711,662	773,188

Intangible and Other assets:
Trademarks	130,000	130,000
Patents, net of accumulated amortization	359,822	333,072
Website, net of accumulated amortization	5,935	3,932
Security deposits	11,252	12,299
	507,009	479,303
TOTAL ASSETS	$4,760,602	$2,153,694

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$233,010	$114,447
Accrued interest	93,261	36,992
Accrued liabilities	514,934	406,998
Other current liabilities	154,574	90,881
Notes payable — current	504,825	1,415,662
	1,500,604	2,064,980

Notes payable — long-term	1,316,362	—
TOTAL LIABILITIES	2,816,966	2,064,980

STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value, 10,000,000 shares authorized, 46.8 and none issued and outstanding as at June 30, 2011 and December 31, 2010 respectively	—	—
Common Stock, $0.0001 par value, 1,500,000,000 shares authorized, 804,985,775 and 724,488,929 shares issued and outstanding at June 30, 2011 and December 31, 2010 respectively	80,499	72,449
Additional Paid-in Capital	11,537,350	6,902,427
Accumulated Deficit	(9,654,121)	(6,883,163)
Accumulated Other Comprehensive Income	(20,092)	(2,999)
	1,943,636	88,714
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,760,602	$2,153,694

See accompanying notes to financial statements

VYCOR MEDICAL, INC.
Consolidated Statement of Operations
(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2011	2010 (restated, refer to Note 5)	2011	2010 (restated, refer to Note 5)
Revenue	$142,331	$74,817	$287,453	$139,103

Cost of Goods Sold	35,192	6,184	57,565	18,772

Gross Profit	107,139	68,633	229,888	120,331

Operating expenses:
Research and development	37,484	762	61,336	5,648
Depreciation and Amortization	52,348	10,051	101,753	19,824
General and administrative	1,823,019	466,208	2,783,748	830,181

Total Operating expenses	1,912,851	477,021	2,946,837	855,653

Operating loss	(1,805,712)	(408,388)	(2,716,949)	(735,322)

Other income (expense)
Other income	10,067	—	10,067	—
Interest expense	(39,613)	(11,797)	(63,534)	(24,402)
Total Other expense	(29,546)	(11,797)	(53,467)	(24,402)

Net Loss Before Taxes	(1,835,258)	(420,185)	(2,770,416)	(759,724)

Taxes	—	—	542	2,078

Net Loss	$(1,835,258)	$(420,185)	$(2,770,958)	$(761,802)

Loss Per Share
Basic and diluted	$(0.002)	$(0.001)	$(0.004)	$(0.001)

Weighted Average Number of Shares Outstanding	780,845,969	649,281,287	753,940,244	631,918,392

See accompanying notes to financial statements

VYCOR MEDICAL, INC.
Consolidated Statement of Cash Flows
(unaudited)

	For the six months ended June 30
	2011	2010 (restated, refer to Note 5)
Cash flows from operating activities:
Net loss	$(2,770,958)	$(761,802)
Adjustments to reconcile net loss to cash used in operating activities:
Amortization of intangible assets	83,685	8,253
Depreciation of fixed assets	17,989	11,571
Amortization of debt discount expense	4,884	—
Share based compensation	1,164,600	146,367
Foreign currency gain	(4,156)	—
Net loss	(1,504,156))	(595,612)

Changes in assets and liabilities:
Accounts receivable	(29,592)	(32,864)
Inventory	(14,467)	(12,894)
Prepaid expenses	(187,517)	(29,120)
Security deposit	1,047	(1,283)
Accounts payable	116,485	(170,079)
Accrued interest	57,459	20,743
Accrued liabilities	102,909	51,497
Other current liabilities	56,535	—

Cash used in operating activities	(1,401,297)	(769,611)

Cash flows used in investing activities:
Purchase of fixed assets	(16,071)	(1,931)
Purchase of website	(3,360)	—
(Acquisition of)/reduction of patents	(56,435)	2,387
Cash used in investing activities	(75,866)	456

Cash flows from financing activities:
Net proceeds from issuance of Common stock	889,000	749,500
Net proceeds from issuance of Series B preferred stock	—	140,000
Net proceeds from issuance of Series C preferred stock	2,218,200	—
Net proceeds from issuance of Notes Payable	530,576	291,500
Repayment of Notes Payable	(81,582)	(291,500)

Cash provided by financing activities	3,556,194	889,500

Effect of exchange rate changes on cash	504	—

Net increase in cash	2,079,535	120,345

Cash at beginning of period	127,081	12,771

Cash at end of period	$2,206,616	$133,116

Supplemental Disclosures of Cash Flow information:
Interest paid:	$—	$—
Taxes paid	$—	$2,078

Non-Cash Transactions:

Warrants, options and common stock issued for debt financing	40,000	$803,690

See accompanying notes to financial statements

VYCOR MEDICAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2011
(unaudited)

1. BASIS OF PRESENTATION

The condensed consolidated balance sheet as of December 31, 2010, which has been derived from restated audited financial statements, and the accompanying unaudited condensed financial statements have been prepared by Vycor Medical, Inc. (together with its consolidated subsidiaries, the “Company” or “Vycor”) in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with the instructions to the quarterly report on Form 10-Q and Rule 8-03 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for annual financial statements. In the opinion of management, all adjustments, consisting of normal recurring accruals considered necessary for a fair presentation, have been included. Operating results for the three and six months ended June 30, 2011 are not necessarily indicative of the results that may be expected for the year ending December 31, 2011. These financial statements should be read in conjunction with the financial statements and footnotes thereto included in the Company’s annual report on Form 10-K/A for the year ended December 31, 2010, as amended and restated. Certain prior period amounts have been reclassified to conform to the current presentation. All financial information included in these Notes relating to the Company’s financial position as of December 31, 2010 and results of operations for the interim periods ended June 30, 2010 have been restated to give effect to the accounting corrections discussed in Note 5.

2. FORMATION AND BUSINESS OF THE COMPANY

Business Description

Vycor Medical, LLC was formed on June 17, 2005 as a New York Limited Liability Company. The Company changed its name to Vycor Medical, Inc. and converted to a Delaware Corporation on August 14, 2007 and issued 16,048 shares of common stock in exchange for each of the 1,122 partnership units outstanding at date of conversion. The assets, liabilities and operations of the Company did not change pursuant to this reorganization, and the accompanying financial statements are presented as if the change occurred on the first day of the earliest period presented. Accordingly, all references to number of shares prior to the date of conversion are based upon the common stock equivalent of the partnership units outstanding on such dates.

The Company designs, develops and markets neurological medical devices and therapies through two operating divisions: Vycor Medical and NovaVision. Vycor Medical focuses on brain and cervical surgical access systems for sale to hospitals and medical professionals; NovaVision focuses on neuro-stimulation therapies and diagnostic devices for the treatment and screening of vision field loss.

3. GOING CONCERN

The Company’s financial statements have been presented on a basis that contemplates the realization of assets and the satisfaction of liabilities in the normal course of business and assumes the Company will continue as a going concern. The Company has incurred losses since its inception, including a net loss of $2,770,958 for the six months ended June 30, 2011, and the Company expects to continue to incur substantial additional losses in the future, including significant development, marketing, manufacturing and distribution costs. The Company has generated negative cash flows from operations since inception. As of June 30, 2011 the Company had a stockholders’ equity of $1,943,636 and cash and cash equivalents of $2,206,616. The Company believes it will not have enough cash to meet its various cash needs unless the Company is able to obtain additional cash from the issuance of debt or equity securities. There is no assurance that additional funds from the issuance of equity will be available for the Company to finance its operations on acceptable terms, or at all. If adequate funds are not available, the Company may have to delay development or commercialization of products or technologies that the Company would otherwise seek to commercialize, or cease operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

VYCOR MEDICAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2011
(unaudited)

4. ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of Vycor Medical, Inc., and its wholly-owned subsidiaries, NovaVision, Inc. (a Delaware corporation) and NovaVision AG (a German corporation), a wholly owned subsidiary of NovaVision, Inc. The Company is headquartered in Boca Raton, FL. The operations of NovaVision, Inc. have been consolidated from November 30, 2010, the date of the acquisition of substantially all the assets of the former NovaVision, Inc. All material inter-company accounts, transactions, and profits have been eliminated in consolidation.

Research and Development

The Company expenses all research and development costs as incurred. For the six months ended June 30, 2011 and 2010 the amounts charged to research and development expenses were $61,336 and $5,648, respectively.

Software Development Costs

The authoritative accounting guidance requires software development costs to be capitalized upon completion of the preliminary project stage. Accordingly, direct internal and external costs associated with the development of the features and functionality of the Company’s software, incurred during the application development stage, are capitalized and amortized using the straight-line method of the estimated life of three years. The Company acquired internally developed software valued at $540,000 as part of the acquisition of the assets of NovaVision, Inc. on November 30, 2010. For the six months ended June 30, 2011 and 2010 there was no capitalization of software development costs.

Uses of estimates in the preparation of financial statements

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimated. To the extent management’s estimates prove to be incorrect, financial results for future periods may be adversely affected. Significant estimates and assumptions contained in the accompanying consolidated financial statements include management’s estimate of the allowance for uncollectible accounts receivable, amortization of intangible assets, and the fair values of options and warrants included in the determination of debt discounts and share based compensation.

Fair Values of Assets and Liabilities

Effective January 1, 2008, the relevant FASB standards define the fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. These standards require that valuation techniques maximize the use of observable inputs and minimize the use of unobservable inputs. These standards also established a fair value hierarchy, which prioritizes the valuation inputs into three broad levels.

There are three general valuation techniques that may be used to measure fair value, as described below:

a)	Market approach — Uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities. Prices may be indicated by pricing guides, sale transactions, market trades, or other sources;

b)	Cost approach — Based on the amount that currently would be required to replace the service capacity of an asset (replacement cost); and

c)	Income approach — Uses valuation techniques to convert future amounts to a single present amount based on current market expectations about the future amounts (includes present value techniques and option-pricing

VYCOR MEDICAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2011
(unaudited)

4. ACCOUNTING POLICIES (Continued)

models). Net present value is an income approach where a stream of expected cash flows is discounted at an appropriate market interest rate.

Financial assets and liabilities are valued using either level 1 inputs based on unadjusted quoted market prices within active markets or using level 2 inputs based primarily on quoted prices for similar assets or liabilities in active or inactive markets. For certain long-term debt, fair value is based on present value techniques using inputs principally derived or corroborated from market data. Using level 3 inputs uses management’s assessment about the assumptions market participants would utilize in pricing the asset or liability. In the Company’s case this entailed assumptions used in pricing models for attached warrant calculations. Valuation techniques utilized to determine fair value are consistently applied.

The Company has no items that are subject to these standards as of June 30, 2011.

Net Loss Per Share

Basic net loss per share is computed by dividing net loss by the weighted-average number of common shares outstanding during the period. Diluted net loss per share is computed giving effect to all dilutive potential common shares that were outstanding during the period. Dilutive potential common shares consist of incremental shares issuable upon exercise of stock options and warrants and conversion of preferred stock and convertible debt. Such potentially dilutive shares are excluded when the effect would be to reduce a net loss per share. No dilution adjustment has been made to the weighted average outstanding common shares in the periods presented because the assumed exercise of outstanding options and warrants and the conversion of preferred stock and debt would be anti-dilutive.

The following table sets forth the potential shares of common stock that are not included in the calculation of diluted net loss per share:

	June 30, 2011	June 30, 2010
Stock options outstanding	833,333	833,333
Warrants to purchase common stock	243,142,310	66,139,264
Debentures convertible into common stock	55,308,960	35,308,960
Preferred shares convertible into common stock	103,999,993	—
Total	403,284,596	102,281,557

Recent Accounting Pronouncements

From time to time new accounting pronouncements are issued by the Financial Accounting Standards Board or other standard setting bodies that may have an impact on the Company’s accounting and reporting. The Company believes that such recently issued accounting pronouncements and other authoritative guidance for which the effective date is in the future will not have an impact on its accounting or reporting or that such impact will not be material to its financial position, results of operations and cash flows when implemented.

5. RESTATEMENT

On August 15, 2011, the Company filed with the Securities and Exchange Commission (“SEC”) a Current Report on Form 8-K, to report management’s determination, and following discussions with the Company’s independent registered public accounting firm, that the Company’s financial statements for the year ended December 31, 2010, included in its Annual Report on Form 10-K filed with the SEC on March 13, 2011 (the “2010 Form 10-K”), should no longer be relied upon due to incorrect accounting in such financial statements with respect to warrants issued in connection with service agreements and for the beneficial conversion feature of certain convertible debentures. The Company determined that the historical financial statements for the year ended December 31, 2010 included

VYCOR MEDICAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2011
(unaudited)

5. RESTATEMENT (Continued)

in the Company’s 2010 Form 10-K require restatement to properly record these warrants and beneficial conversion features.

The Current Report on Form 8-K which the Company filed with the SEC on August 15, 2011 also reported management’s determination that the Company’s financial statements should no longer be relied upon due to incorrect accounting in such financial statements with respect warrants issued in connection with service agreements and for the beneficial conversion feature of certain convertible debentures:

(i)	for the year ended December 31, 2009 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2010;

(ii)	for the three months ended March 31, 2010, included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 12, 2010;

(iii)	for the three and six months ended June 30, 2010, included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 16, 2010;

(iv)	for the three and nine months ended September 30, 2010 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 15, 2010; and

(v)	for the three months ended March 31, 2011 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 14, 201 1

The Company’s management re-evaluated certain of its accounting policies and procedures in connection with the preparation of the Company’s financial statements for the periods ended June 30, 2011, and determined that it had not properly accounted for warrants issued in connection with service agreements and for the beneficial conversion feature of certain convertible debentures. The Company had previously not recognized the fair value of warrants issued in connection with consulting or other service agreements at the measurement date, and has previously recognized the expense ratably over the life of the warrant. The Company’s management has determined that the proper accounting, following the guidance in ASC Topic 505, is to record the fair value of these warrants as a prepaid expense on the date of issuance, and recognize the expense ratably over the life of the underlying service agreement. The Company has, since December 2009, been determining the existence of a beneficial conversion feature of convertible debt based on the fair value of the conversion feature on the date of issuance, rather than using the intrinsic value of the conversion feature on the date of issuance, as required under ASC Topic 470.

The Company is in the process of preparing amendments to the Forms 10-Q and 10-K for the prior periods noted above and plans to file those amendments with the SEC, reflecting the restatements related to these warrants and convertible debentures.

The Company’s board of directors and management has discussed the matters set forth herein with Paritz & Co., P.A., the Company’s registered independent public accounting firm which was also the Company’s independent public accounting firm for the period impacted by this restatement as described above

The tables below show the effects of the restatements on (i) the Company’s consolidated balance sheet as of December 31, 2010, (ii) the consolidated statements of operations for the three and six months ended June 30, 2010 and (iii) the consolidated statement of cash flows for the six months ended June 30, 2010. These adjustments are non-cash items and do not impact the Company’s operating activities or cash flows from operations in any way.

VYCOR MEDICAL, INC.
Consolidated Balance Sheets
(unaudited)

	Year Ended December 31, 2010
	As Previously Reported	As Restated
ASSETS

Prepaid expenses and other current assets	106,782	645,302
Total Current Assets	362,683	901,203
Total Assets	$1,615,174	$2,153,694

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY

Notes payable	1,344,300	1,415,662
Total Liabilities	2,008,899	2,064,980

Additional Paid-in Capital	6,375,175	6,902,427
Accumulated Deficit	(6,838,350)	(6,883,163)
Total Stockholder’s (Deficit) Equity	(393,725)	88,714
Total Liabilities and Stockholders’ Deficit	$1,615,174	$2,153,694

VYCOR MEDICAL, INC.
Consolidated Statement of Operations
(unaudited)

	For the three months ended June 30, 2010		For the six months ended June 30, 2010
	As Previously Reported	As Restated	As Previously Reported	As Restated
Operating expenses:
General and administrative	491,851	466,208	833,677	830,181
Total Operating expenses	502,664	477,021	859,149	855,653

Operating loss	(434,031)	(408,338)	(738,818)	(735,322)

Other income (expense)
Interest expense	(27,047)	(11,797)	(96,184)	(24,402)
Total Other Income (expense)	(27,047)	(11,797)	(96,184)	(24,402)

Net Loss	$(461,078)	$(420,185)	$(837,080)	$(761,802)

Loss Per Share
Basic and diluted	$(0.001)	$(0.001)	$(0.001)	$(0.001)

Weighted Average Number of Shares Outstanding	649,281,287	649,281,287	631,918,392	631,918,392

VYCOR MEDICAL, INC.
Statement of Cash Flows
(unaudited)

	For the six months ended June 30, 2010
	As Previously Reported	As Restated
Cash flows from operating activities:

Net loss	$(837,080)	$(761,802)

Adjustments to reconcile net loss to cash used in operating activities:
Amortization of debt discount expense	71,781	—
Share based compensation	149,863	146,367

Cash used in operating activities	(769,611)	(769,611)

Cash provided by / (used in) investing activities	456	456

Cash provided by financing activities	889,500	889,500

Net increase (decrease) in cash	120,345	120,345

Cash at beginning of period	12,771	12,771

Cash at end of period	$133,116	$133,116

6. NOTES PAYABLE

As of June 30, 2011 and December 31, 2010 Notes Payable consists of:

June 30, 2011	December 31, 2010
On December 29, 2009 and February 3, 2010, the Company issued convertible debentures in the amount of $371,362 and $70,000, respectively, payable to Fountainhead Capital Management (“Fountainhead”), the beneficial owner of more than 50% of the Company’s common stock. These debentures accrue interest at a rate of 6% per annum, are secured by a first priority security interest in all of the assets of the Company, and are senior to or pari passu with, all other obligations of the Company, subject to certain conditions. The Holder is entitled to convert all or any amount of the principal face amount of the debentures then outstanding into shares of common stock of the Company at the conversion price of $0.0125 per share, subject to adjustment and does not require bifurcation. These debentures were originally due August 31, 2010. On May 14, 2010, the due date for satisfaction was extended to March 30, 2011, on March 28, 2011 the due date was further extended to August 31, 2011 and on June 6, 2011 the due date was further extended to December 31, 2012.
441,362	441,362

	June 30, 2011	December 31, 2010
On September 30, 2010 and October 14, 2010, the Company issued convertible debentures payable to Fountainhead in the amount of $85,000 and $90,000, respectively. These debentures accrue interest at a rate of 6% per annum, are secured by a first priority security interest in all of the assets of the Company, and are senior to or pari passu with, all other obligations of the Company, subject to certain conditions. The Holder is entitled to convert all or any amount of the principal face amount of the debentures then outstanding into shares of common stock of the Company at the conversion price of $0.0175 per share, subject to adjustment and does not require bifurcation. The debentures were originally due August 31, 2011, however the due date for satisfaction was extended on June 6, 2011 to December 31, 2012.
	175,000	175,000

On October 26, 2010 and November 15, 2010, the Company issued debentures payable to Fountainhead in the amount of $77,500 and $322,500, respectively. These debentures accrue interest at a rate of 6% per annum, are secured by a first priority security interest in all of the assets of the Company, and are senior to or pari passu with, all other obligations of the Company, subject to certain conditions. The debentures were originally due August 31, 2011, however the due date for satisfaction was extended on June 6, 2011 to December 31, 2012.	400,000	400,000

On November 15, 2010, the Company issued a convertible debenture in the amount of $350,000 payable to Peter Zachariou, a Director of the Company. This debenture accrues interest rate of 6% per annum, is due on the earlier of August 31, 2011 or the date of receipt by the Company of cash from fundraisings in excess of a cumulative $3 million from October 26, 2010, is secured by a first priority security interest in all of the assets of the Company, and is senior to or pari passu with, all other obligations of the Company, subject to certain conditions. The Holder is entitled to convert all or any amount of the principal face amount of the debenture then outstanding into shares of common stock of the Company at the conversion price of $0.019 per share, subject to adjustment and does not require bifurcation. On December 20, 2010, the Company repaid $50,000 of this debenture and removed the convertible rights. On June 6, 2011 the due date for satisfaction was extended to December 31, 2012.
	300,000	300,000

On December 3, 2010, the Company issued a debenture in the amount of $40,000 payable to Berardino Investment Group. This debenture accrued interest at a rate of 6% per annum, was due June 30, 2011, was secured by a first priority security interest in all of the assets of the Company, and was senior to or pari passu with, all other obligations of the Company, subject to certain conditions. The Holder was entitled to convert all or any amount of the principal face amount of the debenture then outstanding into shares of common stock of the Company at the conversion price of $0.019 per share, subject to adjustment and did not require bifurcation. On June 30, 2011, the entire principal and unpaid interest on this debenture was converted into 2,167,902 shares of the Company’s Common Stock at the conversion price of $0.019 per share.
	—	40,000

	June 30, 2011	December 31, 2010
In January, February and March 2011 the Company issued short term, unsecured notes payable to Fountainhead in the amount of $15,000, $64,000 and $20,000, respectively. The notes accrue interest at a rate of 6% per annum, are due on demand and are junior to the secured convertible and non-convertible debentures of the Company.	99,000	—

In January and February 2011 the Company issued short term, unsecured notes payable to Peter Zachariou in the amount of $15,000 and $40,000, respectively. The notes accrue interest rate of 6% per annum, are due on demand and are junior to the secured convertible and non-convertible debentures of the Company.	55,000	—

In February 2011 the Company issued short term, unsecured notes in the amount of $10,000 payable to David Cantor, a Director of the Company. The notes accrue interest rate of 6% per annum, are due on demand and are junior to the secured convertible and non-convertible debentures of the Company.	10,000	—

On March 25, 2011 the Company issued a term note for $300,000 to EuroAmerican Investment Corp. (“EuroAmerican”). The term note bears interest at 16% per annum and was due June 25, 2011. In connection with the loan the Company also issued EuroAmerican warrants to purchase 400,000 shares of the Company’s common stock at an exercise price of $0.03 per share for a period of three (3) years. On June 25, 2011 the due date for this note was extended to September 25, 2011 and the Holder was granted the right to convert all or any amount of the principal face amount of the debenture then outstanding and accrued interest into shares of common stock of the Company at the conversion price of $0.03 per share, subject to adjustment and does not require bifurcation.
	300,000	—

Unsecured, non-interest bearing loan from the chief executive of NovaVision AG, advanced a total of to NovaVision AG, which is being repaid in monthly installments to December 31, 2011. As of June 30, and December 31, 2010 the remaining balance is e19,500 and e33,000, respectively.	27,701	44,019

Insurance policy finance agreements	13,124	15,281

Total Notes Payable:	$1,821,187	$1,415,662

The following is a schedule of future minimum loan payments:

Twelve months ending June 30,	Amount
2011	$504,825
2012	1,316,362
2013	—
2014	—
2015	—
Thereafter	—
Total	$1,821,187

As of June 30, 2011, $1,316,362 of Company’s notes payable are secured by a first security interest in all of the assets of the Company.

VYCOR MEDICAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2011
(unaudited)

7. SEGMENT REPORTING, GEOGRAPHICAL INFORMATION

(a)	Business segments

The Company operates in two business segments: Vycor Medical, which focuses on devices for neurosurgery; and NovaVision, which focuses on neuro stimulation therapies and diagnostic devices for the treatment and screening of vision field loss. Set out below are the revenues, gross profits and total assets for each segment.

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenue:
Vycor Medical	$82,239	$74,817	$182,081	$139,103
NovaVision	60,092	—	105,372	—
Total Revenue	$142,331	$74,817	$287,453	$139,103

Gross Profit:
Vycor Medical	60,890	68,633	153,615	120,331
NovaVision	46,249	—	76,273	—
Total Gross Profit	$107,139	$68,633	$229,888	$120,331

	June 30, 2011	December 31, 2010 (restated, refer to Note 5)
Total Assets:
Vycor Medical	3, 319,053	1,085,680
NovaVision	1,441,549	1,068,014
Total Assets	$4, 760,602	$2,153,694

(b)	Geographic information

The Company operates in two geographic segments, the United States and Germany. Set out below are the revenues, gross profits and total assets for each segment.

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenue:
United States	$105,193	$74,817	$209,202	$139,103
Germany	37,138	—	78,251	—
Total Revenue	$142,331	$74,817	$287,453	$139,103

Gross Profit:
United States	79,767	68,633	173,658	120,331
Germany	27,372	—	56,230	—
Total Gross Profit	$107,139	$68,633	$229,888	$120,331

	June 30,	December 31,
	2011	2010 (restated, refer to Note 5)
Total Assets:
United States	4,69 1,472	2,084,029
Germany	69,130	69,665
Total Assets	$4, 760,602	$2,153,694

VYCOR MEDICAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2011
(unaudited)

8. PROPERTY AND EQUIPMENT

As of June 30, 2011 and December 31, 2010, Property and Equipment and the estimated lives used in the computation of depreciation is as follows:

	June 30, 2011	December 31, 2010
Machinery and equipment	$103,993	$93,764
Purchased Software	15,608	10,000
Molds and Tooling	230,830	230,830
Furniture and fixtures	19,729	18,288
Therapy Devices	52,219	44,412
Internally Developed Software	540,000	540,000
	962,379	937,294

Less: Accumulated depreciation and amortization	(250,717)	(164,106)

Property and Equipment, net	$711,662	$773,188

Estimated useful lives of property and equipment are as follows:

Therapy devices	3 years
Computer equipment and software	3 years
Furniture and fixtures	7 years
Machinery and office equipment	5 years
Internally Developed Software	5 years

9. INTANGIBLE ASSETS

As of June 30, 2011 and December 31, 2010, Intangible Assets consists of:

	June 30,	December 31,
	2011	2010
Amortized intangible assets: Patent (8 years useful life)
Gross carrying Amount	$430,679	$381,740
Accumulated Amortization	(78,353)	(48,668)
	$352,326	$333,072

Intangible assets not subject to amortization
Trademarks	$130,000	$130,000

Amortization expense for the six month periods ended June 30, 2011 and 2010 was $29,685 and $8,253, respectively.

9. EQUITY

Certain Equity Transactions

In January and February 2011, the Company issued an aggregate of 7,578,947 shares of common stock to three investors at a price of $0.019 per share for aggregate gross proceeds of $144,000.

In February 2011, the Company issued 250,000 shares of its common stock (valued at $5,000) to Steven Girgenti in consideration for services provided to the Board of Directors. In May 2011, the Company issued an additional 222,222 shares of its common stock (valued at $5,000) to Mr. Girgenti.

VYCOR MEDICAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2011
(unaudited)

9. EQUITY (Continued)

On March 2, 2011, the Company issued warrants to seven parties to purchase 14,710,530 shares of the Company’s common stock at a price of $0.03 per share. The warrants are exercisable over a period of three years from the date of issuance.

On March 25, 2011, in connection with the issuance by the Company of a term note for $300,000 to EuroAmerican Investment Corp, the Company issued warrants to purchase 400,000 shares of Company common stock at an exercise price of $0.03 per share for a period of three years from the date of issuance. The estimated fair value of this warrant was recorded as a debt discount at issuance and was amortized over the three-month term of the loan as interest expense.

In April 2011, the Company issued 24,444,442 shares of common stock together with Warrants to purchase 12,222,221 shares of common stock at an exercise price of $0.03 per share for a period of three years for aggregate gross proceeds of $550,000.

In April 2011, in connection with a consultancy agreement, the Company issued 18,000,000 shares of common stock (valued at $360,000) to Jerrald Ginder. On June 25, 2011, pursuant to an amendment to this consultancy agreement, the Company issued an additional 2,666,667 shares of common stock to Mr. Ginder in lieu of aggregate monthly cash payments due under the agreement totaling $60,000.

In May 2011, the Company issued 8,666,666 shares of common stock together with Warrants to purchase 4,333,334 shares of Company common stock at an exercise price of $0.03 per share for a period of three years for aggregate gross proceeds of $195,000.

On June 7, 2011, the Company completed the sale of 31.4 Units comprising Series C Convertible Preferred Shares and Warrants (the “Units”) to accredited investors (the “Investors”) (the “Preferred Offering”) for aggregate proceeds of $1,570,000. The Units were issued pursuant to separate Series C Convertible Preferred Stock Purchase Agreements (the “Agreements”) between the Company and each of the Investors. This sale was an initial closing (the “Initial Closing”) under the Agreements which allows for maximum proceeds of $3,000,000. Each Unit was priced at $50,000 and comprised one share of Series C Preferred Convertible Stock convertible (at the Holder’s option or mandatorily upon the occurrence of certain events) into 2,222,222 shares of the Company’s Common Stock ($0.0225 per share) and a Warrant to purchase 1,111,111 shares of the Company’s Common Stock at $0.03 per share (subject to adjustments) for a period of three years (the “Warrant” or “Warrants”). A total of 31.4 shares of Series C Convertible Preferred Stock convertible into 69,777,773 shares of the Company’s Common Stock and Warrants to purchase 34,888,890 shares of the Company’s Common Stock were issued. On June 28, 2011, the Company completed a second closing of the Preferred Offering (the “Second Closing”) with the sale of an additional 15.40 Units to Investors for aggregate proceeds of $770,000. An additional 15.40 shares of Series C Convertible Preferred Stock convertible into 34,222,220 shares of the common stock and Warrants to purchase 17,111,111 shares of the Company’s common stock were issued in connection with the Second Closing. The Company entered into a Registration Rights Agreement with the Investors with respect to the Warrants.

On June 3, 2011, in connection with a consultancy agreement, the Company issued 15,500,000 shares of common stock (valued at $348,750) to GreenBridge Capital Partners IV, LLC.

On June 6, 2011, in connection with a consultancy agreement, the Company issued 1,000,000 shares of common stock (valued at $22,500) to Burnham Hill Advisors, LLC.

Burnham Hill Partners LLC (“BHP”) served as placement agent in connection with the sale of 24.8 Units in the Preferred Offering. Pursuant to a placement agent agreement with BHP, the Company paid BHP a cash placement fee equal to seven percent (7%) of the gross proceeds received by the Company from Units placed by BHP. Also pursuant to the placement agent agreement, the Company issued BHP Warrants (the “Placement Agent Warrants”) to purchase a number of shares equal to seven percent (7%) of the number of shares of common stock issuable upon conversion of the 24.8 Units placed by BHP (3,857,778 shares) in the Preferred Offering. The Placement Agent Warrants are exercisable for three years from the date of issuance at an exercise price of $0.0225 per share.

VYCOR MEDICAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2011
(unaudited)

9. EQUITY (Continued)

On June 30, 2011, the entire principal and unpaid interest on a Debenture dated December 3, 2010 payable to Berardino Investment Group in the original principal amount of $40,000 was converted into 2,167,902 shares of common stock at a conversion price of $0.019 per share.

Under the terms of a Consulting Agreement dated February 10, 2010 with Fountainhead, the Company was required to issue to Fountainhead fully vested warrants to purchase 39,063,670 shares of the Company’s common stock should certain conditions be met during the term of the Consulting Agreement. These warrants are exercisable at $0.0125 per share for a period of five years from February 2010. These warrants became issuable upon completion of the Preferred Offering and were issued in June 2011.

10. SHARE-BASED COMPENSATION

The Company recognizes the cost of all share-based payments under the relevant authoritative accounting guidance. Share-based payments include any remuneration paid by the Company in shares of the Company’s common stock or financial instruments that grant the recipient the right to acquire shares of the Company’s common stock. For share-based payments to employees, which consist only of awards made under the stock option plan described below, the Company accounts for the payments in accordance with the provisions of ASC Topic 718, “Stock Compensation” (formerly referred to as SFAS No. 123(R)). Share-based payments to consultants, service providers and other non-employees are accounted for under in accordance with ASC Topic 718, ASC Topic 505, “Equity Payments to Non-Employees” or other applicable authoritative guidance.

Stock Option Plan

The Company adopted the Vycor Medical, Inc Employee, Director, and Consultant Stock Plan (the “Plan”) as of February 13, 2008. The Plan provides for both incentive stock options and nonqualified stock options to be granted to employees, officers, consultants, independent contractors, directors and affiliates of the Company. The board of directors establishes the terms and conditions of all stock option grants, subject to the Plan and applicable provisions of the Internal Revenue Code. Incentive stock options must be granted at an exercise price not less than the fair market value of the common stock on the grant date. The options granted to participants owning more than 10% of the Company’s outstanding voting stock must be granted at an exercise price not less than 110% of the fair market value of the common stock on the grant date. The options expire on the date determined by the board of directors, but may not extend mare than 10 years from the grant date, while incentive stock options granted to participants owning more than 10% of the Company’s outstanding voting stock expire five years from the grant date. The vesting period for employees is generally over three years. The vesting Period for non-employees is determined based on the services being provided. The maximum number of shares of stock which may be delivered under the plan shall automatically increase by a number sufficient to cause the number of shares covered by the plan to equal 10% of the total number of shares of stock then outstanding on a fully diluted basis.

Under ASC Topic 718, the Company estimates the fair value of option awards on the date of grant using an option pricing model. The grant date fair value is recognized over the option vesting period, the period during which an employee is required to provide service in exchange for the award. No compensation cost is recognized for equity instruments for which employees do not render the requisite service. Under these standards, compensation cost for employee cost for employee stock-based awards is based on the estimated grant-date fair value and recognized over the vesting period of the applicable award on a straight-line basis. No employee stock options were granted for the six month periods ended June 30, 2011 and 2010.

Initial grants of options to purchase 500,000 shares were issued under the Plan on February 13, 2008 to each of Kenneth T. Coviello, the Company’s Chief Executive Officer and Heather N. Vinas, the Company’s President at an exercise price of $0.135 per share. The options vested 33-1/3% on each of the first, second, and third anniversary of the grant and expire February 12, 2018. Following Heather Vinas’ resignation as President of the Company in May 2010, 166,667 unvested options were cancelled. Accordingly, for the six months ended June 30, 2011, the Company recognized share-based compensation only for the grant to Mr. Coviello.

VYCOR MEDICAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2011
(unaudited)

10. SHARE-BASED COMPENSATION (Continued)

Stock appreciation rights may be granted either on a stand alone basis or in conjunction with all or part of any other stock options granted under the plan. As of June 30, 2010 there were no awards of any stock appreciation rights.

The Company from time to time issues common stock, stock options or common stock warrants to acquire services or goods from non-employees. Common stock, stock options and common stock warrants issued to other than employees or directors are recorded on the basis of their fair value, which is measured as of the “measurement date” using an option pricing model. The “measurement date” for options and warrants related to contracts that have substantial disincentives to non-performance is the date of the contract, and for all other contracts is the vesting date. Expense related to the options and warrants is recognized on a straight-line basis over the shorter of the period over which services are to be received or the life of the option or warrant.

The details of the outstanding rights, options and warrants and value of such rights, options and warrants are as follows:

STOCK WARRANTS:

	Number of shares	Weighted average exercise price per share
Outstanding at December 31, 2009	35,493,172	$0.030
Granted	90,191,077	0.015
Exercised
Cancelled or expired	(9,079,473)	0.015

Outstanding at December 31, 2010	116,604,776	$0.019
Granted	126,587,534	0.025
Exercised	—	—
Cancelled or expired	(50,000)	0.500

Outstanding at June 30, 2011	243,142,310	$0.022

STOCK OPTIONS:

	Number of shares	Weighted average exercise price per share
Outstanding at December 31, 2009	1,000,000	$0.14
Granted
Exercised
Cancelled or expired	(166,667)	0.14

Outstanding at December 31, 2010	833,333	$0.14
Granted	—	—
Exercised	—	—
Cancelled or expired	—	—

Outstanding at June 30, 2011	833,333	$0.14

As of June 30, 2011, the weighted-average remaining contractual life of outstanding warrants and options is 3.45 and 7.88 years, respectively.

VYCOR MEDICAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2011
(unaudited)

10. SHARE-BASED COMPENSATION (Continued)

Non-Employee Stock Compensation

Under the terms of a consulting agreement dated February 2010, the Company issued fully vested warrants to Fountainhead to purchase up to 39,063,670 shares of the Company’s common stock at $0.0125 per share. The warrants are valid from February 10, 2010 for a period of five years. The fair value of these warrants was estimated using the Black-Scholes option pricing model and is being amortized over the two-year life of the consultancy agreement. For the six months ended June 30, 2011, $89,548 was recognized as share-based compensation in connection with this agreement. Under the same agreement, the Company was also required to issue fully vested warrants to purchase an additional 39,063,670 shares of the Company’s common stock, at a price of $0.0125 per share should new funding totaling $3 million in aggregate in Common Stock of Vycor or in securities convertible into Common Stock of Vycor at a price of no less than $0.0125 per share of Common Stock be closed during the term of the Consulting Agreement. These warrants became issuable upon completion of the Preferred Offering and were issued in June 2011. The fair value of these warrants was estimated at $658,651 using the Black-Scholes model and, because the performance criteria of the warrants had been satisfied on the date of issuance the full value was expensed immediately.

During the six months ended June 30, 2011, the Company issued an aggregate of 472,222 shares of common stock to Steven Girgenti for services rendered to the board of directors. For the six months ended June 30, 2011, $10,000 was recognized as share-based compensation for the issuance of these shares.

Under the terms of a twelve month sales and marketing consulting agreement dated March 2010, the Company issued 750,000 shares of its Common Stock to Joe Simone, valued at $9,375. For the six months ended June 30, 2011, $1,771 was recognized as share-based compensation in connection with this agreement.

Under the terms of an Extension of Funding Commitment agreement dated September 2010, the Company issued warrants to Fountainhead to purchase up to 50,627,407 shares of the Company’s common stock at $0.0175 per share. The warrants are valid from September 29, 2010 for a period of five years. The fair value of these warrants was estimated using the Black-Scholes model and is being amortized over the life of the agreement to August 30, 2011. For the six months ended June 30, 2011, $252,086 was recognized as share-based compensation in connection with this agreement.

Under the terms of a one year consulting agreement dated December 6, 2010, the Company issued warrants to Market Media Connect, LLC to purchase up to 500,000 shares of the Company’s common stock at $0.07 per share. The warrants are valid from December 1, 2010 for a period of three years. The fair value of these warrants was estimated using the Black-Scholes model and is being amortized over the life of the consulting agreement. For the six months ended June 30, 2011, $1,671 was recognized as share-based compensation in connection with this agreement.

In March 2011 the Company entered into a one year consultancy agreement with Mr Jerrald Ginder, effective April 1, 2011. Mr Ginder has extensive experience in sales and marketing and the development of medical device products, and has contacts which will be of use to the Company. Under the terms of the agreement, which the Company has the right to terminate with 30 days notice, Mr. Ginder was to receive $60,000 cash, payable monthly, and 18,000,000 restricted shares of common stock of the Company. The stock has been valued by the Company at $360,000 and is being amortized over the life of the agreement as share-based compensation expense. On June 22, 2011, the Company and Mr. Ginder entered into an Amendment to the Consulting Agreement. Pursuant to this amendment, the Company issued to Mr. Ginder an additional 2,666,667 shares of the Company’s common stock in lieu of the $60,000 cash due under the Consulting Agreement. The $60,000 value of the additional shares is also being amortized as share-based compensation over the life of the agreement. For the six months ended June 30, 2011, aggregate compensation recognized in respect of the Consulting Agreement, as amended, was $91,720.

In June 2011, the Company entered into a one year Consulting Agreement with GreenBridge Capital Partners, IV, LLC, to provide consulting and advisory services to the Company. Under the terms of this agreement, GreenBridge

VYCOR MEDICAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2011
(unaudited)

10. SHARE-BASED COMPENSATION (Continued)

is to receive up to 15,500,000 shares of the Company’s common stock. The stock has been valued by the Company at $348,750 and is being amortized over the life of the agreement as share-based compensation expense. For the six months ended June 30, 2011, $26,156 was recognized as share-based compensation in connection with this agreement.

In June 2011 the Company entered into a Consulting Agreement with Burnham Hill Advisors LLC (“BHA”) under which BHA shall provide, for a period of six months, financial and strategic advice to the Company. BHA received 1,000,000 restricted shares of the Company’s common stock. The stock has been valued by the Company at $22,500 and is being amortized over the life of the agreement as share-based compensation expense. For the six months ended June 30, 2011, $3,000 was recognized as share-based compensation in connection with this agreement.

Aggregate stock-based compensation expense charged to operations on employee options and on stock and warrants granted to the above non-employees for the six months ended June 30, 2011 is $1,164,400. As of June 30, 2011, there was approximately $865,739 of total unrecognized compensation costs related to warrant and stock awards and non-vested options,, which are expected to be recognized over a weighted average period of approximately 0.79 years.

Stock-based compensation expenses related to employee options and warrants granted to non-employees are recognized as the stock options and warrants are earned. The fair value of the stock options or warrants granted is estimated at the grant date, using the Black-Scholes option pricing model, and the expense is recognized on a straight-line basis over the shorter of the period over which services are to be received or the life of the option or warrant. The grant date fair value of employee share options and similar instruments is estimated using the Black-Scholes option pricing model on the basis of the fair value of the underlying common stock on the measurement date, adjusted for the unique characteristics of those equity instruments, using the assumptions noted in the table below. The fair value of the common stock is determined by the then-prevailing private placement purchase price. Expected volatility was based on the historical volatility of a peer group of publicly traded companies. The expected term of options and warrants was based upon the life of the option, and the risk-free rate used was based on the U.S. Treasury Constant Maturity rate.

The following assumptions were used in calculations of the Black-Scholes option pricing model in the six month periods ended June 30, 2011 and 2010:

	Six months ended June 30,
	2011	2010
Risk-free interest rates	0.57–1.60%	2.39%
Expected life	3 years	3 years
Expected dividends	0%	0%
Expected volatility	96%	96%
Vycor Common Stock fair value	$0.0125	$0.019–$0.0225

11. INCOME TAXES

The Company has incurred net operating losses since inception. The Company has not reflected any tax benefit related to such net operating losses in the financial statements. Prior to August 15, 2007 the Company was a limited liability company and losses were passed through to the individual members, therefore the Company only has potential tax benefits from the date it became a ‘C’ corporation.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income.

The authoritative guidance requires a valuation allowance to reduce the deferred tax assets reported if, based on the weight of the evidence, it is more likely than not that some portion or all of the deferred tax assets will not

VYCOR MEDICAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2011
(unaudited)

11. INCOME TAXES (Continued)

be realized. Based on the level of historical taxable losses and projections of future taxable income (losses) over the periods in which the deferred tax assets can be realized, management currently believes that it is more likely than not that the Company will not realize the benefits of these deductible differences. Accordingly, management has determined that a 100% valuation allowance is appropriate at June 30, 2011 and December 31, 2010. The Company’s gross deferred tax assets and valuation allowance at June 30, 2011 and December 31, 2010 are as follows:

	June 30, 2011	December 31, 2010
Gross deferred tax assets	1,900,000	1,573,000
Valuation allowance	(1,900,000)	(1,573,000)
Net deferred tax asset	—	—

As of June 30, 2011 and December 31, 2010, the Company has U.S. federal net operating loss carryforwards of approximately $5,600,000 and $4,493,000, respectively. The federal net operating loss carryforwards expire in the tax years 2027 through 2031.

Federal tax laws impose significant restrictions on the utilization of net operating loss carryforwards and research and development credits in the event of a change in ownership of the Company, as defined by the Internal Revenue Code Section 382. The Company’s net operating loss carryforwards and research and development credits may be subject to the above limitations.

At June 30, 2011 and December 31, 2010 the Company has available for carryforward German net operating losses of approximately $285,000 and $125,000 respectively, to be applied against future German taxable income which may be subject to certain restrictions and limitations. Such carryforwards are subject to certain restrictions and limitations in the event of changes in the NovaVision AG’s ownership.

12. COMMITMENTS AND CONTINGENCIES

Lease

The Company executed a lease agreement for administrative office space at its current location of 3651 FAU Boulevard, Boca Raton, Florida. The lease term is 12 months from December 1, 2010. The Company vacated its premises at 80 Orville Drive, Bohemia, NY in February, 2011. Rental expense for the six months ended June 30, 2011 and 2010 was $104,337 and $17,108, respectively.

Kenneth Coviello retention bonus

Under the terms of the 2009 Recapitalization Agreement, certain accrued salaries totaling $70,643 were converted into a contingent retention bonus payable either on the closing of a Company fundraising of more than $1.5 million or on the sale of the Company (or substantially all of its assets) at a value above $3 million. The Company and Mr. Coviello are in negotiations with regard to this agreement and potential payment.

13. CONSULTING AND OTHER AGREEMENTS

Consulting Agreement with Jerrald Ginder

In March 2011 the Company entered into a one year consultancy agreement with Mr. Jerrald Ginder, a sales executive of Stryker Corporation, effective April 1, 2011. Mr. Ginder has extensive experience in sales and marketing and the development of medical device products, and has contacts which will be of use to the Company. Under the terms of the agreement, which the Company has the right to terminate with 30 days notice, Mr. Ginder was to receive $60,000 cash, payable monthly, and 18,000,000 restricted shares of common stock of the Company. The stock has been valued by the Company at $360,000 and is being amortized over the life of the agreement as share-based compensation expense. On June 22, 2011, the Company and Mr. Ginder entered into an Amendment

VYCOR MEDICAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2011
(unaudited)

13. CONSULTING AND OTHER AGREEMENTS (Continued)

to the Consulting Agreement. Pursuant to this amendment, the Company issued to Mr. Ginder an additional 2,666,667 shares of the Company’s common stock in lieu of the $60,000 cash due under the Consulting Agreement. The $60,000 value of the additional shares is also being amortized as share-based compensation over the life of the agreement. For the six months ended June 30, 2011, aggregate compensation recognized in respect of the Consulting Agreement, as amended, was $91,720.

Supplement to Consulting Agreement with Fountainhead Capital Management Limited

On May 12, 2011, the Company entered into a Supplement to a prior Consulting Agreement with Fountainhead entered into on February 10, 2010 (amended September 29, 2010) to recognize Fountainhead’s expanded responsibilities as a result of the acquisition by the Company of the assets of NovaVision, Inc. Under the terms of the Supplement, commencing January 1, 2011 the Company will pay to Fountainhead an additional monthly retainer of $29,000. This additional monthly retainer shall be accrued and paid out to Fountainhead at the option of Fountainhead as follows: (i) in Vycor stock at any time at $0.0225 per share; or (ii) in cash following the closing of a fundraising of no less than $2.5 million or on the sale of the Company or a substantial part of the assets thereof at any time after June 30, 2011. Notwithstanding, Fountainhead shall have the option to receive up to $5,000 of the additional monthly retainer in cash each month, commencing April 1, 2011. In addition, the term of the Consulting Agreement was extended to May 5, 2013. Other than as supplemented, the Consulting Agreement remains in full force and effect according to its terms.

Consulting Agreement with GreenBridge Capital Partners, IV, LLC

On June 3, 2011,the Company entered into a Consulting Agreement with GreenBridge Capital Partners, IV, LLC, a Delaware limited liability company (“GreenBridge”), to provide consulting and advisory services to the Company. Under the terms of this agreement GreenBridge is to receive up to 15,500,000 shares of the Company’s Common Stock. Said shares are subject to a Company repurchase option, which may be exercised within specified time periods at the Company’s sole discretion.

Consulting Agreement with Burnham Hill Advisors LLC

The Company entered into a Consulting Agreement dated June 6, 2011 with Burnham Hill Advisors LLC (“BHA”) under which BHA shall provide, for a period of six months, financial and strategic advice to the Company. BHA shall receive fees of $10,000 per month and received 1,000,000 restricted shares of the Company’s Common Stock.

14. RELATED PARTY TRANSACTIONS

In January, February and March 2011 the Company issued unsecured, subordinated loan notes to Fountainhead for a total of $99,000. The loan notes are subordinated to the Company’s secured debentures, bear interest at a rate of 6% and are due May 30, 2011.

In January and February 2011 the Company issued unsecured, subordinated loan notes to Peter Zachariou, a director of the Company for a total of $55,000. The loan notes are subordinated to the Company’s secured debentures, bear interest at a rate of 6% and are due on demand.

In February 2011 the Company issued an unsecured, subordinated loan note to David Cantor, a director of the Company for $10,000. The loan notes are subordinated to the Company’s secured debentures, bear interest at a rate of 6% and are due on demand.

On May 6, 2011, the Company entered into a Supplement to a prior Consulting Agreement with Fountainhead entered into on February 10, 2010 (amended September 29, 2010) to recognize Fountainhead’s expanded responsibilities as a result of the acquisition by the Company of the assets of NovaVision, Inc. Under the terms of the Supplement, commencing January 1, 2011 the Company will pay to FCM an additional monthly retainer

VYCOR MEDICAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2011
(unaudited)

14. RELATED PARTY TRANSACTIONS (Continued)

of $29,000. This additional monthly retainer shall be accrued and paid out to Fountainhead at the option of Fountainhead as follows: (i) in Vycor stock at any time at $0.0225 per share; or (ii) in cash following the closing of a fundraising of no less than $2.5 million or on the sale of the Company or a substantial part of the assets thereof at any time after June 30, 2011. Notwithstanding, Fountainhead shall have the option to receive up to $5,000 of the additional monthly retainer in cash each month, commencing April 1, 2011. In addition, the term of the Consulting Agreement was extended to May 5, 2013. Other than as supplemented, the Consulting Agreement remains in full force and effect according to its terms.

Under the terms of a Consulting Agreement dated February 10, 2010 with Fountainhead, the Company was required to issue to Fountainhead fully vested warrants to purchase an additional 39,063,670 shares of the Company’s Common Stock, at a price of $0.0125 per share should new funding totaling $3 million in aggregate in Common Stock of Vycor or in securities convertible into Common Stock of Vycor at a price of no less than $0.0125 per share of Common Stock be closed during the term of the Consulting Agreement. These warrants became issuable upon completion of the Preferred Offering and were issued in June 2011.

On June 6, 2011, in connection the Preferred Offering, Fountainhead agreed to extend to maturity of debentures totaling $931,362 to December 31, 2012. At the same time, Peter Zachariou, a director of the Company, agreed to extend the maturity of debentures totaling $300,000 to the same date.

15. SUBSEQUENT EVENTS

Preferred Stock Subscriptions

On August 4, 2011, the Company completed a final closing of the Preferred Offering (the “Final Closing”) with the sale of an additional 13.2 Units to Investors for aggregate proceeds of $660,000. An additional 13.2 shares of Series C Convertible Preferred Stock convertible into 29,333,330 shares of the Company’s Common Stock and Warrants to purchase 14,666,665 shares of the Company’s Common Stock were issued in connection with the Final Closing. An aggregate of 60 Units were sold to Investors in the First Closing, Second Closing and Final Closing of the Preferred Offering for total proceeds of $3,000,000. A total of 60 shares of Series C Convertible Preferred Stock, convertible into an aggregate of 133,333,324 shares of Common Stock, and Warrants to purchase 66,666,666 shares of the Company’s Common Stock.

Common Stock and Warrant Issuance

In August 2011 the Company issued 154,640 shares of Common Stock (valued at $5,000) to Steven Girgenti, 78,301 shares of Common Stock to Alvaro Pascale-Leone (valued at $3,125) and 428,571 shares of Common Stock (valued at $10,000) to McCombie Group, LLC in respect of consulting agreements.

In August 2011 the Company issued Warrants to purchase 2,300,000 shares of Company common stock at an exercise price of $0.03 per share for a period of three years to Millennium Capital Corporation in respect of consulting and advisory services.

Agreement with Partizipant, LLC

On July 31, 2011, the Company entered into an Agreement (the “Agreement”) with Partizipant, LLC, a Delaware limited liability company (“Partizipant”), to provide a broad range of investor relations and public relations services as more particularly described in the Agreement, a copy of which is attached as Exhibit 10.1 to the Company’s Current report on Form 8-K filed on August 4, 2011. Pursuant to the Agreement, the Company agreed to pay Partizipant a one-time payment of $300,000.

Agreement with Greenbridge Capital Partners IV, LLC

On August 18, 2011, the Company agreed with GreenBridge Capital Partners IV, LLC (“GreenBridge”) to amend the Consulting Agreement between the parties dated as of June 3, 2011 (“Consulting Agreement”) to modify the

VYCOR MEDICAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2011
(unaudited)

15. SUBSEQUENT EVENTS (Continued)

dates for exercise of the Company’s repurchase option related to the shares delivered to Greenbridge pursuant to the terms of the Agreement. Specifically, the parties agreed that, of the 15,500,000 shares delivered to GreenBridge, the Company would have the option to repurchase 5,166,666 of the shares prior to November 30, 2011 and an additional 5,166,667 shares prior to February 28, 2012. The remaining 5,000,000 shares are not subject to a repurchase option. The shares which are the subject of the repurchase option are to be held in escrow by a third party. In all other respects, the original Consulting Agreement remains in full force and effect as written.

Loan Agreements

On October 25, 2011 the term note of $350,000 to EuroAmerican Investment Corp. due September 25, 2011 was extended to December 10, 2011.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution

Although we will receive no proceeds from the sale of shares pursuant to this prospectus, we have agreed to bear the costs and expenses of the registration of the shares. Our expenses in connection with the issuance and distribution of the securities being registered are estimated as follows:

Nature of expense	Amount
SEC Registration fee	$435.00
Accounting fees and expenses	$5,000.00
Legal fees and expenses	$5,000.00
Printing expenses	$2,000.00
Miscellaneous	$1,000.00
TOTAL	$13,435.00

All amounts are estimates other than the Securities and Exchange Commission’s registration fee. We are paying all expenses of the offering listed above through advances to the Company by the Company’s founding shareholders. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14.    Indemnification of Directors and Officers

Pursuant to our Certificate of Incorporation and By-Laws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The prior discussion of indemnification in this paragraph is intended to be to the fullest extent permitted by the laws of the State of Delaware.

Indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions. However, we are informed that, in the opinion of the Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

Item 15.    Recent Sales of Unregistered Securities

Below is a list of securities sold by us from January 1, 2010 to the present date which were not registered under the Securities Act.

Name of Purchaser	Date of Sale	Title of Security	Amount of Securities Sold	Consideration
Fountainhead Capital Management Limited	January 11, 2010	Common Stock	531,376,500	Debenture Exchange
Jodi Yeager	January 11, 2010	Common Stock	4,000,000	Debenture Conv.
Panamerica Capital Group, Inc.	January 11, 2010	Common Stock	8,787,600	Debenture Conv.
Hyperlink Media, LLC	January 11, 2010	Common Stock	9,187,600	Debenture Conv.
Karen Ginder	January 11, 2010	Common Stock	10,320,000	Debenture Conv.
Accessible Development Corp.	January 11, 2010	Common Stock	4,000,000	Debenture Conv.

Name of Purchaser	Date of Sale	Title of Security	Amount of Securities Sold	Consideration
Altitude Group, LLC	January 11, 2010	Common Stock	16,000,000	Debenture Conv.
Mario Zachariou	January 11, 2010	Common Stock	6,000,000	Debenture Conv.
Anthony Cantor	January 11, 2010	Common Stock	6,000,000	Debenture Conv.
SLJ Consulting Corp	January 12, 2010	Series B. Pref.	80,000	$80,000
Joseph Simone	January 12, 2010	Series B. Pref.	80,000	$35,000
Steven Girgenti	February 23, 2010	Common Stock	800,000	Professional services
Kenneth D. Watkins	March 11, 2010	Series B. Pref.	25,000	$25,000
Jane G. Ellis	April, 2010	Common Stock	6,666,667	$100,000
Gregory Sichenzia	April 2010	Common Stock	934,986	Professional Services
Joe Simone	April 2010	Common Stock	750,000	Professional services
Myles F. Wittenstein	May 2010	Common Stock	3,300,000	$49,500
Guri Dauti	May 2010	Common Stock	2,333,333	$35,000
Stanley Katz	May 2010	Common Stock	3,000,000	$45,000
Stanley Katz	May 2010	Common Stock	3,000,000	$45,000
Duane John Renfro	May 2010	Common Stock	3,333,333	$50,000
Glenn Fleischacker	May 2010	Common Stock	3,333,333	$50,000
Datavision Computer Video, Inc.	May 2010	Common Stock	1,666,667	$25,000
Thomas Ambrose	May 2010	Common Stock	3,333,333	$50,000
Jack Lens	May 2010	Common Stock	3,333,333	$50,000
IRA Services Trust Company	May 2010	Common Stock	13,333,333	$200,000
Falcon Partners BVBA	May 2010	Common Stock	3,333,333	$50,000
Konstantin Slavin	July 2010	Common Stock	262,500	Professional services
Ramon Rak	July 2010	Common Stock	300,000	Professional Services
Steven Girgenti	July 2010	Common Stock	250,000	Professional services
Sal & Kathryn DeMarco	July 2010	Common Stock	4,241,072	$76,250
Jarvis D & Molly Littlefield	August 2010	Common Stock	2,857,143	$50,000
Berardino Investment Group	August 2010	Common Stock	1,428,571	$25,000
Panayiotis Panayiotou	August 2010	Common Stock	571,429	$10,000
Simon Becker	August 2010	Common Stock	6,285,714	$110,000
Richard H. Lawson	September 2010	Common Stock	1,428,571	$25,000
SLJ Consulting	September 2010	Common Stock	6,548,515	Preferred Conversion
Joe Simone	September 2010	Common Stock	3,139,463	Preferred Conversion
Kenny Watkins	September 2010	Common Stock	2,080,219	Preferred Conversion
Sal & Kathryn DeMarco	October 2010	Common Stock	2,285,714	$40,000
Sal & Kathryn DeMarco	November 2010	Common Stock	1,714,286	$30,000
Steven Girgenti	November 2010	Common Stock	250,000	Professional services
Myles F. Wittenstein	November 2010	Common Stock	2,631,579	$50,000
Brunella Jacs LLC	November 2010	Common Stock	2,631,579	$50,000
Dr. Sam Fox	November 2010	Common Stock	2,631,579	$50,000
Neil A. Weiss	December 2010	Common Stock	5,263,158	$100,000
Stephen Nicholas Bunzl	December 2010	Common Stock	7,894,737	$150,000
Peter Lawrence	December 2010	Common Stock	2,631,579	$50,000

Name of Purchaser	Date of Sale	Title of Security	Amount of Securities Sold		Consideration
Stephen Rathkopf	January 2011	Common Stock	1,000,000		$19,000
Steven Girgenti	January 2011	Common Stock	250,000		Professional services
Datavision Computer Video, Inc.	February 2011	Common Stock	1,315,789		$25,000
Dr. Wayne Fleischacker	February 2011	Common Stock	5,263,158		$100,000
Jerrald Ginder	April 2011	Common Stock	18,000,000		$360,000
Ilex Investments, LP	April 2011	Common Stock	8,888,888		$200,000
Carol Tambor	April 2011	Common Stock	2,222,222		$50,000
Neil Weiss	April 2011	Common Stock	4,444,444		$100,000
Myles Wittenstein	April 2011	Common Stock	2,222,222		$50,000
Duane John Renfro	April 2011	Common Stock	2,222,222		$50,000
Stephen Nicholas Bunzl	April 2011	Common Stock	2,222,222		$50,000
Jack Lens	April 2011	Common Stock	2,222,222		$50,000
Robert Crames	May 2011	Common Stock	2,222,222		$50,000
Sal & Kathryn DeMarco	May 2011	Common Stock	1,111,111		$25,000
Steven Girgenti	May 2011	Common Stock	222,222		Professional Services
Maurice Reissman	May 2011	Common Stock	4,444,444		$100,000
GreenBridge Capital Partners IV, LLC	June 2011	Common Stock	15,500,000		Consulting Services
Matthew Balk	June 2011	Common Stock	700,000		Financial Advisory Services
Jason Adelman	June 2011	Common Stock	200,000		Financial Advisory Services
Daniel Schneiderman	June 2011	Common Stock	100,000		Financial Advisory Services
Dashka Solanky	June 2011	Common Stock	888,889		$20,000
Berardino Investment Group	June 2011	Common Stock	2,167,902		Debenture Conversion
Jerrald Ginder	June 2011	Common Stock	2,666,667		Debt Conversion
Alvaro Pascale Leone	August 2011	Common Stock	78,300		Services
Steven Girgenti	August 2011	Common Stock	154,600		Professional Services
McCombie Group, LLC	August 2011	Common Stock	428,571		Consulting Services
MKM Opportunity Master Fund, Ltd	June 7, 2011	Series C Preferred Stock	3.0	*	$250,000
Andrew Mitchell	June 7, 2011	Series C Preferred Stock	.5	*	$25,000
Matthew Balk	June 7, 2011	Series C Preferred Stock	.8	*	$40,000
Daniel Balk	June 7, 2011	Series C Preferred Stock	1.1	*	$55,000
David Balk	June 7, 2011	Series C Preferred Stock	1.1	*	$55,000
Daniel Schneiderman	June 7, 2011	Series C Preferred Stock	.45	*	$22,500
Jonathan Balk	June 7, 2011	Series C Preferred Stock	.5	*	$25,000

Name of Purchaser	Date of Sale	Title of Security	Amount of Securities Sold		Consideration
Richard L. Hoffman	June 7, 2011	Series C Preferred Stock	.45	*	$22,500
Robert I and Sandra S Neborsky Living Trust	June 7, 2011	Series C Preferred Stock	2.0	*	$100,000
Skriloff Family Irrevocable Trust F/B/O Samuel Skriloff	June 7, 2011	Series C Preferred Stock	.1	*	$5,000
Skriloff Family Irrevocable Trust F/B/O Olivia Skriloff	June 7, 2011	Series C Preferred Stock	.1	*	$5,000
Jason Adelman	June 7, 2011	Series C Preferred Stock	1.8	*	$90,000
Robert and Amy Bernstein	June 7, 2011	Series C Preferred Stock	.5	*	$25,000
Dick F. Chase, Jr.	June 7, 2011	Series C Preferred Stock	2	*	$100,000
Boris and Alexandra Smirnov	June 7, 2011	Series C Preferred Stock	2	*	$100,000
Nadegda Kassatkina	June 7, 2011	Series C Preferred Stock	2	*	$100,000
Irina Pavlova	June 7, 2011	Series C Preferred Stock	1	*	$50,000
Jeffrey J and Jennifer S. Clayton	June 7, 2011	Series C Preferred Stock	1	*	$50,000
Greenbridge Capital Partners IV, LLC	June 7, 2011	Series C Preferred Stock	1.5	*	$75,000
Core Capital IV Trust	June 7, 2011	Series C Preferred Stock	1.5	*	$75,000
Rolant Investments Limited	June 7, 2011	Series C Preferred Stock	6	*	$300,000
David Wiener	June 28, 2011	Series C Preferred Stock	1	*	$50,000
One East Partners Opportunity L.P.	June 28, 2011	Series C Preferred Stock	2.7	*	$135,000
One East Partners Master L.P.	June 28, 2011	Series C Preferred Stock	5.3	*	$265,000
Narang Family Partnership, LP	June 28, 2011	Series C Preferred Stock	.5	*	$25,000
Hugh Scott Campbell	June 28, 2011	Series C Preferred Stock	.2	*	$10,000
Fraser Campbell	June 28, 2011	Series C Preferred Stock	.2	*	$10,000
Sean Campbell	June 28, 2011	Series C Preferred Stock	.5	*	$25,000
Dr. Wayne Fleischacker	June 28, 2011	Series C Preferred Stock	2	*	$100,000

Name of Purchaser	Date of Sale	Title of Security	Amount of Securities Sold		Consideration
Dr. Glenn Fleischacker	June 28, 2011	Series C Preferred Stock	1	*	$50,000
Jane Ellis	June 28, 2011	Series C Preferred Stock	2	*	$100,000
Duane Renfro	August 4, 2011	Series C Preferred Stock	1	*	$50,000
Guri Dauti	August 4, 2011	Series C Preferred Stock	1	*	$50,000
Matteo Joseph Rosselli	August 4, 2011	Series C Preferred Stock	1	*	$50,000
Sarah Benveniste	August 4, 2011	Series C Preferred Stock	1	*	$50,000
Steven Reichbach	August 4, 2011	Series C Preferred Stock	1	*	$50,000
Dr. Glenn Fleischacker	August 4, 2011	Series C Preferred Stock	1	*	$50,000
Myles Wittenstein	August 4, 2011	Series C Preferred Stock	1	*	$50,000
Neil Weiss	August 4, 2011	Series C Preferred Stock	1	*	$50,000
Randolf Kahn	August 4, 2011	Series C Preferred Stock	1	*	$50,000
Dr. Wayne Fleischacker	August 4, 2011	Series C Preferred Stock	2	*	$100,000
Marc S Cohen	August 4, 2011	Series C Preferred Stock	2.2	*	$110,000
Marc S Cohen	August 26, 2011	Series C Preferred Stock	3.8	*	$190,000
Joseph Simone	September 30, 2011	Common Stock	510,000		Consulting Services

*	Units comprising one share of Series C Convertible Preferred Stock convertible into 2,222,222 shares of common stock and a warrant to purchase 1,111,111 shares of common stock at $0.0225 per share

The securities issued in the abovementioned transactions were issued in connection with private placements exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, pursuant to the terms of Section 4(2) of that Act and Rule 506 of Regulation D.

Item 16.    Exhibits

Exhibit No.	Description
3.1(a)	Certificate of Incorporation of Vycor Medical, Inc. (filed with Form S-1 on September 7, 2011)
3.1(b)	Certificate of Amendment to Certificate of Incorporation of Vycor Medical, Inc. dated as of January 11, 2010 (filed with Form S-1 on September 7, 2011)
3.1(c)	Certificate of Amendment to Certificate of Incorporation of Vycor Medical, Inc. dated as of July 20, 2010 (filed with Form S-1 on September 7, 2011)
3.2	Bylaws of Vycor Medical, Inc. (filed with Form S-1 on September 7, 2011)
5.1*	Legal Opinion of Legal Robert Diener, Esq.

Exhibit No.	Description
23.1*	Legal Opinion of Legal Robert Diener, Esq. (included with Exhibit 5.1)
23.2	Consent of Independent Auditors (filed with Form S-1 on September 7, 2011)

*	filed herewith

Item 17.    Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; Provided however, That:

(A)	Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B)	Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B:

A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boca Raton in the State of Florida on the 2 6th day of October , 2011.

Vycor Medical, Inc.
(Registrant)

By:	/s/ Kenneth T. Coviello
Kenneth T. Coviello
Chief Executive and Director (Principal Executive Officer)

Date	October 26 , 2011

By:	/s/ Adrian Liddell
Adrian Liddell
Chairman of the Board and Director
(Principal Financial and Accounting Officer)

Date	October 26 , 2011

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following person on behalf of the registrant and in the capacity and on the date indicated.

By:	/s/ Kenneth T. Coviello
Kenneth T. Coviello
Chief Executive and Director (Principal Executive Officer)

Date	October 26 , 2011

By:	/s/ Heather Vinas
Heather Vinas
Director

Date	October 26 , 2011

By:	/s/ Pascale Mangiardi
Pascale Mangiardi
Director

Date	October 26 , 2011

By:	Steven Girgenti
Director

Date	October 26 , 2011

By:	/s/ Adrian Christopher Liddell
Adrian Christopher Liddell
Chairman of the Board and Director (Principal Financial and Accounting Officer)

Date	October 26 , 2011

By:	/s/ David Marc Cantor
David Marc Cantor
President and Director

Date	October 26 , 2011

By:	/s/ Peter C. Zachariou
Peter C. Zachariou
Executive Vice President and Director

Date	October 26 , 2011

EXHIBIT LIST

Exhibit No.	Description
3.1(a)	Certificate of Incorporation of Vycor Medical, Inc. (filed with Form S-1 on September 7, 2011)
3.1(b)	Certificate of Amendment to Certificate of Incorporation of Vycor Medical, Inc. dated as of January 11, 2010 (filed with Form S-1 on September 7, 2011)
3.1(c)	Certificate of Amendment to Certificate of Incorporation of Vycor Medical, Inc. dated as of July 20, 2010 (filed with Form S-1 on September 7, 2011)
3.2	Bylaws of Vycor Medical, Inc. (filed with Form S-1 on September 7, 2011)
5.1 *	Legal Opinion of Legal Robert Diener, Esq.
23.1 *	Legal Opinion of Legal Robert Diener, Esq. (included with Exhibit 5.1)
23.2	Consent of Independent Auditors (filed with Form S-1 on September 7, 2011)

*	filed herewith